AMENDMENT TO THE
                        EQUITABLE SECURITIES CORPORATION
                               PROFIT SHARING PLAN

        THIS AMENDMENT is made on this 13th day of October, 1999, by SunTrust Equitable Securities Corporation (the "Company") to the Equitable Securities Corporation Profit Sharing Plan (the "Plan"), to be effective December 31, 1999.

        WHEREAS, the Company, formerly known as the Equitable Securities Corporation, established the Plan effective July 1, 1975 for the benefit of its eligible employees; and

        WHEREAS, the Company was acquired by SunTrust Banks, Inc. effective on January 2, 1998, and it is anticipated that the eligible employees of the Company will be able to participate in the retirement and welfare benefit plans of SunTrust Banks, Inc. on or after January 1, 2000; and

        WHEREAS, the Company intends to maintain the Plan indefinitely for the benefit of current participants and their beneficiaries, but desires to eliminate all future contributions to the Plan.

        NOW, THEREFORE, the Plan is hereby amended to cease all contributions effective for periods after December 31, 1999.

        IN WITNESS WHEREOF, the undersigned officer of the Company has executed this instrument on behalf of the Company, pursuant to authorization of the board of directors of the Company, on the date first written above.

                                       SUNTRUST EQUITABLE SECURITIES CORPORATION

                                       By: /s/ William P. Johnston
                                           ------------------------

                                       Its: Chief Executive Officer
                                            -----------------------

                                 FIRST AMENDMENT
                                     TO THE
                           ADOPTION AGREEMENT FOR THE
                        EQUITABLE SECURITIES CORPORATION
                         PROFIT-SHARING PLAN AND TRUST

        WHEREAS, Equitable Securities Corporation (hereinafter referred to as "Employer") adopted the Adoption Agreement and the provisions of the First American Corporation Prototype Defined Contribution Plan and Trust for the benefit of its employees, titled the Equitable Securities Corporation Profit-Sharing Plan; and

        WHEREAS, the Employer reserved the right to amend the Adoption Agreement; and

        WHEREAS, the Employer wishes to amend the Adoption Agreement to change the Plan Year end from June 30 to December 31;


        NOW, THEREFORE, the Plan is hereby amended as follows:

                                       I.

        Delete Item 1(c)) in its entirety and substitute in lieu thereof the following:

        (c) For periods of time before July 1, 1988, the Plan Year shall end on June 30. For periods of time after December 31, 1988, the Plan Year shall end on December 31.

                                      II.

        The effective date of this Amendment is July 1, 1988.

                                      III.

        In all other respects, the Plan is hereby ratified and confirmed.

        IN WITNESS WHEREOF, this Amendment is executed this 29th day of December, 1988.

                                   EQUITABLE SECURITIES CORPORATION,
                                        EMPLOYER

ATTEST:

/s/ William P. Johnston            By: /s/ William H. Cammack
----------------------------           --------------------------
Secretary                              Chief Executive Officer


                                   FIRST AMERICAN TRUST COMPANY,
                                        N.A., TRUSTEE

ATTEST:

                                   By: /s/ Barbara Shoulders
                                       --------------------------
/s/ Sharon R. Orman                Title: Trust Officer
-----------------------------             -----------------------

                        EQUITABLE SECURITIES CORPORATION

                 PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST
                               ADOPTION AGREEMENT
                                  SAVINGS PLAN

                                   ADOPTED BY

                        Equitable Securities Corporation
--------------------------------------------------------------------------------
                               (Name of Employer)

                                     AS THE

                        Equitable Securities Corporation
                               Profit Sharing Plan
--------------------------------------------------------------------------------
                                 (Name of Plan)

                     Adoption Agreement #006 (Standardized)
                  Defined Contribution Basic Plan Document #01

                              ADOPTION INFORMATION

        THIS ADOPTION AGREEMENT, and the provisions of the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust, are hereby adopted by the Employer named hereinafter in order to establish a qualified plan and trust for the exclusive benefit of participating Employees of the Employer and their beneficiaries,

Plan Name:     Equitable Securities Corporation
               -----------------------------------------------------------------

ITEM 1 PLAN INFORMATION.
        (a) The Employer hereby
            [ ] establishes the above-named Plan

            [x] amends, restates and continues the above-named Plan, which was
                originally effective on 7/1/75              ,
                                        --------------------

            [ ] amends, restates and continues as the above-named Plan the plan previously named the ________________________________________, which was originally effective on ___________________________,

            by adopting the EQUITABLE SECURITIES CORPORATION PROTOTYPE DEFINED
            CONTRIBUTION PLAN AND TRUST as established on      9/18/85     .
                                                          -----------------

        (b) The Effective Date of this Plan adoption or amendment shall be January 1, l992.
            ---------    --

        (c) The Plan Year shall end on December 31.
                                       -------------

        (d) The Limitation Year shall be [x] the Plan Year.

                                         [ ] the 12 consecutive month period
                                             ending on ____________________.

        (e) This Plan [ ] is [x] is not a Paired Plan.

        Paired Plans (specify):

            [ ] Equitable Securities Corporation Defined Contribution Basic Plan
                Document #01, Adoption Agreement #: ____________________

        (f) The Plan is a profit sharing plan which [x] does [ ] does not contain Elective Deferral Contributions. (Note: the "does" box should be elected only if Elective Deferral Contributions are allowed in Item 8(a)).

ITEM 2 EMPLOYER INFORMATION.

        The Employer furnishes the following information:

        Name Equitable Securities Corporation
             -------------------------------------------------------------------

        Business address: 511 Union Street, Suite 800, Nashville, TN 37219
                          ------------------------------------------------------

        Telephone number (including area code): (615) 780-9300
                                                --------------------------------

        Nature and principal location(s) of business: same as above
                                                      --------------------------

Four-digit business code number used on Form 5500:   6    7   4    9
                                                    ---  --- ---  ---

Date of incorporation or commencement of business: 7/1/72
                                                   -----------------------------

Employer's I.R.S. Employer Identification Number 62-087ll46
                                                 -------------------------------

Three-digit number assigned to the Plan:   0   0   1
                                          --- --- ---

Employer's tax year ends: 6/30
                          ------------------------------------------------------

Employer contributes to the following additional pension or profit sharing plans: n/a
       -------------------------------------------------------------------------
--------------------------------------------------------------------------------


Type of Entity:  [x] Corporation    [ ] S Corporation

            [ ] Sole Proprietorship [ ] Partnership [ ] Tax Exempt Organization

            [ ] Professional Corporation    [ ] Professional Association

Note: Tax Exempt Organizations may not elect Elective Deferral Contributions in Item 8(a).

ITEM 3 PLAN ADMINISTRATION.

The Trustee shall be

        (specify) Name: Equitable Trust Company
                        --------------------------------------------------------
        Address: 511 Union Street, Suite 800, Nashville, TN 37219
                 ---------------------------------------------------------------
        Telephone Number: (615)780-9318
                          ------------------------------------------------------

The Plan Administrator, whose duties are set forth in Article 9 of the Plan, and the agent for service of process shall be

[x] The Employer, Attn: Larry Smith
                        --------------------------------------------------------
Telephone Number: (615) 780-9300
                  --------------------------------------------------------------

[ ] Other (specify):
                     -----------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Telephone Number:
                     -----------------------------------------------------------
    Address:
            --------------------------------------------------------------------


ITEM 4 EMPLOYEE CLASSES EXCLUDED.

The following class(es) of Employees of the Employer and employers in the Controlled Group shall not be eligible to participate in the Plan:

[x] (a) No exclusions.

[ ] (b) Employees covered by a collective bargaining agreement between the Employer and representatives of such Employees in which retirement benefits were the subject of good faith bargaining, except as otherwise provided in the collective bargaining agreement. For this purpose, the term "representatives of such Employees" shall not include any organization more than 1/2 of whose members are Employees who are owners, officers or executives of the Employer.

Note: In this standardized plan Employees of all employers in the Controlled Group must be allowed to participate if they meet the age and service requirements and are not excluded under (b) above.

ITEM 5 ELIGIBILITY AND PARTICIPATION

(a) Eligibility: Employees shall become eligible to participate in the Plan upon satisfaction of the following age and/or service requirements:

(1) Age requirement (check one block):

    [ ] The Plan shall have no age requirement for eligibility,

    [x] Attainment of age   21    (note: not more than age 21).
                          ------
(2) Service requirement (check one block):

    [x] The Plan shall have no service requirement for eligibility.

    [ ]          (note: not more than 1*) Years of Service.
        --------
    [ ] the date        (note: not more than 12*) months after the day the
                 -------
        Employee was first employed by the Employer.

    *If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1989, then the service requirement for each such Plan Year shall be (note: the same as in the prior plan document).

          Each Employee who has satisfied the above age and service requirements as of the Effective Date of this adoption shall be eligible to become a Participant on the Effective Date. If this is an amendment of a plan, no Employee who has been a Participant under the Plan prior to this amendment and who is otherwise eligible to participate in this Plan shall be excluded from participation because of failure to satisfy the above age and service requirements.

     (b) Entry into Participation: An Employee who has satisfied the requirements for eligibility set out in (a) above shall become a Participant in the Plan on the entry date (as defined in this Item 5(b)) coincident with or immediately following the date on which he satisfies the eligibility requirements.

          The Plan shall have (check one block):

     [ ] An annual entry date (the Anniversary Date). (Note: You can elect an annual entry date only if the Plan's age requirement is 20-1/2 or less and the Plan's service requirement is 6 months or less.)

     [ ] Semi-annual entry dates (the Anniversary Date and the day 6 months after the Anniversary Date).

     [ ] Quarterly entry dates (the Anniversary Date and the days 3, 6, and 9 months after the Anniversary Date).

     [ ]  Monthly entry dates (the first day of each calendar month).

     [x]  Daily entry dates.

ITEM 6 MEASURING SERVICE.
-------------------------

     Service shall be determined for all purposes under the Plan on the basis selected as follows. (Note: only one method may be selected. The method selected shall be applied to all Employees covered under the Plan.)

     Counting Hours of Service

     Hours of Service shall be counted:

     [xl (a) On the basis of actual hours for which an Employee is paid or entitled to payment.

     [ ] (b) On the basis of days worked: an Employee shall be credited with 10
             Hours of Service if under Section 1.31 of the Plan such Employee would be credited with at least 1 Hour of Service during the day.

     [ ] (c) On the basis of weeks worked: an Employee shall be credited with 45
             Hours of Service if under Section 1.31 of the Plan such Employee would be credited with at least 1 Hour of Service during the week.

     [ ] (d) On the basis of semi-monthly payroll periods: an Employee shall be credited with 95 Hours of Service if under Section 1.31 of the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

     [ ] (e) On the basis of months worked: an Employee shall be credited with 190 Hours of Service if under Section 1.31 of the Plan such Employee would be credited with at least 1 Hour of Service during the month.

     Elapsed Time
     ------------

     Instead of counting Hours of Service, Service under the Plan shall be determined:

     [ ] (f) On the basis of "elapsed time," as provided for in Section 1.31 of the Plan.

ITEM 7 COMPENSATION.
--------------------

     (a) Compensation shall mean all of each Participant's (select one)

     [x] W-2 earnings

     [ ] total "compensation" (as that term is defined in Section 4.07(e)(2))

     which is actually paid to the Participant during the Plan Year.

     Note:   Compensation for a Self-Employed Individual shall mean Earned
     ----    Income as defined in Section 1.15.

     (b) Compensation

          [ ] shall include

          [x] shall not include

          employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under a 401(k) plan (including this Plan, if applicable), a cafeteria plan pursuant to Code Section 125, a simplified employee pension (SEP) pursuant to Code Section 402(h) or a tax sheltered annuity pursuant to Code Section 403(b).

     (c) [x] Maximum: For purposes of the Plan, Compensation for any year shall be limited to $ 200,000.00.
                            -----------
     (d) Compensation of a Participant for purposes of Item ll (a) shall include:

          [ ] his Compensation for the entire Plan Year.

          [ ] only his Compensation for the portion of the Plan Year during which he was a Participant.

          [ ] only his Compensation for the portion of the Plan Year commencing with the first day of the month during which he became a Participant.

     Note:   The above definition in Items 7(a) through (c) will apply as of the
     ----    Effective Date of this adoption or amendment; provided, however, that if this is an amendment of the Plan for the changes required by the Tax Reform Act of 1986, then (i) the above definition will first apply as of the first Plan Year beginning after the adoption of this amendment, and (ii) the definition of "Compensation" for earlier Plan Years to which this Adoption Agreement applies shall be the definition from the prior plan document, which shall be incorporated herein by reference.

     (e) For Plan Years beginning before the later of January 1, 1992 and the date that is 60 days after the publication of final regulations, Compensation used in determining the Average Deferral Percentage under
         Section 3.05 and the Average Contribution Percentage under Section 3.06 [ ] shall [ ] shall not be limited to Compensation received by the Participant during the period for which he is a Participant.

ITEM 8 EMPLOYER CONTRIBUTIONS AND FORFEITURES.
----------------------------------------------

     Contributions Made by the Employer.
     -----------------------------------

     Matching Contributions, Employer Contributions and Qualified Matching Contributions shall be (elect one) [ ] out of Net Profits [X] without regard to Net Profits.

     (a) Elective Deferral Contributions. Elective Deferral Contributions are "pre-tax" contributions made by Participants; however, they are technically considered contributions made by the Employer. They are always 100% vested.

          (1) Elective Deferral Contributions to the Plan

               [ ] shall not be allowed.

               [x] shall be allowed. (If this item is checked complete (2)
                   through (6) below).

          (2) A Participant may elect to have his or her Compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the Plan Administrator (check applicable boxes and fill in blanks):

               [x] a percentage of Compensation of not less than 0% and not more than 15%.

                    [ ] The Participant's elective deferral percentage must be in whole percentages.

               [ ] a dollar amount not less than $_______each pay period and not more than_____% of Compensation.

          Elective Deferral Contributions made on behalf of a Participant in any taxable year may not exceed

          [x] $7,000 as adjusted annually pursuant to Code Section 402(g).

                [ ] $___ (note: if you want to apply a lower dollar limit insert a dollar amount not exceeding the $7,000 limit under Code
                    Section 402(g)).

          (3) A Participant's Elective Deferral Contributions shall be based on total Compensation as defined in Item 7(a) while a Participant; provided, however, that Elective Deferral Contributions [x] shall [ ] shall not be based on bonuses. If Elective Deferral Contributions shall be based on bonuses then in order to have Elective Deferral Contributions based on bonuses a Participant
              [ ] does [ ] does not need to make a special election.

          (4) A Participant may elect to begin Elective Deferral Contributions as of the first payroll period following: (elect each one that applies)

              [ ] the first day of the Plan Year.

              [ ] the first day of the seventh month of the Plan Year (note: for example, if the Plan Year is a calendar year this would be July 1st).

              [x]     any date.

              [ ] other:________________________________________________________
                        ________________________________________________________

          (5) A Participant's election to have Elective Deferral Contributions begin shall remain in effect until changed or terminated.

              A Participant may make a written election to change the amount or percentage of his or her future Elective Deferral Contributions as of the first payroll period following: (elect each one that applies)

              [ ] the first day of the Plan Year.

              [X] the first day of the seventh month of the Plan Year (note: for example, if the Plan Year is a calendar year this would be July 1st).

              [ ] other:________________________________________________________
                        ________________________________________________________

          (6) Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 (specify a date before April 15).

     (b) Matching Contributions. Matching Contributions are contributions made by the Employer, the amounts of which are based on the amount of Elective Deferral Contributions and/or Employee (after-tax) Contributions (depending on the Employer's elections) which the Participant makes. Matching Contributions may be subject to a vesting schedule.

          (1) The Employer [x] shall [ ] shall not make Matching Contributions to the Plan on behalf of certain Participants who make ~eligible contributions.. (If Matching Contributions shall be made complete items (2) through (5) below.)

          (2) "Eligible contributions" shall include (elect one or both, as applicable)

              [x] Elective Deferral (Pre-Tax) Contributions.

              [ ] Employee (After-Tax) Contributions.

          (3) Matching Contributions shall be made on behalf of [ ] all Participants [x] only Non-Highly Compensated Participants who (elect one):

              [ ] make eligible contributions during the Plan Year.

              [x] make eligible contributions during the Plan Year and satisfy the service requirements of Section 4.01(c), subject to the election in Item 12 regarding termination during the year.

          (4) The Employer shall make the following amount of Matching Contributions on behalf of "eligible Participants" as defined in
              Item 8(b)(3) above (elect one and fill in blanks):

              [ ] an amount equal to ___ percent of the portion of the eligible contributions of each eligible Participant for the Plan Year which does not exceed ___ percent of the Participant's Compensation for the Plan Year

                                      PLUS

              an amount equal to ___ percent of the portion of the eligible contributions which exceeds ___ percent of the eligible Participant's Compensation for the Plan Year, but does not exceed ___ percent of the Participant's Compensation for the Plan Year.

              The Employer [ ] shall [ ] shall not have discretion to increase the contribution percentage.

              [ ] an amount equal to ___ percent of the first $___ of each eligible Participant's eligible contributions for the Plan Year

                                      PLUS

              an amount equal to ___ percent of the portion of the eligible contributions for the Plan Year which exceeds $___ of the Participant's eligible contributions for the Plan Year but does not exceed $___.

              The Employer [ ] shall [ ] shall not have discretion to increase the contribution percentage.

          [x] an amount which shall be determined at the discretion of the Employer; any amount so contributed shall be allocated among Participants based on matching amounts to be determined by Board of Directors annually

              [ ] each eligible Participant's eligible contributions not exceeding ___ percent of the Participant's Compensations for the Plan Year.

              [x] the first $2,000.00 of each eligible Participants eligible contributions for the Plan Year.

          (5) Matching Contributions shall be vested in accordance with the following schedule (elect one):

              [ ] 100% vested when made.

              [x] the general vesting schedule elected in Item 16.

              Note:   Choosing to make Matching Contributions 100% vested is not
              ----    sufficient to allow them to be used in the ADP special
                      nondiscrimination test. If you want matching-type contributions to be used in the ADP test, you should elect
                      Qualified Matching Contributions under 8(d) below.

     (c) Qualified Non-elective Contributions. Qualified Non-elective Contributions are contributions made by the Employer which are used to help the Plan pass the special nondiscrimination test. The amount of Qualified Non-elective Contributions made for each Plan Year shall be determined by the Employer. Qualified Non-elective Contributions are always 100% vested.

          (1) The Employer [ ] may [x] may not make Qualified Non-elective Contributions to the Plan. (If Qualified Non-elective Contributions shall be made complete items (2) and (3) below.)

          (2) Qualified Non-elective Contribution shall be made on behalf of [ ] all Employees [ ] only Non-Highly Compensated Employees who (elect one):

              [ ] are eligible to make Elective Deferral Contributions at any time during the Plan Year.

              [ ] satisfy the service requirements of Section 4.01(c), subject to the election in Item 12 regarding termination during the year.

          (3) Qualified Non-elective Contributions shall be allocated to the Qualified Non-elective Contributions Account of "eligible Employees" as defined in Item 8(c)(2) (elect one):

              [ ] In the ratio in which each eligible Employees Compensation for the Plan Year bears to the total Compensation of all eligible Employees for such Plan Year.

              [ ] In the ratio in which each eligible Employee's Compensation not in excess of $___ for the Plan Year bears to the total Compensation of all eligible Employees not in excess of $ ___ for such Plan Year.

     (d) Qualified Matching Contributions. Qualified Matching Contributions are contributions made by the Employer which are used to help the Plan pass the special nondiscrimination tests. The amount of the Qualified Matching Contribution is based on the amount of Elective Deferral Contributions which eligible Participants elect. Qualified Matching Contributions are always 100% vested.

         (1) The Employer [ ] shall [ ] shall not make Qualified Matching Contributions to the Plan on behalf of eligible Participants who make Elective Deferral Contributions. (If Qualified Matching Contributions shall be made complete items (2) and (3) below.)

         (2) Qualified Matching Contributions shall be made on behalf of [ ] all Participants [ ] only Non-Highly Compensated Participants who (elect one):

             [ ] make Elective Deferral Contributions during the Plan Year.

             [ ] make Elective Deferral Contributions during the Plan Year and satisfy the service requirements of Section 4.01(c), subject to the election in Item 12 regarding termination during the year.

         (3) The Employer shall make the following amount of Qualified Matching Contributions to "eligible Participants" as defined in Item 8(d)(2) (elect one):

             [ ] an amount equal to ___ percent of the portion of the Elective
                 Deferral Contributions of each eligible Participant for the Plan Year which does not exceed ___ percent of the Participant's Compensation for the Plan Year

                                      PLUS

                 an amount equal to ___ percent of the portion of the Elective Deferral Contributions which exceeds ___ percent of the eligible Participant's Compensation for the Plan Year, but does not exceed ___ percent of the Participant's Compensation for the Plan Year.

                 The Employer [ ] shall [ ] shall not have discretion to increase the contribution percentage.

             [ ] an amount equal to ___ percent of the first $___ of each eligible Participant's Elective Deferral Contributions for the Plan Year

                                      PLUS

                 an amount equal to ___ percent of the portion of the Elective Deferral Contributions for the Plan Year which exceeds $___ of the Participant's Elective Deferral Contributions for the
                 Plan Year but does not exceed $___.

                 The Employer [ ] shall [ ] shall not have discretion to increase the contribution percentage.

             [ ] a percentage which shall be determined at the discretion of the Employer based on

             [ ] each eligible Participant's Elective Deferral Contributions not exceeding ___ percent of the Participant's Compensations for the Plan Year.

             [ ] the first $___ of each eligible Participants Elective Deferral
                 Contributions for the Plan Year.

     (e) Employer Contributions. Employer Contributions are contributions made by the Employer which are profit sharing-type contributions. These contributions shall be subject to a vesting schedule.

         (1) The Employer [x] shall [ ] shall not make Employer Contributions to the Plan on behalf of eligible Participants. (If Employer Contributions shall be made, complete item (2) below.)

         (2) The amount of Employer Contributions made to the Plan for each Plan Year shall be (elect one):

             [x] such amount as the Employer, in its sole discretion, shall elect to contribute for the Plan Year.

             [ ] other (describe, but note: must be in accordance with
                 generally accepted accounting principles):_____________________
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________


     (f) Calendar Year Election. For purposes of determining which Employees are Highly Compensated Employees pursuant to Section 1.30 of the Plan, the Employer [x] shall [ ] shall not make the "look-back year calculation" on the basis of the calendar year ending with or within the applicable Plan Year, rather than the "look-back year."

         Note:   If the Plan Year is already a calendar year, then if you elect
         ----    "shall" above, you will not need to make separate look-back year and determination year calculations.

     Forfeitures.
     -----------

     (g) Forfeitures of Employer Contributions shall be (note: elect one):

         [x] allocated in the same manner as Employer Contributions.

         [ ] treated as if they are Employer contributions and thus reduce the amount otherwise to be made as an actual contribution by the Employer.

     (h) Forfeitures of Matching Contributions shall be (elect one):

         [ ] allocated in the same manner as Matching Contributions.

         [ ] treated as if they are Employer contributions and thus reduce the amount otherwise required as an actual contribution by the Employer.

     (i) If a Participant receives a distribution from his Employer Account or Matching Account upon termination of Service and is reemployed by the Employer before he incurs 5 consecutive Breaks in Service (or in Plan Years beginning before January 1, 1985, before he incurs a Break in Service), then he [ ] will be required [ ] will not be required to repay the entire amount of the distribution in order to have his Forfeiture reestablished under the Plan.

     Note:   See Item 16(d) for additional provisions affecting Forfeitures.
     ----

ITEM 9 PARTICIPANT CONTRIBUTIONS AND TRANSFERS.
-----------------------------------------------

     Participant Contributions.
     --------------------------

     The following Participant contributions may be made, subject to the provisions of Section 3.03 of the Plan,

     (a) Employee Contributions. Employee Contributions are nondeductible "after-tax" contributions made by Participants which are always 100% vested.

         (1) Employee Contributions to the Plan

                 [x] shall not be allowed.

                 [ ] shall be allowed but shall not be required for
                     participation in the Plan. (If this item is checked complete (2) through (6) below)

                 [ ] shall be required for participation in the Plan, in the amount of ___% of Compensation. (If this item is checked, complete (2) through (6) below)

         (2) Employee Contributions

                 [ ] shall be made regularly by payroll deduction, and shall share in investment Income for the Plan Year for which made.

                 [ ] shall be made as determined by the Participant, and [ ]
                     shall [ ] shall not share in investment Income for the Plan Year for which made.

         (3) A Participant may elect to contribute the following percent or amount of Compensation, as defined in Item 7(a) and subject to the exclusions in 7(c), per pay period (if contributions are made regularly by payroll deduction) or per Plan Year (if Employee Contributions are made as determined by the Participant):

             [ ] a percentage of Compensation of not less than____% and not more than____%.

                 [ ] The Participant's contribution percentage must be in whole percentages.

             [ ] a dollar amount not less than $_____ and not more than_____% of
                 Compensation.

         (4) A Participant may elect to begin Employee Contributions as of the first payroll period following: (elect each one that applies)

             [ ] the first day of the Plan Year.

             [ ] the first day of the seventh month of the Plan Year (note:
                 for example, if the Plan Year is a calendar year this would be July 1st).

             [ ] other:_________________________________________________________
                 _______________________________________________________________

         (5) A Participant's election to have Employee Contributions begin shall remain in effect until changed or terminated.

             A Participant may make a written election to change the amount or percentage of his or her Employee Contributions as of the first payroll period following: (elect each one that applies)

             [ ] the first day of the Plan Year.

             [ ] the first day of the seventh month of the Plan Year (note: for example, if the Plan Year is a calendar year this would be July
                 1st).

             [ ] other:

         (6) Employee Contributions shall be (elect one):

             [ ] combined with other Plan assets for investment purposes.

             [ ] invested separately from other Plan assets in an account consisting of certificates of deposit, money market certificates, collective investment trusts, other short-term debt security instruments or any other investments acceptable to the Trustee.

     (b) Rollover Contributions from other qualified plans and individual retirement accounts which were conduits for distributions from other qualified plans

         [ ] shall not be allowed.

         [x] shall be allowed.

     Trustee-to-Trustee Transfers
     ----------------------------

     (c) Direct Trustee-to-Trustee Transfers (pursuant to Section 10.15 of the
         Plan) from other qualified plans

         [ ] shall not be allowed.

         [x] shall be allowed.

ITEM 10 INVESTMENTS.
--------------------

     (a) Investment decisions shall be controlled by (note: choose only one option from (a)

         [ ] the Trustee in its sole discretion.

         [ ] an Investment Manager appointed by the Employer pursuant to the provisions of Section 10.09 of the Plan.

         [ ] the Employer, pursuant to the provisions of Section 10.10 of the Plan.

         [X] each Participant, with respect to his Accounts, pursuant to the provisions of Section 10.11 of the Plan.

     [ ] (b) Although the Trustee, the Employer, or an Investment Manager has been designated above to control investments, the Plan Administrator may elect to permit each Participant to have the right, at his discretion, to control the investment of the vested amount of his Account (s), if permitted by the Committee, pursuant to the provisions of Section 10.11 of the Plan. (Note: this option should not be chosen if the last option in (a) was chosen.)

     [x] (c) Investment by the Plan in Qualifying Employer Securities shall be permitted to a maximum of 100% (note: not more than 100%) of [ ] that Portion of the Trust Fund attributable to Employer contributions and Forfeitures [x] the value of the entire Trust Fund (note: election of this second option may require the registration of such securities with the Securities and Exchange Commission). With respect to the voting of such Qualifying Employer Securities, the following entity shall vote such shares (note: select only one):

             [ ] the Trustee.

             [x] the Participant to whose account the shares have been
                 allocated.

             [ ] the Plan Administrator or, if appointed, the Committee.

     [x] (d) The Trustee may delegate its duty to physically hold and safeguard the assets of the Plan to the Sponsor as custodian.

ITEM 11 ALLOCATION OF EMPLOYER CONTRIBUTIONS.
---------------------------------------------

     This Plan may be either non-integrated or integrated with Social Security. (Note: Choose one method only. Complete only if Employer Contributions may be made under the Plan.)

                              [ ] (a) NON-INTEGRATED

         Employer Contributions (and Forfeitures, if to be allocated in the same manner as Employer Contributions pursuant to Item 8) shall be allocated, pursuant to the provisions of Sections 4.01 and 4.02 of the Plan, to each Participant's Employer Account in the proportion that such Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year of all Participants entitled to share in the allocation.

             -----------------------------------------------------

                              [x] (b) INTEGRATED

         (Note: If this Plan is a Paired Plan, integration with Social Security is permitted in one Paired Plan only.)

         (l) The integration break-point for the Plan shall be

             [ ] the Taxable Wage Base in effect at the beginning of the Plan
                 Year.

             [ ] $____________ (note: not greater than the Taxable Wage Base in effect as of the beginning of the first Plan Year to which this election applies)

             [ ] _____________% of the Taxable Wage Base in effect at the beginning of the Plan Year (not to exceed 100%).

         (2) The disparity between the percentage of Compensation allocated below the integration break-point and the percentage of Compensation allocated above the integration break-point shall not exceed max % of Compensation. Note: if the maximum permissible degree of integration is desired, insert the term "Max" in this blank. "Max" shall mean the greater of (i) 5.7%, and (ii) the Employer's Social Security tax rate which is attributable to old-age insurance. If the second option has been elected in Item ll(b)(l) and if the integration break-point exceeds the greater of $10,000 or one-fifth of the Taxable Wage Base in effect as of the beginning of the Plan Year but is less than the Taxable Wage Base, then the "Max" shall be reduced based on the following chart:

             If the integration break-point                 the 5.7
             ------------------------------              percent factor
                                                         in the maximum
             Is more          But not more             disparity allowance
               than              than                    is reduced to -
         -----------------------------------------------------------------------
             X*               80% of Taxable                  4.3%
                               Wage Base

             80% of               Y**                         5.4%
              Taxable
              Wage Base

         -----------------------------------------------------------------------

          * X - the greater of $10,000 or 20% of the Taxable Wage Base.

         ** Y - any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

         (3) If an Employee's entry date for participation in the Plan is not the Anniversary Date, then the integration break-point elected above [ ] shall [ ] shall not be prorated in the Plan Year in which the Participant enters or reenters the Plan in the ratio that the length of the Participant's participation in the Plan that Plan Year bears to the length of that entire Plan Year.

         Note:   If this Adoption Agreement applies to any Plan Year beginning
         ---- prior to January 1, 1989, then the method for allocating Employer Contributions and applying Forfeitures for each such Plan Year shall be the method provided for in the prior plan document, which shall be incorporated herein by reference. The elections under this Item shall also be subject to such modifications as may be necessary pursuant to the Employer's election under IRS Notice 88-131, or subsequent IRS relief procedures, related to benefit accruals which occur before the adoption of this Adoption Agreement.

ITEM 12 ALLOCATION IN YEAR OF TERMINATION.
------------------------------------------

     In performing each annual allocation of Employer Contributions (and Matching Contributions, Qualified Non-elective Contributions, or Qualified Matching Contributions if pursuant to the elections in Item 8 those contributions are subject to this Item 12) former Participants who are no longer employed on the allocation date shall be included:

     [x] if they meet the Service requirement.

     [ ] if they meet the Service requirement or terminated during the Plan
         Year due to death, disability, or retirement.

     [ ] regardless of whether they meet the Service requirement.

     Notes:  (1) Service Requirement. If the Plan provides in Item 6 for
     ----- counting Hours of Service, then the Service requirement for sharing in the annual allocation of Employer Contributions shall be 500 Hours during a Plan Year. If the Plan provides in
                 Item 6 for using the "elapsed time" method then the Participant is required to have an Hour of Service during the Plan Year to share in the annual allocation of Employer Contributions.

             (2) If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1989, then the determination as to whether a former Participant will share in the allocation for such Plan Years ahall be based on the method provided for in the prior plan document which shall be incorporated herein by reference.

ITEM 13 LOANS.
--------------

     (a) The Plan Administrator [ ] shall [x] shall not permit loans to Participants and Beneficiaries pursuant to the provisions of Section
         5.02 of the Plan. (If shall is checked please complete (b) below)

     (b) The Plan's loan requirements shall be (check one)

         [ ] (1) those standard requirements described in Section 5.02, subject to the following elections:

                 (i) Plan loans may not be made for amounts less than $________ (note: fill in the blank with a dollar amount not exceeding $1,000).

                 (ii) The total amount of a person's loan balance from the Plan
                      [ ] shall [ ] shall not be 1imited to an amount equal to 50% of such person's Vested Accounts Balance (note: if shall not is elected only 50% of such person's Vested Account Balance may be considered security and additional security will be required).

         [ ] (2) those requirements stated in Attachment B.

ITEM 14 IN-SERVICE WITHDRAWALS.
-------------------------------

     Withdrawals - Employer Contributions

     [x] Withdrawals from a Participant's Employer Account shall not be permitted.

     [ ] If the requirements under Section 5.01(a) of the Plan are met, withdrawals of up to ___% (note: not more than 100%) of a Participant's vested interest in his Employer Account may be permitted.

         Withdrawals of Employer Contributions shall be limited to the following instances (note: 1 and 2 are optional; any combination (or neither) may be selected).

     [ ] (1) A withdrawal shall be permitted only in the case of financial hardship, as determined by the Plan Administrator in a uniform and nondiscriminatory manner.

     [ ] (2) A withdrawal shall be permitted only to those Participants (note:
             if more than one is selected, the earliest shall apply)

             [ ] who have____Years of Service.

             [ ] who are eligible for early retirement under this Plan.

Withdrawals - Elective Deferral Contributions Hardship withdrawals of the Participant's Elective Deferral Contributions

[ ] shall not be allowed.

[x] shall be allowed.

If hardship withdrawals of the Participants Elective Deferral Contributions are allowed for Plan Years after December 31, 1988 such withdrawals [ ] may [ ] may not be made as to Income on Elective Deferral Contributions as of December 31, 1988.

Withdrawals - Voluntary Employee Contributions
----------------------------------------------

[  ] Withdrawals from a Participant's Employee Account of voluntary Employee
     Contributions shall not be permitted.

[  ] Withdrawals of up to _ % (note: not more than 100%) of a Participant's
     Employee Account arising from voluntary Employee Contributions may be permitted.

Withdrawal Restrictions
-----------------------

If withdrawals of Employee Contributions are permitted they shall be limited to the following instances (note: 1, 2, 3 and 4 are optional: any one or any combination of more than one (or none) may be selected):

[x] (1) A withdrawal shall be permitted only if the right of a Participant to make Employee Contributions to his Employee Account shall be suspended for (note: select only one)

         [x] the next 6 (note: not less than 6) months.

         [ ] the later of the next _____ (note: not less than 6) months or the time the withdrawal from the Employee Account is paid back in full by the Participant.

[x] (2) A withdrawal shall be permitted in the case of financial hardship, as determined by the [ ] Employer [ ] Plan Administrator in a uniform and nondiscriminatory manner.

     [ ] (3) A withdrawal shall be permitted only to those Participants (note:
             if more than one is selected, the earliest shall apply)

             [ ] who have________Years of Service.

             [ ] who are eligible for early retirement under this Plan.

             [ ] who have terminated employment with the Employer.

     [ ] (4) Other (specify, but note: vested benefits may not be forfeited under this option):
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________


ITEM 15 INSURANCE.
------------------

     Insurance Policies [ ] shall [ ] may [x] shall not be purchased to provide incidental death benefits on behalf of Participants, pursuant to the provisions of Section 9.05 of the Plan, in addition to the purchase of any annuity contract which is required under Item 19 or under the provisions of the Plan.

ITEM 16 TERMINATION OF EMPLOYMENT (VESTING SCHEDULE).
-----------------------------------------------------

     (a) Vesting Schedule. A Participant's Employer Account (and Matching Account if pursuant to Item 8 the Matching Account is subject to this vesting schedule) shall be vested in him according to the following schedule:


                     Full Years of    [ ]     [X]     [ ]     [ ]
                    Vesting Service   (i)    (ii)    (iii)   (iv)
                    ---------------   ---    ----    -----   ----
                      Less than 1     100%     0%       0%   ----
                           1          100      0        0    ----
                           2          100     20        0    ----
                           3          100     40      100    ----
                           4          100     60      100    ----
                           5          100     80      100    ----
                      6 or more       100    100      100     100

                           --------------------------------

         Note:   No schedule shall be elected under option (iv) which is not at
         ----    least as favorable at each duration as either option (ii), applied uniformly, or option (iii), applied uniformly.

         If this election represents a change in the Plan's vesting schedule, then as to Participants who were Participants on the day prior to the effective date of this change (elect one)

         [ ] such Participant's vesting percentage shall remain the same as it was under the prior schedule until such time as it would increase to a higher vesting percentage under the new schedule.

         [ ] such Participant's vesting percentage for any Plan Year following such change shall be determined under whichever of the old schedule or the new schedule would produce the higher vesting percentage.

         Note:   If this election represents a change in the Plan's vesting
         ----    schedule, each Participant with at least 3 Years of Service with the Employer may elect within a reasonable period after the adoption of the change to have his nonforfeitable percentage computed under the Plan without regard to the change.

         If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1989, then the vesting schedule for each such Plan Year shall be the schedule from the prior plan document, which shall be incorporated herein by reference.

     (b) Vesting of Insurance. If the Plan includes or may in the future include any insurance Policies, check one of the following blocks:

         [ ] The vesting schedule elected shall apply to the value of the Policies as well as to the remainder of the Participant's Employer Account.

         [ ] Vesting schedule ___ shall apply to the value of the Policies, and vesting schedule ___ shall apply to the remainder of the Participant's Employer Account.

     (c) Timing of Payments. Benefits under the Plan due a former Participant who is not eligible for normal retirement or early retirement on his separation from Service shall be paid to such former Participant or applied for his benefit from his Accounts as follows (note: select only one):

         [x] (1) within 60 days following the close of the Plan Year during which the former Participant attains what would have been his Normal-Retirement Age. (If this option is selected select the suboption below if it is applicable.)

                 [X] unless such former Participant has a Disability, in which case his benefit shall be paid within 60 days following the close of the Plan Year during which such former Participant incurs a Break in Service, or as soon thereafter as determinable, if the Participant requests such early payment.

         [ ] (2) within 60 days following the close of the Plan Year during which the Separated Participant incurs________________(note: not greater than 5) Break in Service, or as soon thereafter as determinable, if the Participant requests such early payment.

         [ ] (3) Other :________________________________________________________
                 _______________________________________________________________
                 (note: not later than 60 days following the close of the Plan Year during which the Participant attains what would have been his Normal Retirement Age).

     (d) Small Benefits. The Plan Administrator (select one) [ ] shall [ ] shall not automatically cause the benefit attributable to Employer and Employee contributions which is not greater than $3,500 to be paid to the former Participant or Beneficiary in a single sum as provided in
         Section 6.08 of the Plan. If "shall" is elected then the benefits of a Separated Participant who has no vested benefits shall be treated as a Forfeiture on the last day of the Plan Year in which the Participant

         [X] terminates employment with the Employer.

         [ ] incurs______(not more than 5) consecutive Breaks in Service.

         If the election above represents a change in the timing of Forfeitures and if the effective date of such change is other than the effective date of this amendment to the Plan, indicate the effective date of such change here: ___, l9 _ . If this election does represent a change and if this Adoption Agreement applies to Plan Years beginning prior to this change, then the provisions of the prior plan document shall apply in those prior Plan Years and shall be incorporated by reference.

         Note: If Forfeitures are to occur before 5 consecutive Breaks in ---- Service, a restoration of the non-vested account balance may be required under Section 8.03 of the Basic Plan Document if the Separated Participant is reemployed.

ITEM 17 VESTING SERVICE EXCLUSIONS.
-----------------------------------

     In determining a Participant's years of Vesting Service, the following periods of Service shall be excluded in addition to the exclusions set out in Section 1.73 of the Plan:

     [ ] (a) Service prior to the Plan Year during which a Participant attains age_____(note: not more than 18) years.

     [x] (b) Service during any period for which the Employer did not maintain this Plan or a predecessor plan.

     [ ] (c) Service during any period for which the Employee made no contributions to the Plan, if Employee Contributions were required to participate in the Plan for such period.

     [x] (d) Pre-Break Service excluded under the "Rule of Parity" pursuant to
             Section 1.73 dealing with the relationship between periods of absence and pre-Break Service.

     [ ] (e) None of the above exclusions.

ITEM 18 RETIREMENT REQUIREMENTS.
--------------------------------

     (a) The Normal Retirement Age of a Participant shall be (elect one)

         [x] age 65 (note: not to exceed 65).

         [ ] the later of age____(note: not to exceed 65) or the_________*
             (note: not to exceed 5th) anniversary of his participation commencement date. The participation commencement date is the date on which the Participant commenced participation in the Plan.

             *If this Adoption Agreement constitutes an amendment to an existing plan, then, for any Plan Year to which this Adoption Agreement applies beginning prior to the Plan Year following the adoption of this amendment, the number indicated above shall be replaced with the following number which was used in the prior plan document ____ (note: not to exceed "10th").

     (b) [x] (Note: this selection is optional.) A Participant may retire early with full vesting on the first day of any month following his attainment of age
                60   (note between 55 and 65 years) if he has then completed
                --
                10   years of      [ ] Vesting Service.
                --                 [x] Service with the Employer.

     (c) A Participant who has reached his Normal Retirement Date

         [x] must wait until actual retirement, subject to Section 6.07 (the age
             70-1/2 benefit commencement requirement) before he can begin to receive his retirement benefit pursuant to Article 6 of the Plan.

         [ ] may, upon his request, begin to receive his retirement benefit before his actual retirement.

     (d) [X] (Note: this selection is optional.) For purposes of the Plan, Disability shall not include the following:

             [x] a physical or mental condition which results directly or indirectly from (note: select one or more):

                 [xl injury intentionally self-inflicted

                 [x] injury or disease resulting from military service

                 [x] injury or disease suffered or contracted prior to the last date of an Employee's commencement of Service

             [ ] Other (specify):_______________________________________________
                 _______________________________________________________________


     (e) For purposes of determining the existence of Disability, the Plan Administrator shall (check one or both, as applicable)

         [x] require medical evidence.

         [x] allow receipt of Social Security or any insured disability benefits to be conclusive evidence of Disability.

 ITEM 19 FORMS OF BENEFIT PAYMENT.
 ---------------------------------

     (a) The normal form of payment shall be

         [x] a single sum.

         [ ] a straight life annuity for a Participant who does not have a Spouse on his Annuity Starting Date and a Qualified Joint and Survivor Annuity if the Participant does have a Spouse on his Annuity Starting Date.

     (b) (Note: this selection is optional.) The Plan shall offer the following optional forms of payment pursuant to Section 6.03

         [ ] installments

         [ ] annuities

         [ ] single sum

         Others: (describe in detail or reference a specific attachment, such as "Attachment A", which describes the elected option(s) in detail)

         [ ] ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________

         [ ] ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________

         [ ] ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________


     (Note: Optional forms of benefit payment may not be eliminated.)

     (c) If benefits may be paid in the form of an annuity, then the Qualified Joint and Survivor Annuity shall be an annuity with [ ] 50% [ ] 75% [ ] 100% of the annuity benefit continuing to a Participant's surviving Spouse at the Participant's death.

     (d) If ever a death benefit is to be paid to a Spouse of a Participant in the form of annuity described in Section 7.02(c)(2) of the Plan (i.e., a qualified preretirement survivor annuity), then that Spouse [ ] may [ ] may not elect an optional form of death benefit payment (such as a lump sum) provided under the Plan.

     Note:   If the Employer has previously allowed benefits under the Plan- to
     ----    be paid in the form of an annuity involving life contingencies, but would like to eliminate the availability of that form of payment as to contributions and forfeitures allocated in the future, the following provision should be completed.

             Contributions and Forfeitures (if applicable) allocated to a Participant's account under the Plan plus any Income allocated to such amounts on or after____________, 19__, shall not be paid in the form of an annuity.

ITEM 20 TOP HEAVY PLANS (CODE SECTION 416).

This item automatically applies only in Plan Years in which the Plan is a Top Heavy Plan, but all options herein must be completed by every Employer in case the Plan ever becomes Top Heavy.

(a) Single Plan-Minimum Contributions and Allocations. Notwithstanding the provisions of Item 11, and before any contributions are allocated thereunder, minimum Employer contributions shall be made and allocated pursuant to Section 13.03 of the Plan in a Plan Year in which the Plan is Top Heavy.

(b) Multiple Plans-Minimum Contributions and Allocations. This subsection shall only apply if you sponsor another qualified retirement plan.

    (1) Minimum Contributions and Allocations.

        (i) Code Section 415 (e) Buy-Backs. If another retirement plan is a qualified defined benefit plan, and if for a Plan Year the plans are Top Heavy (but not Super Top Heavy), then the "Code Section 415(e) buy back" provisions, as defined in Section 13.05 of the Plan,

              [ ]  shall be utilized, so that 125%

              [ ]  shall not be utilized, so that 100%

                   of the dollar limitations set out in Section 4.07 of the Plan shall be used in computing the Defined Benefit Fraction and the Defined Contribution Fraction. If the 125% limit is to be used, then the required minimum contributions or benefits shall be provided in [ ] this Plan [ ] the defined benefit plan.

        (ii) Use of Paired Plan Rules. This Plan [ ] is [ ] is not a Paired Plan subject to the special Paired Plan provisions of Article 14 of the Plan.

              Minimum Accruals. If the plan is not a Paired Plan,

              [ ] the Plan shall be considered to be subject to the Paired Plan minimum allocation provisions of Article 14 of the Plan as if it were a Paired Plan

              [ ] the following overriding provisions shall control instead of the Paired Plan provisions regarding minimum accruals.

              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------

        (Note: Notwithstanding any other provision of the Plan or this Adoption Agreement, if the Plan provides overriding provisions, or is subsequently amended to provide overriding provisions, then the Employer must apply to the appropriate Key District Office for a determination letter pursuant to Revenue Procedure 89-9 in order to obtain reliance with respect to the qualification of this Plan or any Paired Plan.)

        (iii) No Duplicate Benefits. If this Plan is or becomes a Paired Plan (or is to be treated as a Paired Plan) with another qualified defined contribution plan, then any additional required minimum Employer contributions and allocations shall be provided only under [ ] this Plan [ ] the other qualified defined contribution plan.

    (2) Present Value. For purposes of establishing Present Value to compute the Top Heavy Ratio for the Plan as set forth in Section 13.02(j), any benefit under a qualified defined benefit pension plan maintained by the Employer shall be discounted only for mortality and interest based on the following factors, which, if a lump sum benefit is available, should be the factors used to compute a lump sum benefit:

        Mortality Table: [ ] the UP-1984 Mortality Table

                         [ ] as provided in the qualified defined benefit
                             pension plan

                         [ ] Other:
                                   ---------------------------------------------

        Interest Rate:   [ ] the rates which would be used by the Pension
                             Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan

                         [ ] as provided in the qualified defined benefit
                             pension plan

                         [ ] Other:
                                   ---------------------------------------------

ITEM 21 MULTIPLE PLANS-LIMITATION ON TOTAL BENEFITS (CODE SECTION 415).

The Employer must complete (a) and (b) below. If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant, the Employer must indicate how it will deal with benefits under the plans that exceed the limits under Code Section 415. If the Employer maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan, then it must also indicate how it will deal with benefits which under such fund or account in combination with benefits under this Plan exceed the limits under Code Section 415.

    (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan (note: select only one option):

        [x]   This situation is not applicable.

        [ ] The provisions of subsection 4.07(b)(1) through subsection 4.07(b)(6) of the Plan shall apply, as if the other plan was a master or prototype plan.

        [ ] The amount of Annual Additions allocated to any Participant's Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts will be properly reduced, as follows:

              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------

    (b) If the Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer (note: select only one option):

        [x]   This situation is not applicable.

        [ ] In any Limitation Year, the Annual Additions credited under this Plan to the Participant may not cause the sum of the Defined Benefit Fraction and Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the
              1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with subsection 4.07(a)(4) of the Plan.

        [ ] In any Limitation Year, the additional benefit accrued under the defined benefit plan to the Participant may not cause the sum of the Defined Benefit Fraction and Defined Contribution Fraction to exceed 1.0. If the additional benefit that the Participant would normally accrue would cause the 1.0 limitation to be exceeded, the rate of benefit accrued under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

        [ ] The amount of Annual Additions allocated to any Participant's Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts will be properly reduced, as follows:

              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------
              ------------------------------------------------------------------

ITEM 22 SERVICE WITH PREDECESSOR EMPLOYER.

    Employment with the following predecessor employer(s) (and such other predecessor employers as the Employer shall subsequently designate in writing) shall be considered Service with the Employer for all purposes of the Plan (note: if the Employer is maintaining a tax-qualified plan of a predecessor employer, that predecessor employer must be listed; place an asterisk (*) after the name of any such predecessor employer):

    [x] There are no such predecessor employers.

    [ ]
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

ITEM 23 CONTROLLED GROUPS.

    The following employers are members of a Controlled Group:

    [ ] (a) There are no such employers.

    [X] (b) Equitable Securities Corporation
            --------------------------------------------------------------------
            Equitable Trust Company
            --------------------------------------------------------------------
            --------------------------------------------------------------------

    Note: All members of the Controlled Group must adopt the Plan and shall be considered a single Employer for purposes of allocating Employer contributions and Forfeitures.

ITEM 24 OTHER ADOPTING EMPLOYERS.

    The following adopting Employers are affiliates of the Employer, other than members of the Controlled Group, which, pursuant to Section 4.08 of the Plan, have adopted the Plan and for which a single Trust Fund may be used for the investment of the Trust Fund:

    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

ITEM 25 COMPENSATION OF TRUSTEE OR CUSTODIAN.

    The Employer agrees to pay and/or reimburse the Trustee and the Custodian, if any, for expenses on the basis set out in the Plan, provided the Trustee is not a full-time Employee of the Employer, and to pay the Trustee and the Custodian an annual fee according to its schedule of fees. The Trustee's and Custodian's annual compensation shall be charged to the Trust Fund, unless paid or reimbursed by the Employer.

ITEM 26 APPOINTMENT OF TRUSTEE OR CUSTODIAN.

    The Trustee or Custodian, by execution of this Adoption Agreement, accepts its appointment as Trustee or Custodian, respectively, under the aforesaid Plan.

ITEM 27 COORDINATION OF PLAN ADMINISTRATOR AND TRUSTEE OR CUSTODIAN.

    At the commencement of this Plan and at the end of each Plan Year thereafter, the Plan Administrator appointed by the Employer shall deliver to the Trustee or Custodian such information as the Trustee or Custodian may require for the proper installation and administration of the Plan.

ITEM 28 AMENDMENT BY EMPLOYER.

    The elective features of this Adoption Agreement may be amended by the Employer as provided in Article 11 of the Plan, but all authority to amend the portions of the Plan which constitute a prototype plan approved by the Internal Revenue Service under Revenue Procedure 89-9 is specifically delegated irrevocably to the Sponsor, subject to the provisions of Article 11 of the Plan.

        IN WITNESS WHEREOF, the following parties hereto have caused this Adoption Agreement to be executed this the 31st day of December, 1991.
                                           ----        --------    --

Equitable Securities Corporation        Equitable Trust Company
--------------------------------        --------------------------------------
EMPLOYER                                TRUSTEE

By: William H. Cammack                  By: M. Kirk Scaby, Jr.
    -----------------------------           ----------------------------------
Title: Chief Exex. Officer              Title: EVP
       --------------------------              -------------------------------


--------------------------------        --------------------------------------
ADOPTING EMPLOYER                       TRUSTEE

By:                                     By:
    -----------------------------           ----------------------------------
Title:                                  Title:
       --------------------------              -------------------------------


--------------------------------        --------------------------------------
ADOPTING EMPLOYER                       TRUSTEE

By:                                     By:
    -----------------------------           ----------------------------------
Title:                                  Title:
       --------------------------              -------------------------------


                                        --------------------------------------
                                        CUSTODIAN
                                        (only if Sponsor named custodian)

                                        By:
                                            ----------------------------------
                                        Title:
                                               -------------------------------

                         NOTICE TO ADOPTING EMPLOYER(S)

An Employer who ever maintained or who later adopts any plan, other than a Paired Plan in which override options are not selected, in addition to this Plan (including, after December 31, 1985, a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees or an individual medical account as defined in Section 415(1)(2) of the Code) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office of the Internal Revenue Service for a determination letter pursuant to Revenue Procedure 89-9.

This Adoption Agreement may be used only in conjunction with Equitable Securities Corporation Defined Contribution Basic Plan Document #01.

                        EQUITABLE SECURITIES CORPORATION
                 PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST

                               ADOPTION AGREEMENT

                              PROFIT SHARING PLAN


                                   ADOPTED BY



                        Equitable Securities Corporation
                        --------------------------------
                               (Name of Employer)


                                     AS THE


                        Equitable Securities Corporation
                               Profit Sharing Plan
                        --------------------------------
                                 (Name of Plan)


                     Adoption Agreement #006 (Standardized)
                  Defined Contribution Basic Plan Document #01

        THIS ADOPTION AGREEMENT, and the provisions of the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust, are hereby adopted by the Employer named hereinafter in order to establish a qualified plan and trust for the exclusive benefit of participating Employees of the Employer and their beneficiaries.

Plan Name: Equitable Securities Corporation Profit Sharing Plan

Item 1 Plan Information.

    (a) The Employer hereby

        [ ]   establishes the above-named Plan

        [X] amends, restates and continues the above-named Plan, which was originally effective on 7-1-75,

        [ ] amends, restates and continues as the above-named Plan the plan previously named the _______________, which was originally effective on _______________,

        by adopting the EQUITABLE SECURITIES CORPORATION PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST as established on 9-18-85.

    (b) The Effective Date of this Plan adoption or amendment shall be January 1, 1989.

    (c) The Plan Year shall end on December 31.

    (d) The Limitation Year shall be [X] the Plan Year.

                                     [ ] the 12 consecutive month period ending
                                         on ________________________________.

Item 2 Employer Information.

The Employer furnishes the following information:

Name: Equitable Securities Corporation

Business Address:  First American Center,
                   25th Floor, Nashville, Tennessee 37238

Nature and Principal Location(s) of Business: Investment Banker;
        Address same as above

Date of Incorporation or Commencement of Business: 7-1-72
Employer's I.R.S. Employer Identification Number: 62-0871146
Employer's Fiscal Year Ends: June 30
Employer contributes to the following additional Pension or Profit Sharing Plans: N/A

Type of Entity:   [X] Corporation  [ ] Subchapter S Corporation

    [ ] Sole Proprietorship  [ ] Partnership  [ ] Tax Exempt Organization

    [ ] Professional Corporation     [ ] Professional Association

Item 3 Plan Administration.

    The Custodian shall be Equitable Securities Corporation and the Trustee shall be

        (specify) Name: William H. Cammack, Sr., and William P. Johnston,
                        Co-Trustees

        Address: 25th Floor, First American Center, Nashville, Tennessee 37238

        Telephone Number: 615/244-9420

    The Plan Administrator, whose duties are set forth in Article 9 of the Plan, and the agent for service of process shall be

    [ ] The Employer, Attn: Larry Smith
        Telephone Number: 615/244-9420

    [ ] Other (specify):

        Telephone Number:
        Address:

Item 4 Employee Classes Excluded.

The following class(es) of persons employed by the Employer shall not be eligible to participate in the Plan:

    [X] (a) No exclusions.
    [ ] (b) Hourly paid
    [ ] (c) Salaried
    [ ] (d) Piece work paid
    [ ] (e) Commission paid
    [ ] (f) Employees covered by a collective bargaining agreement between the Employer and representatives of such Employees in which retirement benefits were the subject of good faith bargaining, except as otherwise provided in the collective bargaining agreement. For this purpose, the term "representatives of such Employees" shall not include any organization more than l/2 of whose members are Employees who are owners, officers or executives of the Employer.
    [ ] (g) Others (specify):

Item 5 Eligibility and Participation.

Employees shall become eligible to participate in the Plan according to the following schedule (note: mark only one selection, and further note: that if a box is marked, but no age or service requirement in the selection is filled in, or a "0" is filled in, or a "N/A" is filled in, or "None" is filled in, then no age or service requirement (as the case may be) shall be required in that selection):

    [X] (a) Immediately upon hire or, if later, upon attainment of age 21 (note:
        not more than 21*).

    [ ] (b) On the Anniversary Date coincident with or immediately following the date the Employee's Service begins.

    [ ] (c) On the Anniversary Date coincident with or immediately following the later of:

            (i) attainment of age ______ (note: not more than 20 1/2*)
                years, and

            (ii) the date ______ (note: not more than 30) months after the day the Employee was first employed by the Employer.

    [ ] (d) On the Anniversary Date or the date 6 months after the Anniversary
        Date, whichever comes first, coincident with or immediately following completion of ______ (note: not more than 3) Year(s) of Service and attainment of age ______ (note: not more than 21*) years.

    [ ] (e) On the Anniversary Date in the Plan Year during which the Employee completes ______ (note: not more than 3) Years of Service and attains age ______ (note: not more than 21*) years.

    [ ] (f) On the Anniversary Date nearest the date on which the Employee has both completed ______ (note: not more than 3) Years of Service and attained age ______ (note: not more than 21*) years.

    [ ] (g) On the first day of the calendar month coincident with or immediately following the date on which the Employee has both completed ______ (note: not more than 3) Years of Service and attained age ______
        (note): not more than 21*) years.

    *If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1985, then the age requirement for each such Plan Year shall be ______(note: can be up to 4 years greater than the age requirement set forth above).

Each Employee who has satisfied the above age and Service requirements as of the Effective Date of this adoption shall become a Participant on the Effective Date. If this is a continuation of a predecessor plan, no Employee who has been a Participant under the predecessor plan and who is otherwise eligible to participate in this Plan shall be excluded from participation because of failure to satisfy the above age and Service requirements.

Notes: (1) All officers, shareholders, and highly compensated Employees covered by the Plan must meet, as of the Effective Date, the eligibility requirements established above for future Employees.

       (2) If more than 1 Year (6 months if option (c) is elected) of Service is required for participation in the Plan, an option must be elected in
           Item 10 which will provide full and immediate vesting on the Employee's entry into participation.

Item 6 Hours of Service.

Hours of Service shall be determined for all purposes under the Plan on the basis selected as follows. (Note: Only one method may be selected for any class of Employees; if different methods are selected for different classes of Employees, then the combination of methods selected cannot result in discrimination. If only one method is selected, it shall apply to all classes of Employees covered by the Plan.)

[X] (a) On the basis of actual hours for which an Employee is paid or entitled to payment.

[ ] (b) On the basis of days worked: an Employee shall be credited with 10 Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the day.

[ ] (c) On the basis of weeks worked: an Employee shall be credited with 45
        Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the week.

[ ] (d) On the basis of semi-monthly payroll periods: an Employee shall be credited with 95 Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

[ ] (e) On the basis of months worked: an Employee shall be credited with 190
        Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the month.

        [ ] Option ____ shall apply to hourly paid Employees covered by the Plan.

        [ ] Option ____ shall apply to salaried Employees covered by the Plan.

        [ ] Option ____ shall apply to (specify) _________________ covered by the Plan.

Item 7 Employer Contributions.

The Employer contribution for each Plan Year, pursuant to Section 3.01, shall be out of Net Profits as follows:

[X] such amount as the Employer, in its sole discretion, shall elect to contribute for the Plan Year.

[ ] for each Plan Year in which the current Net Profits of the Employer exceed
    $_______, out of the current Net Profits for that year, an amount equal to ____% (note: not to exceed 15%) of the aggregate Compensation of the Participants through the last day of such year (but for this calculation Compensation shall not be greater than $________); provided, however, that if the excess of current Net

    If current Net Profit is:

    $____________ to $____________, ____________%

    $____________ to $____________, ____________%

    $____________ to $____________, ____________%

[ ] Other (describe, but note: must be in accordance with generally accepted accounting principles):____________________________________________________
    ___________________________________________________________________________

[ ] (Note: the following selections are optional.) For purposes of the Plan, Net
    Profits shall be determined as including:

    [ ] dividends paid

    [ ] taxes based upon income

    [ ] (other, but note: must be in accordance with generally accepted accounting principles):_________________________________________________
        ________________________________________________________________________

    but excluding the following:

    [ ] nonrecurring income or losses not arising from the Employer's usual operations

    [ ] gains or losses from the sale or exchange of capital assets, fixed assets and securities

    [ ] proceeds from life insurance carried by the Employer on the lives of its officers and Employees, whether now or hereafter in force

    [ ] refunds of taxes

    [ ] (other, but note: must be in accordance with generally accepted accounting principles):_________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________

Forfeitures. Forfeitures shall be (note: select only one):

[X] allocated in the same manner as Employer contributions.*

[ ] used to reduce Employer contributions for the Plan Year.

If a Participant receives a distribution from his Employer Account upon termination of Service and is reemployed by the Employer before he incurs 5 consecutive Breaks in Service (or in Plan Years beginning before January 1, 1985, before he incurs a Break in Service), then he [] will be required [] will not be required to repay the entire amount of the distribution in order to have his Forfeiture reestablished under the Plan.

*allocated in same manner as Employer contributions within the account from which it arose.

Item 8 Participant Contributions.

Subject to the provisions of Section 3.03 of the Plan,

(a) Rollover contributions from individual retirement accounts and other qualified plans

    [ ] shall not be allowed.

    [X] shall be allowed.*

(b) Contributions by Participants shall not be required for participation in the Plan.

(c) Voluntary non-deductible contributions by Participants

    [X] shall not be allowed.

    [ ] shall be allowed.

(d) Voluntary deductible contributions by Participants

    [X] shall not be allowed, except pursuant to CODA Adoption Agreement.

    [ ] shall be allowed.

(e) If voluntary contributions are allowed under 8(c) and/or 8(d), complete the following items (i) and (ii). Not applicable

    (i) Such contributions

        [ ] shall be made regularly by payroll deduction, and shall share in investment Income for the Plan Year for which made.

        [ ] shall be made as determined by the Participant, and shall not share in investment Income for the Plan Year for which made.

    (ii) Such contributions shall be

        [ ] combined with other Plan assets for investment purposes.

        [ ] invested separately from other Plan assets in an account consisting of certificates of deposit, money market certificates, collective investment trusts, other short-term debt security instruments or any other investments acceptable to the Trustee.

*only if such IRA account is a "conduit" or rollover IRA from another qualified plan.

Item 9 Retirement Requirement.

    (a) The Normal Retirement Age of a Participant shall be

        [X] age 65 (note: not later than the earlier of age 65 or any other normal retirement age set by the Employer).

        [ ] the later of age_____ (note: not later than the earlier of age 65 or any other normal retirement age set by the Employer) or the age on which the_____ (note: not to exceed 10th) anniversary of his participation commencement date occurs. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

    (b) [ ] (Note: this selection is optional.) A Participant may retire early with full vesting on the first day of any month following his attainment of age

            _____ (note: between 55 and 65 years) if he has then completed _____
                  years of [ ] Vesting Service.
                           [ ] Service with the Employer.

    (c) [ ] (Note: this selection is optional.) For purposes of the Plan, Disability shall not include the following:

            [ ] a physical or mental condition which results directly or indirectly from

            [ ] injury intentionally self-inflicted,

            [ ] injury or disease resulting from military service or

            [ ] injury or disease suffered or contracted prior to the last date of an Employee's commencement of Service.

        [ ] Other (specify):

(d) Benefits under Article 8 of the Plan due a separated Participant who is not eligible for normal retirement or early retirement on his separation from Service shall be paid to the Separated Participant or applied for his benefit from his Personal Account(s) as follows (note: select only one):

    [ ] within 60 days following the close of the Plan Year during which the Separated Participant incurs a Break in Service, or as soon thereafter as determinable.

    [ ] within 60 days following the close of the Plan Year during which the Separated Participant attains what would have been his Normal Retirement Age.

    [X] in a manner uniformly and nondiscriminatorily established by the Plan
        Administrator and not otherwise in contravention of Section 8.06 of the Plan. Cash-outs of $3,500 or less will be distributed at the end of the plan year. Amounts in excess of $3,500 will be distributed at the option of the participant.

Item 10 Vesting Schedule.

A Participant's Employer Account shall be vested in him according to the following schedule:

                     Full Years of    [ ]    [ ]    [ ]     [ ]
                    Vesting Service   (a)    (b}    (c)     (d)
                    ---------------   ---    ---    ---     ---
                      Less than 1     100%     0%     0%      %
                           1          100      0      0     ___
                           2          100     20      0     ___
                           3          100     40    100     ___
                           4          100     60    100     ___
                           5          100     80    100     ___
                      6 or more       100    100    100     100

Notes:  (1) No schedule shall be elected under option (d) which is not at least as favorable at each duration as either option (b), applied uniformly, or option (c), applied uniformly.

        (2) If this election represents a change in the Plan's vesting schedule, each Participant with at least 5 Years of Service with the Employer may elect within a reasonable period after the adoption of the change to have his nonforfeitable percentage computed under the Plan without regard to the change.

If the Plan includes or may in the future include any insurance Policies, check one of the following blocks: Not Applicable

    [ ] The vesting schedule elected shall apply to the value of the Policies as well as to the remainder of the Participant's Employer Account.

    [ ] Vesting schedule_____ shall apply to the value of the Policies, and vesting schedule_____ shall apply to the remainder of the Participant's Employer Account.

Item 11 Vesting Service Exclusions.

In determining a Participant's years of Vesting Service, the following periods of Service shall be excluded in addition to the exclusions set out in Section
1.57 of the Plan:

    [ ] (a) Service prior to the Plan Year during which a Participant attains age_____ (note: not more than 18*) years.

    [X] (b) Service during any period for which the Employer did not maintain this Plan or a predecessor plan.

    [ ] (c) Service during any period for which the Employee made no contributions to the Plan, if Participant contributions were required to participate in the Plan for such period.

    [X] (d) Pre-Break Service excluded under the "Rule of Parity" dealing with the relationship between absence and pre-Break Service.

    [ ] (e) None of the above exclusions.

*If this Adoption Agreement applies to any Plan Year beginning prior to January
 l, 1985, then the age requirement for each such Plan Year shall be_____
(note: can be up to 4 years greater than the age requirement set forth above.)

Item 12 Compensation.

For purposes of the allocation of Employer contributions and Forfeitures, Compensation (as defined in Section 1.10 of the Plan) shall be based on compensation [X] actually paid or [] accrued, and shall be total Compensation.
                 up to $200,000

For purposes of the allocation, Compensation of a Participant shall include

    [X] his Compensation for the entire Plan Year.

    [ ] only his Compensation for the portion of the Plan Year during which he was a Participant.

    [ ] only his Compensation for the portion of the Plan Year commencing with the first day of the month during which he became a Participant.

    Note: If "accrued" Compensation is elected above, the Employer must adopt a written resolution each Plan Year specifying the amount of each Participant's Compensation for such year.

Item 13 Allocation of Contributions.

This Plan may be either non-integrated or integrated with Social Security. (Note: Choose one method only.)

                        [ ] (a) NON-INTEGRATED

    Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) shall be allocated, pursuant to the provisions of Sections 4.01 and 4.02 of the Plan, to each Participant's Employer Account in the proportion that such Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year of all Participants entitled to share in the allocation.

                        [x] (b) INTEGRATED

    (Note: if this Plan is a Paired Plan, integration with Social Security is permitted in one Paired Plan only.)

    Allocation of Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) under Sections
    4.01 and 4.02 of the Plan shall be as follows:

    First, to each Participant's Employer Account in an amount equal to MAX % (not more than the "Max", as defined below) of the Participant's Compensation in excess of (note: choose one option only):

    [ ] ___% (not to exceed 100%) of the Taxable Wage Base in effect at the beginning of the Plan Year.

    [ ] $______ (not to exceed the Taxable Wage Base in effect at the Effective
        Date of this adoption; or if in excess of such Taxable Wage Base, the "Max" limitation shall be reduced by a fraction, the numerator of which is such Taxable Wage Base and the denominator of which is the dollar amount selected).

    The term "Max" shall mean the employer's OASDI tax rate as of the beginning of the Plan Year. Unless modified by congress, the "Max" shall be as follows:

                              1984 - 1987 : 5.70%
                              1988 - 1989 : 6.06%
                               after 1989 : 6.20%

    Second, the remaining balance, if any, of the Employer contribution (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) shall be allocated to each Participant's Employer Account in the proportion that such Participant's Compensation bears to the total Compensation of all Participants.

    If the total amount of Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) is insufficient to complete the first phase of the allocation described above, such total amount shall be allocated in proportion to the amount of each Participant's Compensation in excess of the integration level elected above.

    If an Employee's entry date for participation in the Plan is not the Anniversary Date, then the integration level elected above (i.e., the integration break-point) [X] shall [] shall not be prorated in the Plan Year in which the Participant enters or reenters the Plan in the ratio that the length of the Participant's participation in the Plan that Plan Year bears to the length of the entire Plan Year.

Item 14 Top Heavy Plans (Code Section 416).

This item automatically applies only in Plan Years in which the Plan is a Top Heavy Plan, but all options herein must be completed by every Employer in case the Plan ever becomes Top Heavy.

    (a) Single Plan-Minimum Contributions and Allocations. Notwithstanding the provisions of Item 13, and before any contributions are allocated thereunder, minimum Employer contributions shall be made and allocated pursuant to Section 13.03 of the Plan in a Plan Year in which the Plan is Top Heavy

    (b) Multiple Plans-Minimum Contributions and Allocations. This subsection shall only apply if you sponsor, have sponsored or shall ever sponsor another qualified retirement plan. Not applicable

        (1) Minimum Contributions and Allocations.

            (i) Code Section 415 (e) Buy-Backs. If another retirement plan is a qualified defined benefit plan, and if for a Plan Year the plans are Top Heavy (but not Super Top Heavy), then the "Code Section 415(e) buy back" provisions, as defined in Section 13.05 of the Plan,

                [ ] shall be utilized, so that l25%

                [ ] shall not be utilized, so that 100%

                of the dollar limitations set out in Section 4.07 of the Plan shall be used in computing the Defined Benefit Fraction and the Defined Contribution Fraction.

            (ii) Use of Paired Plan Rules. This Plan [ ] is [ ] is not a Paired
                 Plan subject to the special Paired Plan provisions of Article 14 of the Plan.

                 Minimum Accruals. If the Plan is not a Paired Plan,

                 [ ] the Plan shall be considered to be subject to the Paired
                     Plan minimum allocation provisions of Article 14 of the Plan as if it were a Paired Plan

                 [ ] the following overriding provisions shall control instead of the Paired Plan provisions regarding minimum accruals.

                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------

            (Note: Notwithstanding any other provision of the Plan or this Adoption Agreement, if the Plan provides overriding provisions, or is subsequently amended to provide overriding provisions, then the Employer must apply to the appropriate Key District Office for a determination letter pursuant to Revenue Procedure 84-23 in order to obtain reliance with respect to the qualification of this Plan or any Paired Plan.)

            (iii) No Duplicate Benefits. If this Plan is or becomes a Paired
                  Plan (or is to be treated as a Paired Plan) with another qualified defined contribution plan, then the required minimum Employer contributions and allocations shall be provided only under [] this Plan [] the other qualified defined contribution plan.

        (2) Present Value. For purposes of establishing Present Value to compute the Top Heavy Ratio for the Plan as set forth in Section 13.02(j), any benefit under a qualified defined benefit pension plan maintained by the Employer shall be discounted only for mortality and interest based on the following factors, which, if a lump sum benefit is available, should be the factors used to compute a lump sum benefit:

                   Mortality Table: [ ] the UP-1984 Mortality Table
                                    [ ] as provided in the qualified defined
                                        benefit pension plan
                                    [ ] Other:________________________

                   Interest Rate:   [ ] the current rate specified for the
                                        purchase of immediate annuities by the
                                        Pension Benefit Guaranty Corporation
                                    [ ] as provided in the qualified
                                        defined benefit pension plan
                                    [ ] Other:_________________________

Item 15 Allocation in Year of Termination.

In performing each annual allocation of Employer contributions, former Participants who complete 1000 Hours of Service during a Plan Year but who are no longer employed on the allocation date shall be:

    [x] included.

    [ ] excluded, except that any former Participant whose Service terminated due to death, disability, or retirement shall be included.

    [ ] excluded.

    Note: Exclusion of such persons may under certain circumstances endanger the continued qualification of the Plan by the Internal Revenue Service.

Item 16 Loans.

The Plan Administrator [ ] shall [X] shall not permit loans to Participants pursuant to the provisions of Section 5.02 of the Plan.

Item 17 Withdrawals.

    Withdrawals - Employer contributions

    [X] Withdrawals from a Participant's Employer Account shall not be permitted.

        Withdrawals of up to ___% (note: not more than 100%) of a Participant's vested interest in his Employer Account may be permitted.

        Withdrawals of Employer contributions shall be limited to the following instances (note: 1 and 2 are optional; any combination (or neither) may be selected).

        [ ] (1) A withdrawal shall be permitted only in the case of financial hardship, as determined by the Plan Administrator in a uniform and nondiscriminatory manner.

        [ ] (2) A withdrawal shall be permitted only to those Participants
                (note: if more than one is selected, the earliest shall apply)

            [ ] who have ___ Years of Service.

            [ ] who are eligible for early retirement under this Plan.

            [ ] who have terminated employment with the Employer.

Withdrawals - Voluntary Non-deductible Employee contributions

(Note: this section of the Adoption Agreement should be filled out only if voluntary non-deductible Employee contributions are a feature of this Plan.)

[ ] Withdrawals from a Participant's Personal Account of voluntary non-deductible Employee contributions shall not be permitted.

[ ] Withdrawals of up to ____% (note: not more than 100%) of voluntary non-deductible Employee contributions from a Participant's Personal Account may be permitted.

 Withdrawal Restrictions
                                Not Applicable

    [ ] A withdrawal of either Employer or Employee contributions may not include the Income in the account.

Withdrawals of Employee contributions shall be limited to the following instances (note: 1, 2, 3 and 4 are optional: any combination (or neither) may be selected):

    [ ] (1) A withdrawal shall be permitted only if the right of a Participant to make voluntary contributions to his Personal Account shall be suspended for (note: select only one)

    [ ] the next __________ (note: not less than 6) months.

    [ ] the later of the next __________ (note: not less than 6) months or the time the withdrawal from the Personal Account is paid back in full by the Participant.

[ ] (2) A withdrawal shall be permitted in the case of financial hardship, as determined by the [ ] Employer [ ] Plan Administrator in a uniform and nondiscriminatory manner.

[ ] (3) A withdrawal shall be permitted only to those Participants (note: if more than one is selected, the earliest shall apply)

    [ ] who have ___ Years of Service.

    [ ] who are eligible for early retirement under this Plan.

    [ ] who have terminated employment with the Employer.

[ ] (4) Other (specify, but note: vested benefits may not be forfeited under this option):___________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________

Item 18 Insurance

Insurance Policies [ ] shall [ ] may [X] shall not be purchased to provide incidental death benefits on behalf of Participants, pursuant to the provisions of Section 9.05 of the Plan, in addition to the purchase of any annuity contract which is required under Item 19 or under the provisions of the Plan.

Item 19 Distribution Involving Life Contingencies.

Benefits under the Plan [X] may [ ] may not be paid in the form of an annuity involving life contingencies. (Note: Optional forms of benefit payment may not be eliminated after July 30, 1984.)

If benefits may be paid in the form of an annuity, then the Qualified Joint and Survivor Annuity shall be an annuity with [X] 50% [] 75% [] 100% of the annuity benefit continuing to a Participant's surviving Spouse at the Participant's death.

If ever a death benefit is to be paid to a Spouse of a Participant in the form of annuity described in Section 7.02(c)(2) of the Plan (i.e., a qualified preretirement survivor annuity), then that Spouse [X] may [ ] may not elect an optional form of death benefit payment (such as a lump sum) provided under the Plan. (Note: If a Spouse may elect an optional form of death benefit payment, then a special notice concerning the qualified preretirement survivor annuity must be given to the Participant between the ages of 32 and 35 pursuant to
Section 7.02(c)(5) of the Plan.)

Item 20 Investments. (Note: Choose any one option or permitted combination of options from (a), (b) or (c).)

(a) Investment decisions shall be controlled by (note: choose only one option from (a))

[] the Trustee in its sole discretion.

[] an Investment Manager appointed by the Employer pursuant to the provisions of
Section 10.09 of the Plan.

[x] the Employer, with respect to the Employer Accounts pursuant to the provisions of Section 10.10 of the Plan.

[x] each Participant, with respect to his Personal Account(s), if any, pursuant to the provisions of Section 10.11 of the Plan.

[] (b) Although the Trustee, the Employer, or an Investment Manager has been designated above to control investments, the Plan Administrator may elect to permit each Participant to have the right, at his discretion, to control the investment of his Personal Account(s), if any, and the vested amount of his Employer Account, if permitted by the Committee, pursuant to the provisions of
Section 10.11 of the Plan. (Note: this option should not be chosen if the last option in (a) was chosen.)

[] (c) The Trustee may delegate its duty physically to hold and safeguard the assets of the Plan to the Sponsor as custodian.

[] (d) Investment by the Plan in Qualifying Employer Securities shall be permitted to a maximum of l00% (note: not more than 100%) of that portion of the Trust Fund attributable to Employer contributions and Forfeitures [] the value of the entire Trust Fund (note: election of this second option may require the registration of such securities with the Securities and Exchange Commission). With respect to the voting of such Qualifying Employer Securities, the following entity shall vote such shares (note: select only one):

[x] the Trustee.

[] the Participant to whose Account the shares have been allocated.

[] the Plan Administrator or, if appointed, the Committee.

Item 21 Multiple Plans-Limitation on Total Benefits (Code Section 415).

If you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant, you must complete this section.

(a)  []  If  the  Participant  is  covered  under  another   qualified   defined
contribution plan maintained by the Employer, other than a Master or Prototype Plan (note: select only one option):

[] The provisions of subsection 4.07(b)(1) through subsection 4.07(b)(6) of the Plan shall apply, as if the other plan was a Master or Prototype Plan.

[] The amount of Annual Additions allocated to any Participant's Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts will be properly reduced, as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[x] This situation is not applicable

(b) [] If the Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer (note: select only one option):

[] In any Limitation Year, the Annual Additions credited under this Plan to the Participant may not cause the sum of the Defined Benefit Fraction and Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with subsection 4.07(a)(4) of the Plan.

[] The amount of Annual Additions allocated to any Participant's Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts will be properly reduced, as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[x] This situation is not applicable.

Item 22 Service with Predecessor Employer.

Employment with the following predecessor employer(s) shall be considered Service with the Employer for all purposes of the Plan (note: If the Employer is maintaining a tax-qualified plan of a predecessor employer, that predecessor employer must be listed; place an asterisk (*) after the name of any such predecessor employer.):

[x] There are no such predecessor employers.
[ ] ----------------------------------------------------------------------
    ----------------------------------------------------------------------
    ----------------------------------------------------------------------

Item 23 Controlled Groups.

The following employers are members of a Controlled Group:

[x] (a) There are no such employers.

[] (b)    ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------


Item 24 Other Adopting Employers.

The following adopting Employers are affiliates of the Employer which, pursuant to Section 4.08 of the Plan, have adopted the Plan and for which a single Trust Fund may be used for the investment of the Trust Fund:

                Not Applicable
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Each such adopting Employer which is a member of a Controlled Group [] shall [] shall not be considered to be a separate Employer for purposes of allocating Employer contributions and Forfeitures.

Item 25 Compensation of Trustee or Custodian.

The Employer agrees to pay and/or reimburse the Trustee and the Custodian, if any, for expenses on the basis set out in the Plan, provided the Trustee is not a full-time Employee of the Employer, and to pay the Trustee and the Custodian, an annual fee according to its schedule of fees. Trustee's and Custodian's annual compensation shall be charged to the Trust Fund, unless paid or reimbursed by the Employer.

Item 26 Appointment of Trustee or Custodian.

The Trustee or Custodian, by execution of this Adoption Agreement, accepts its appointment as Trustee or Custodian, under the aforesaid Plan.

Item 27 Coordination of Plan Administrator and Trustee.

At the commencement of this Plan and at the end of each Plan Year thereafter, the Plan Administrator appointed by the Employer shall deliver to the Trustee or Custodian such information as the Trustee or Custodian may require for the proper installation and administration of the Plan.

Item 28 Amendment by Employer.

The elective features of this Adoption Agreement may be amended by the Employer as provided in Article 11 of the Plan, but all authority to amend the portions of the Plan which constitute a prototype plan approved by the Internal Revenue Service under Revenue Procedure 84-23 is specifically delegated irrevocably to the Sponsor, subject to the provisions of Article 11 of the Plan.

IN WITNESS WHEREOF, the following parties hereto have caused this Adoption Agreement to be executed this the 6th day of February, 1989.

                         Equitable Securities Corporation
                         EMPLOYER
                         By: W. H. Cammack
                            ---------------------------------------
                         Title: Chief Executive Officer

                         ------------------------------------------
                         Adopting Employer


                         By:
                            ---------------------------------------
                         Title:
                               ------------------------------------

                         ------------------------------------------
                         Adopting Employer

                         By:
                            ---------------------------------------
                         Title:
                               ------------------------------------

                         William H. Cammack, Sr., Co-Trustee
                         Trustee (Print)

                         Signature: W. H. Cammack
                              --------------------------------
                                 William P. Johnston, Co-Trustee

                         Signature: William P. Johnston
                              --------------------------------
                         Equitable Securities Corporation Custodian

                         By: W. H. Cammack
                            ---------------------------------------
                         Title: Chief Executive Officer


                         NOTICE TO ADOPTING EMPLOYER(S)

An Employer who ever maintained or who later adopts any plan, other than a Paired Plan in which override options are not selected, in addition to this Plan (including, after December 31, l985, a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office of the Internal Revenue Service for a determination letter pursuant to Revenue Procedure 84-23.

This Adoption Agreement may be used only in conjunction with Equitable Securities Corporation Defined Contribution Basic Plan Document #01.

                             CODA ADOPTION AGREEMENT

INSTRUCTIONS: This CODA Adoption Agreement is designed to be an amendment and attachment to the following Adoption Agreements for the purpose of adopting a cash or deferred arrangement (CODA) pursuant to section 401(k) of the Internal Revenue Code:

- Profit Sharing Plan Adoption Agreement #001 (Non-standardized)
- Profit Sharing Thrift Plan Adoption Agreement #002 (Non-standardized)
- Profit Sharing Plan Adoption Agreement #006 (Standardized)

                             CODA ADOPTION AGREEMENT

     [ ] Check here and complete the provisions below if Elective Deferrals are permitted under this Plan.

Item 29: Employer Contributions Under the CODA Adoption Agreement.

     (a) The Employer may make contributions to the CODA without regard to current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year. [ ] Check here if applicable.

Item 30:  Elective Deferrals.

     (a) A Participant may elect to have his or her Compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the Plan Administrator [CHECK ANY APPLICABLE OPTIONS AND FILL IN THE APPROPRIATE BLANKS].

         [X] 1. Amount not in excess of [ 15 ] percent of a Participant's Compensation.

         [ ] 2. An amount  not in excess of [ENTER A  SPECIFIED  DOLLAR  AMOUNT]
         ________ of a Participant's Compensation.

         No Participant shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $7,000, multiplied by the Adjustment Factor. $7,626 in 1989

         (1) A Participant may elect to commence Elective Deferrals as of [ENTER AT LEAST ONE DATE OR PERIOD DURING A CALENDAR YEAR] January 1.* Such election shall become effective as of the [ENTER NUMBER] 1st pay period following the pay period during which the Participant's election to commence Elective Deferrals was made, or as soon as administratively feasible thereafter. *Shall be March 1st for
                1989 Plan Year. New hires upon date of participation.
         (2) A Participant's election to have Elective Deferrals made pursuant to a salary reduction agreement shall remain in effect until modified or terminated. A Participant may modify the amount of Elective Deferrals as of [ENTER AT LEAST ONE DATE OR PERIOD DURING A CALENDAR YEAR] monthly but only one change per year. Such election shall become effective as of the [ENTER NUMBER]__________ pay period following the pay period during which the Participant's election to modify Elective Deferrals was made, or as soon as administratively feasible thereafter.

         (b) A Participant may base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash. [X] Check here if such Elective Deferrals may be made under the Plan.

     (1) A Participant shall be afforded a reasonable period to elect to defer amounts described in Item 30(b) above. Such election shall become effective as of the [ENTER NUMBER] __________ pay period following the pay period during which the Participant's election to make such Elective Deferrals was made, or as soon as administratively feasible thereafter.

     (c) A Participant shall designate the amount and frequency of his or her Elective Deferrals in the form and manner specified by the Plan Administrator.

Item 31: Qualified Non-elective Contributions.

     (a)  The  Employer  [elect  one] [ ]  will  [X]  will  not  make  Qualified
Non-elective Contributions to the Plan. If the Employer does make Qualified Non-elective Contributions to the Plan, then the amount of such contributions to the Plan for each Plan Year shall be [elect one]:

     [ ] 1. [ ] percent (not to exceed 15 percent) of the Compensation of all Participants eligible to share in the allocation.

     [ ] 2. [ ] percent of the net profits, but in no event more than [$ ] for any Plan Year.

     [ ] 3. An amount as determined  by the Employer.

     The amount of the special Qualified Non-elective Contributions allocated under Item 33(b) below will be the amount needed to meet the Average Actual Deferral Percentage test stated in section 17.03(f) of the CODA amendment.

     Allocations of Qualified Non-elective Contributions shall be made in accordance with Item 33 below.

Item 32: Qualified Matching Contributions.

     (a) The Employer [elect one] [ ] will [X] will not make Qualified Matching Contributions to the Plan on behalf of Participants who make Elective Deferrals.

     (b) The Employer will make Qualified Matching Contributions to the Plan on behalf of [elect one]:

     [ ] 1. All Participants who make Elective Deferrals.

     [ ] 2. All Participants who are Non-highly Compensated Employees and who make Elective Deferrals.

     (c) The amount of such Qualified Matching Contributions made on behalf of each Participant as specified in Item 32(b) of this Adoption Agreement shall be [elect as appropriate]:

     [ ] 1. [ ] percent of the Elective Deferral made for each Plan Year.

     [ ] 2. The sum of [ ] percent of the portion of the Elective Deferral which does not exceed [ ] percent of the Participant's Compensation plus [ ] percent of the portion of the Elective Deferral which exceeds [ ] percent of the Participant's Compensation, but does not exceed [ ] percent of the Participant's Compensation.

     [ ] 3. The Employer shall not match Elective Deferrals as provided in 1 or 2 above in excess of [$ ] or in excess of [ ] percent of the Participant's Compensation.

     (d) The amount of Qualified Matching Contributions made under section 17.06(e) of CODA and this Item 32 of the CODA Adoption Agreement, that are taken into account as Qualified Non-elective Contributions under section 17.03(f) of the CODA, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be:

     [ ] 1. All such Qualified Matching Contributions.

     [ ] 2. Such Qualified Matching Contributions that are needed to meet the Actual Deferral Percentage test stated in section 17.03(f) of the CODA.

Item 33: Allocation of Qualified Non-Elective Contributions.
                                                       Not Applicable

     (a)   Allocations   of  Qualified   Non-elective   Contributions   to  each
Participant's account shall be made [elect one]:

     [ ] 1. In the ratio in which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

     [ ] 2. In the ratio in which each Participant's Compensation not in excess of [$ ] for the Plan Year bears to the total Compensation of all Participants not in excess of [$ ] for such Plan Year.

     (b) In accordance with section 17.03(i)(2) of this CODA amendment, allocations of special Qualified Non-elective Contributions to each Non-highly Compensated Employee's account shall be made [elect one]:

     [ ] 1. In the ratio in which each Non-highly Compensated Employee's Compensation for the Plan Year bears to the total Compensation of all Non-highly Compensated Employees for such Plan Year.

     [ ] 2. In the ratio in which each Non-highly Compensated Employee's Compensation not in excess of [$ ] of the Plan Year bears to the total Compensation of all Non-highly Compensated Employees not in excess of [$ ] for such Plan Year.

Item 34: Limitations on Contributions.

     (a) Amounts that are contributed or allocated to the accounts of each Participant under the Plan must not, when aggregated with amounts that are contributed or allocated to the accounts of each Participant under any other plan or plans in accordance with the provisions of the underlying Plan document, exceed the applicable limitations on contributions and allocations as stated in the underlying Plan document and otherwise required under section 415 of the Code and the regulations thereunder.

Item 35: Matching Contributions.

     (a) The Employer [elect one] [X] will [ ] will not make Matching Contributions to the Plan on behalf of Participants who make Elective Deferrals. Complete Items 35(b), 35(c), 35(d) and 38(a) of this Adoption Agreement if Matching Contributions will be made to the Plan.

     (b) The Employer will make Matching Contributions to the Plan on behalf of [elect one]:

     [X] 1. All Participants who make Elective Deferrals.

     [ ] 2. All Participants who are Non-highly Compensated Employees and who make Elective Deferrals.

     (c) Matching contributions will be [elect one]:

     [ ] 1. Nonforfeitable when made.

     [X]  2.   Subject  to  the   vesting   schedule   applicable   to  employer
contributions,   other  than  Elective  Deferrals  and  Qualified   Non-elective
Contributions, under the Plan.

     (d) The amount of such Matching Contributions made on behalf of each Participant as specified in Item 35(b) of this Adoption Agreement shall be [elect as appropriate]: *

     [ ] 1. [ ] percent of the Elective Deferral made for each Plan Year.

     [ ] 2. The sum of [ ] percent of the portion of the Elective Deferral which does not exceed [ ] percent of the Participant's Compensation plus [ ] percent of the portion of the Elective Deferral which exceeds [ ] percent of the Participant's Compensation, but does not exceed [ ] percent of the Participant's Compensation.

     [ ] 3. The Employer shall not match Elective Deferrals as provided in 1 or 2 above in excess of [$ ] or in excess of [ ] percent of the Participant's Compensation.

*Amount to be determined by Board of Directors annually.

Item 36: Special Distributions.

     (a) Elective Deferrals, Qualified Non-elective Contributions and income allocable to such amounts shall be distributable upon separation from service, death, or disability, as defined in the underlying Plan document, and, in addition [elect options, if any]:

     [X] 1. Termination of the Plan without the establishment of a successor plan.

     [X] 2. As soon as administratively feasible after the sale to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

     [X] 3. As soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary.

     [X] 4. Upon the attainment of age 59 1/2 by the Participant.

     [X] 5. Upon the hardship of the Participant,  to the extent provided for in section 17.05(b) of the CODA and Item 36(b) of this CODA Adoption Agreement, and subject to applicable regulations prescribed by the Secretary of the Treasury.

     (b) The following objective nondiscretionary standards shall be applied in determining financial hardship under Item 36(a)(5) of the CODA Adoption Agreement.

     (1) [Each adopting employer must state the criteria for determining immediate and heavy financial need]

"Safe harbor" hardships

-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------

     (2) [Each adopting employer must state the criteria for determining the amount required to meet such need]

-----------------------------------------------------------
"Safe harbors"
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------

     (3) [Each adopting employer must state the criteria for determining whether other financial resources of the Participant are reasonably available]

-----------------------------------------------------------
"Safe harbor"
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------

Item 37: Claims For Excess Elective Deferrals.

     (a) Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the Plan Administrator by [SPECIFY A DATE BETWEEN MARCH 1 AND APRIL 15] March 1 .

Item 38: Forfeitures (Required if the Employer elects to make Matching Contributions in Item 35 of this Adoption Agreement)

(a) Forfeitures of Excess Aggregate Contributions shall be [elect one]:

     [X] 1. Applied to reduce matching Employer contributions.

     [ ] 2. Allocated, after all other forfeitures under the Plan, to each Participant's Matching Contribution account in the ratio which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures will not be allocated to the account of any Highly Compensated Employee.

Item 39: Compensation.

     (a) [X] (Check if  applicable)  In addition to  Compensation  as defined in section 17.02(f) of the amendment to the underlying Plan document, Compensation shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

Item 40: Effective Date.

     (a) The provisions of this Adoption Agreement amendment shall be effective as of [ENTER THE FIRST DAY OF THE FIRST PLAN YEAR FOR WHICH THIS AMENDMENT IS TO BE EFFECTIVE, BUT NO EARLIER THAN THE LATER OF THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING AFTER DECEMBER 3l, 1986, OR THE FIRST DAY OF THE PLAN YEAR IN WHICH THIS AMENDMENT IS ADOPTED] January 1, 1989.

     FOOTNOTES: The following provisions of the model CODA warrant additional explanation:

     1. Basic Plan Document Sections 17.02(h) and 17.02(m). Leased employees that are defined as employees in section 17.02(h) of the amendment to the basic plan document must be considered for purposes of determining the identity and number of Highly Compensated Employees.

     2. Basic Plan Document Section 17.03(e). Excess Elective Deferrals that are distributed after April 15 are not only includible in the Participant's gross income in the taxable year made, but are also includible in the Participant's gross income again in the year when distributed.

     3. Basic Plan Document Sections 17.03(h) and 17.07(d)(1). The model CODA permits a plan to distribute Excess Contributions and Excess Aggregate Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose. Distribution of such amounts, or other corrective action, is required under section 401(k)(8) and 401(m)(6) of the Code if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, then section 4979 of the Code imposes a ten (10) percent excise tax on the employer maintaining the plan with respect to such amounts.

     4. Basic Plan Document Section 17.03(i). Any additional contributions that are allocated pursuant to this section shall be subject to the limitations under section 415(c) of the Code.

     5. Basic Plan Document Section 17.08. If section 17.08 is not adopted, employer contributions, including Elective Deferrals, are limited to accumulated earnings or profits for the taxable year or years ending within the Plan Year.

        6. Adoption Agreement Item 29(a). Unless this option is elected, the CODA will be subject to the profit-sharing plan's requirement that employer contributions be made out of current or accumulated net profits. Accordingly, all employer contributions under the CODA, including Elective Deferrals and Qualified Non-elective Contributions, will be limited to the Employer's net profits.

     7. Adoption Agreement Item 35(d). The level of contributions chosen by the Employer is subject to both the section 401(m)(2) discrimination test and the section 415 limitations.

     8. Adoption Agreement Item 36(a)(5). For years beginning after December 31, 1988, hardship withdrawals may only be made from amounts attributable to Elective Deferrals.

     9. Adoption Agreement Item 37(a). The Employer may choose to limit its acceptance of claims to a date that is no later than March 1.

DATE: February 6, 1989


                                   Equitable Securities Corporation
                                    EMPLOYER
                                By: W. H. Cammack
                                       -------------------------------
                                   Title:  Chief Executive Officer

                                Adopting Employer

                                   By:
                                       -------------------------------
                                   Title:
                                       ----------------------------

                                Adopting Employer

                                   By:
                                      -------------------------------
                                   Title:
                                      ----------------------------

                                   William H. Cammack, Sr., Co-Trustee
                                      ----------------------------------
                                 Trustee (Print)

                                   Signature: W. H. Cammack
                                      ------------------------
                                   William P. Johnston

                                   ----------------------------------
                                   Signature: William P. Johnston
                                              ------------------------
                                Title: Co-Trustee

                                                                    REVISED COPY

                           FIRST AMERICAN CORPORATION

                  PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST

                               ADOPTION AGREEMENT


                               PROFIT SHARING PLAN


                                   ADOPTED BY

                        Equitable Securities Corporation
                        --------------------------------
                               (Name of Employer)

                                     AS THE


                        Equitable Securities Corporation
                               Profit Sharing Plan
                        --------------------------------
                                 (Name of Plan)

                   Adoption Agreement #001 (Non-standardized)
                   Defined Contribution Basic Plan Document #01


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     THIS  ADOPTION  AGREEMENT,   and  the  provisions  of  the  First  American
Corporation Prototype Defined Contribution Plan and Trust, are hereby adopted by the Employer named hereinafter in order to establish a qualified plan and trust for the exclusive benefit of participating Employees of the Employer and their beneficiaries.

     Plan Name: Equitable Securities Corporation Profit Sharing Plan

Item 1 Plan Information.

(a) The Employer hereby


     [ ] establishes the above-named Plan

     [x] amends; restates and continues the above-named Plan, which was originally effective on 7-1-75 ,

     [ ] amends, restates and continues as the above-named Plan the plan previously named the ____________ , which was originally effective on __________ ,

         by adopting the FIRST AMERICAN CORPORATION PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST as established on August 27, 1985.

     (b) The Effective Date of this Plan adoption or amendment shall be 7-1, 1984.

     (c) The Plan Year shall end on June 30.

     (d) The Limitation Year shall be [x] the Plan Year.

                                      [ ] the 12 consecutive month period
                                          ending on_____________________.


Item 2 Employer Information.

     The Employer furnishes the following information:

     Name: Equitable Securities Corporation

     Business Address: First American Center, 25th Floor, Nashville, TN 37238

     Nature and Principal Location(s) of Business: Investment Banker Address same as above

     Date of Incorporation or Commencement of Business: 7-1-72

     Employer's I.R.S. Employer Identification Number 62-0871146

     Employer's Fiscal Year Ends: June 30

     Employer contributes to the following additional Pension or Profit Sharing
     Plans: N/A

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Type of Entity: [ ] Corporation  [ ] Subchapter S Corporation

[ ] Sale  Proprietorship  [ ]  Partnership  [ ] Tax  Exempt  Organization
[ ] Professional Corporation [ ] Professional Association

Item 3 Plan Admistration.

     The Trustee shall be

[x] First American Trust Company N.A.

[ ] (specify) Name: ______________________________________
              Address: ___________________________________
              Telephone Number:___________________________


The Plan Administrator, whose duties are set forth in Article 9 of the Plan, and the agent for service of process shall be

[x]    The Employer, Attn: Floyd E. Lee, Sr.
        Telephone Number: (615) 244-9420

[ ]     Other (specify): __________________________________
        ___________________________________________________
        Telephone Number: _________________________________
        Address: __________________________________________

Item 4 Employee Classes Excluded.

The following class(es) of persons employed by the Employer shall not be eligible to participate in the Plan:

[x] (a) No  exclusions.
[ ] (b) Hourly paid
[ ] (c) Salaried
[ ] (d) Piece work paid
[ ] (e) Commission paid
[ ] (f) Employees covered by a collective bargaining agreement between the
        Employer and representatives of such Employees in which retirement benefits were the subject of good faith bargaining, except as otherwise provided in the collective bargaining agreement. For this purpose, the
        term   "representatives  of  such  Employees"  shall  not  include  any organization more than l/2 of whose members are Employees who are owners, officers or executives of the Employer.

[ ] (g) Others (specify): ____________________________________

Item 5 Eligibility and Participation.

Employees shall become eligible to participate in the Plan according to the following schedule (note: mark only one selection, and further note: that if a box is marked, but no age or service requirement in the selection is filled in, or a "0" is filled in, or a "N/A" is filled in, or "None" is filled in, then no age or service requirement (as the case may be) shall be required in that selection):

[ ] (a) Immediately upon hire or, if later, upon attainment of age ___
        (note: not more than 21*).

[ ] (b) On the Anniversary Date coincident with or immediately following the date the Employee's Service begins.

[ ] (c) On the Anniversary Date coincident with or immediately following the later of:

    (I) attainment of age (note: not more than 20 1/2*) years, and

    (II)the date (note: not more than 30) months after the day the Employee was first employed by the Employer.

[x] (d) On the Anniversary Date or the date 6 months after the Anniversary
        Date, whichever comes first, coincident with or immediately following completion of 1 year (note: not more than 3) Year(s) of Service and attainment of age 21 (note: not more than 21*) years.

[ ] (e) On the Anniversary Date in the Plan Year during which the Employee completes _____ (note: not more than 3) Years of Service and attains age ___ note: not more than 21*) years.

[ ] (f) On the Anniversary Date nearest the date on which the Employee has both completed _____ (note: not more than 3) Years of Service and attained age _____ (note: not more than 21*) years.

[ ] (g) On the first day of the calendar month coincident with or immediately following the date on which the Employee has both completed _____(note: not more than 3) Years of Service and attained age _____ (note: not more than 21*) years.

* If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1985, then the age requirement for each such Plan Year shall be 22 (note: can be up to 4 years greater than the age requirement set forth above).

Each Employee who has satisfied the above age and Service requirements as of the Effective Date of this adoption shall become a Participant on the Effective Date. If this is a continuation of a predecessor plan, no Employee who has been a Participant under the predecessor plan and who is otherwise eligible to participate in this Plan shall be excluded from participation because of failure to satisfy the above age and Service requirements.

Notes: (1) All officers, shareholders, and highly compensated Employees covered by the Plan must meet, as of the Effective Date, the eligibility requirements estabished above for future Employees.

(2) If more than 1 Year (6 months if option (c) is elected) of Service is required for participation in the Plan, an option must be elected In Item 10 which will provide full and immediate vesting on the Employee's entry into participation.

Item 6 Hours of Service.

Hours of Service shall be determined for all purposes under the Plan on the basis selected as follows. (Note: Only one method may be selected for any class of Employees; if different methods are selected for different classes of Employees, then the combination of methods selected cannot result in discrimination. If only one method to selected, it shall apply to all classes of Employees covered by the Plan.)

[x] (a) On the basis of actual hours for which an Employee is paid or entitled to payment.

[ ] (b) On the basis of days worked: an Employee shall be credited with 10
        Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the day.

[ ] (c) On the basis of weeks worked: an Employee shall be credited with 45 Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the week.

[ ] (d) On the basis of semi-monthly payroll periods: an Employee shall be credited with 95 Hours of service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

[ ] (e) On the basis of months worked: an Employee shall be credited with 190 Hours of Service if under Section 1.23 of the Plan such Employee would be credited with at least 1 Hour of service during the month.

[ ] Option _____ shall apply to hourly paid Employees covered by the Plan.

[ ] Option _____ shall apply to salaried Employees covered by the Plan.

[ ] Option _____ shall apply to (specify) _____ covered by the Plan.

Item 7 Employer Contributions.

The Employer contribution for each Plan Year, pursuant to Section 3.01, shall be out of Net Profits as follows:

[x] such amount as the Employer, in its sole discretion, shall elect to contribute for the Plan Year.

[ ] for each Plan Year in which the current Net profits of the Employer exceed $__________ , out of the current Net Profits for that year, an amount equal to__________% (note: not to exceed 15%) of the aggregate Compensation of the Participants through the last day of such year (but for that calculation Compensation shall not be greater than $__________________ ); provided, however, that If the excess of current Net

If a Participant receives a distribution from his Employer Account upon termination of Service and is reemployed by the Employer before he incurs 5 consecutive Breaks in Service (or in Plan Years beginning before January 1, 1985, before he incurs a Break in Service), then he [x] will be required [ ] will not be required to repay the entire amount of the distribution in order to have his Forfeiture reestablished under the Plan.

Item 8 Participant Contributions.

Subject to the provisions of Section 3.03 of the Plan,

(a) Rollover contributions from individual retirement accounts and other qualified plans

    [ ] shall not be allowed.

    [X] shall be allowed.

(b) Contributions by Participants

    [X] shall not be required for participation in the Plan.                -

    [ ] shall be required for participation in the Plan, in the amount of
        ________ % (note: not more than 6%) of Compensation.

(c) Voluntary non-deductible contributions by Participants

    [ ] shall not be allowed.

    [X] shall be allowed.

(d) Voluntary deductible contributions by Participants

    [X] shall not be allowed.

    [ ] shall be allowed.

(e) If voluntary contributions are allowed under 8(c) and/or 8(d), complete the following items (i) and (ii).

    (i) Such contributions

        [x] shall be made regularly by payroll deduction, and shall share in investment income for the Plan Year for which made.

        [ ] shall be made as determined by the Participant, and shall not share in investment income for the Plan Year for which made.

    (ii) Such contributions shall be

        [ ] combined with other Plan assets for investment purposes.

        [ ] invested separately from other Plan assets in an account consisting of certificates of deposit, money market certificates, collective investment trusts, other short-term debt security instruments or any other investments acceptable to the Trustee.

Item 9 Retirement Requirement.

(a) The Normal Retirement Age of a Participant shall be

    [x] age 65 (note: not later than the earlier of age 65 or any other normal retirement age set by the Employer).

    [ ] the later of age _____ (note: not later than the earlier of age 65 or any other normal retirement age set by the Employer) or the age on which the _____ (note: not to exceed 10th) anniversary of his participation commencement date occurs. The participation commencement date to the first day of the first Plan Year in which the Participant commenced participation in the Plan.

(b) [ ] (Note: this selection is optional.) A Participant may retire early with full Vesting on the first day of any month following his attainment of age (note: between 55 and 65 years) if he has then completed years of
                  [ ] Vesting Service.
                  [ ] Service with the Employer.

(c) [ ] (Note: this selection is optional.) For purposes of the Plan, Disability shall not include the following:

        [ ] a physical or mental condition which results directly or indirectly from (note: select one or more):

            [ ] injury intentionally self-inflicted

            [ ] injury or disease resulting from military service

            [ ] injury or disease suffered or contracted prior to the last date of an Employee's commencement of Service

        [ ] Other (specify):___________________________________________________

(d) Benefits under Article 8 of the Plan due a Separated Participant who is not eligible for normal retirement or early retirement on his separation from Service shall be paid to the Separated Participant or applied for his benefit from his Personal Account(s) as follows (note: select only one):


     [ ] within 60 days following the close of the Plan Year during which the Separated Participant incurs a Break in Service, or as soon thereafter as determinable.

     [ ] within 60 days following the close of the Plan Year during which the Separated Participant attains what would have been his Normal Retirement Age.

     [x] in a manner uniformly and nondiscriminatorily established by the Plan Administrator and not otherwise in contravention of Section 8.06 of the Plan.

Item 10 Vesting Schedule.

A Participant's Employer Account shall be vested in him according to the following schedule:

 Full Years of          [ ]   [ ]    [ ]    [ ]    [ ]    [ ]      [ ]     [X]
Vesting Service         (a)   (b)    (c)    (d)    (e)     (f)     (g)     (h)
------------------   -----  ----   ----   ----   ----    ----     ----    ----


Less than 1            100     0%     0%     0%     0%       0%       0%  ----%
        1              100     0      0     10      0        0        0   ----
        2              100    20      0     20      0        0        0   ----
        3              100    40    100     30      0        0        0   ----
        4              100    60    100     40      0        0       40     40
                                                                          ----
        5              100    80    100     50     25        0       45     50
                                                                          ----
        6              100   100    100     60     30        0       50     60
                                                                          ----
        7              100   100    100     70     35        0       60     70
                                                                          ----
        8              100   100    100     80     40        0       70     80
                                                                          ----
        9              100   100    100     90     45        0       80    100
                                                                          ----
        10             100   100    100    100     50      100       90    100
                                                                          ----
        11             100   100    100    100     60      100      100    100
                                                                          ----
        12             100   100    100    100     70      100      100    100
                                                                          ----
        13             100   100    100    100     80      100      100    100
                                                                          ----
        14             100   100    100    100     90      100      100    100
                                                                          ----
        15 or more     100   100    100    100    100      100      100    100


                                   ----------
Notes: (1)     No schedule shall be elected under option (h) which is not at least as favorable at each duration as either option (e), applied uniformly, or option (f), applied uniformly.

       (2) If this election represents a change in the Plan's vesting schedule, each Participant with at least 5 Years of Service with the Employer may elect within a reasonable period after the adoption of the change to have his nonforfeitable percentage computed under the Plan without regard to the change.

If the Plan includes or may in the future include any insurance Policies, check one of the following blocks:

[ ] The vesting schedule elected shall apply to the value of the Policies as well as to the remainder of the Participant's Employer Account.

[ ] Vesting schedule_____________ shall apply to the value of the Policies, and vesting schedule_____________ shall apply to the remainder of the Participant's Employer Account.

Item 11 Vesting Service Exclusions.
-----------------------------------

In determining a Participant's years of Vesting Service, the following periods of Service shall be excluded in addition to the exclusions set out in
Section 1.57 of the Plan:

   [ ] (a) Service prior to the Plan Year during which a Participant attains age
           _________ (note: not more than 18*) years.

   [x] (b) Service during any period for which the Employer did not maintain this Plan or a predecessor plan.

   [ ] (c) Service during any period for which the Employee made no contributions to the Plan, if Participant contributions were required to participate in the Plan for such period.

   [xx](d) Pre-Break Service excluded under the "Rule of Parity" dealIng with the relationship between absence and pre-Break Service.

   [ ] (e) None of the above exclusions.

   [ ] (f) If this Plan is a continuation of a plan which was in effect prior to ERISA, and if the provisions of the pre-ERISA plan with respect to
           (1) non-continuous employment and (2) the measurement of periods of employment are intended to apply under this Plan to Service prior to the date ERISA first applied to this Plan, check this block.

 * If this Adoption Agreement applies to any Plan Year beginning prior to January 1, 1985, then the age requirement for each such Plan Year shall be ________ (note: can be up to 4 years greater than the age requirement set forth above.)

   Note: Option (f) of this Item 11 may be elected, if appropriate, in addition to options (a) through (e).

Item 12 Compensation.

For purposes of the allocation of Employer contributions and Forfeitures, Compensation (as defined in Section 1.10 of the Plan) shall be based on compensation [X] actually paid or [ ] accrued, and shall

   [x] be total Compensation (note: this option must be selected if this Plan is integrated with Social Security).

   [ ] exclude:
        [ ]     overtime compensation
        [ ]     discretionary bonuses
        [ ]     contractual bonuses
        [ ]     _________% of commissions
        [ ]     other extraordinary remuneration:
                (specify) _____________________________________________

 [X] An Individual's Compensation during any Plan Year, for purposes of this Plan, shall be limited to the compensation of the highest salaried participant of the corporation.

For purposes of the allocation, Compensation of a Participant shall include

  [ ] his Compensation for the entire Plan Year.


  [x] only his Compensation for the portion of the Plan Year during which he was a Participant.

  [ ] only his Compensation for the portion of the Plan Year commencing with the first day of the month during which he became a Participant.

  Note: If "accrued" Compensation is elected above, the Employer must adopt a written resolution each Plan Year specifying the amount of each Participant's Compensation for such year.

Item 13 Allocation of Contributions.

This Plan may be either non-integrated or Integrated with Social Security. (Note: Choose one method only.)

                             [ ] (a) NON-INTEGRATED


   Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) shall be allocated, pursuant to the provisions of Sections 4.01 and 4.02 of the Plan, to each Participant's Employer Account in the proportion that such Participant's Ccmpensation for the Plan Year bears to the total Compensation for the Plan Year of all Participants entitled to share in the allocation.
                           ---------------------------
                                [x] (b)INTEGRATED

   Allocation of Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) under Sections
   4.01 and 4.02 of the Plan shall be as follows:

   First, to each Participant's Employer Account in an amount equal to MAX ____% (not more than the "Max", as defined below) of the Participant's Compensation in excess of (note: choose one option only):

     [X] 100% (not to exceed 100%) of the Taxable Wage Base in effect at the
         ---
         beginning of the Plan Year.

     [ ] $______ (not to exceed the Taxable Wage Base in effect at the Effective Date of this adoption; or if in excess of such Taxable Wage Base, the "Max" limitation shall be reduced by a fraction, the numerator of which is such Taxable Wage Base and the denominator of which is the dollar amount selected).

   The term "Max" shall mean the employer's OASDI tax rate as of the beginning of the Plan Year. Unless modified by Congress, the "Max" shall be as follows:

                               1984 - 1987: 5.70%
                               1988 - 1989: 6.06%
                               after  1989: 6.20%

   Second, the remaining balance, if any, of the Employer contribution (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) shall be allocated to each Participant's Employer Account in the proportion that such Participant's Compensation bears to the total Compensation of all Participants.

   If the total amount of Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to Item 7) is insufficient to complete the first phase of the allocation described above, such total amount shall be allocated in proportion to the amount of each Participant's Compensation in excess of the Integration level elected above.

   If an Employee's entry date for participation in the Plan is not the Anniversary Date, then the integration level elected above (i.e., the Integration break-point) [xx] shall [ ] shall not be prorated in the Plan Year In which the Participant enters or reenters the Plan in the ratio that the length of the Participant's participation in the Plan that Plan Year bears to the length of that entire Plan Year.

Item 14 Top Heavy Plans (Code Section 416).

   This Item automatically applies only in Plan Years in which the Plan is a Top Heavy Plan, but all options herein must be completed by every Employer in case the Plan ever, becomes Top Heavy.

   (a) Single Plan-Minimum Contributions and Allocations. Notwithstanding the provisions of Item 13, and before any contributions are allocated thereunder, minimum Employer contributions shall be made and allocated pursuant to Section 13.03 of the Plan in a Plan Year in which the Plan is Top Heavy.

   (b) Minimum Vesting. Notwithstanding the provisions of Item 10, the vested Interest of each Employee in his Employer Account in a Plan Year in which the Plan is Top Heavy shall be determined pursuant to Section 13.04 of the Plan on the basis of the following vesting schedule, unless a more rapid vesting schedule has been selected in Item 10:

                Full Years of            [ ]              [x]
              Vesting Service            (1)              (11)
              -----------------         -------         ---------
             Less than 1                    0%             0%
               1                            0              0
               2                            0             20
               3                          100             40
               4                          100             60
               5                          100             80
               6 or more                  100            100

   (Note: If you do not make an election, then option (11) shall apply).


   If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of a change in the Plan's Top Heavy status, then such shift shall be considered an amendment to the vesting schedule and the election rule for Participants with 5 or more Years of Service set forth in
   Section 11.03(d) of the Plan applies. Furthermore, any portion of the Employer Account that become vested under this minimum vesting schedule for a Top Heavy Plan shall remain nonforfeitable if the Plan shifts out of Top Heavy status.


(c) Multiple Plans-Minimum Contributions and Allocations. This subsection shall only apply if you sponsor another qualified retirement plan.

    (1) Minimum Contributions and A1locations.



     (i) Code Section 415 (e) Buy-Backs. If another retirement plan is a qualified defined benefit plan, and if for a Plan Year the plans are Top Heavy (but not Super Top Heavy), then the "Code Section 415(e) buy back" provisions, as defined in Section 13.05 of the Plan,

     [x[ shall be utilized, so that 125%

     [ ] shall not be utilized, so that 100%

     of the dollar limitations set out in Section 4.07 of the Plan shall be used in computing the Defined Benefit Fraction and the Defined Contribution Fraction.

     (ii) Minimum Accruals.

     [ ] Even though the Plan is not a Paired Plan, the Plan shall be considered to be subject to the Paired Plan minimum allocation provisions of Article 14 of the Plan as if it were a Paired Plan.

     [ ] The following overriding provisions shall control instead of the Paired Plan provisions regarding minimum accruals:

         ___________________________________________
         ___________________________________________
         ___________________________________________
         ___________________________________________
         ___________________________________________


   (iii) No Duplicate Benefits. If another retirement plan is a qualified defined contribution plan which is to be treated as a Paired Plan, then the required minimum Employer contributions and allocations shall be provided only under [X] this Plan [ ] the other qualified defined contribution plan.

 (2) Present Value. For purposes of establishing Present Value to compute the Top Heavy Ratio for the Plan as set forth in Section 13.02(j), any benefit under a qualified defined benefit pension plan maintained by the Employer shall be discounted only for mortality and interest based on the following factors, which, if a lump sum benefit is available, should be the factors used to compute a lump sum benefit:

 Mortality Table:   [ ] the UP-1984 Mortality Table
                    [x] as provided in the qualified defined benefit
                        pension plan
                    [ ] Other: ______________


    Interest Rate:  [ ] the current rate specified for the purchase of Immediate annuities by the Pension Benefit Guaranty Corporation

                    [X] as provided in the qualified defined benefit pension
                        plan
                    [ ] Other: ______________

Item 15 Allocation in Year of Termination.


        In performing each annual allocation of Employer contributions, former Participants who complete 1000 Hours of Service during a Plan Year but who are no longer employed on the allocation date shall be:

       [X] Included.

       [ ] excluded, except that any former Participant whose Service terminated due to death, disability, or retirement shall be included.

       [ ] excluded.

       Note: Exclusion of such persons may under certain circumstances endanger the continued qualification of the Plan by the Internal Revenue Service.


Item 16 Loans.

   The Plan Administrator [ ] shall [x] shall not permit loans to Participants pursuant to the provisions of Section 5.02 of the Plan.

Item 17 Withdrawals.

    Withdrawals - Employer contributions

     [ ] Withdrawals from a Participant's Employer Account shall not be permitted.


     [ ] Withdrawals of up to 100% (note: not more than 100%) of a Participant's vested interest in his Employer Account may be permitted.

         Withdrawals of Employer contributions shall be limited to the following instances (note: 1 and 2 are optional; any combination (or neither) may be selected).

            [X] (1) A withdrawal shall be permitted only in the case of financial hardship, as determined by the Plan Administrator in a uniform and nondiscriminatory manner.


            [ ] (2) A withdrawal shall be permitted only to those Participants
                    (note: if more than one is selected, the earliest shall apply)

                [ ] who have _______ Years of Service.

                [ ] who are eligible for early retirement under this Plan.

                [ ] who have terminated employment with the Employer.

   Withdrawal--Mandatory Employee contributions

   (Note: this section of the Adoption Agreement should be filled out only if mandatory Employee contributions are a feature of this Plan.)

   [ ] Withdrawals from a Participant's Personal Account of mandatory
       Employee contributions shall not be permitted.

   [ ] Withdrawals of up to _______% (note: not more than l00%) of mandatory
       Employee contributions from a Participant's Personal Account may be permitted. [ ] If the Participant is less than 50% vested in his Employer Account, then his withdrawal of mandatory Employee contributions shall result in a Forfeiture of that portion of his Employer Account not attributable to minimum allocations in Top Heavy Plan Years.

   Withdrawal-- Voluntary Non-deductible Employee contributions

   (Note: this section of the Adoption Agreement should be filled out only if voluntary non-deductible Employee contributions are a feature of this Plan.)


   [ ] Withdrawals from a Participant's Personal Account of voluntary non-deductible Employee contributions shall not be permitted.


   [x] Withdrawals of up to 100% (note: not more than 100%) of voluntary non-deductible Employee contributions from a Participant's Personal Account may be permitted.

   Withdrawal Restrictions

   [ ] A withdrawal of either Employer or Employee contributions may not include the income in the account.

   Withdrawals of Employee contributions shall be 1imited to the following instances (note: 1, 2, 3 and 4 are optional: any combination (or none) may be selected):


   [X] (1) A withdrawal shall be permitted only if the right of a Participant to make voluntary contributions to his Personal Account shall be suspended for (note: select only one)

       [x] the next 1 Year (note: not less than 6) months.


       [ ] the later of the next _________________ (note: not less than 6) months or the time the withdrawal from the Personal Account is paid back in full by the Participant.

   [x] (2) A withdrawal shall be permitted in the case of financial hardship, as determined by the [ ]Employer [x] Plan Administrator in a uniform and nondiscriminatory manner.

   [ ] (3) A withdrawal shall be permitted only to those Participants  (note:
           if more than one is selected, the earliest shall apply)

          [ ] who have __________ Years of Service,

          [ ] who are eligible for early retirement under this Plan.

          [ ] who have terminated employment with the Employer.

   [ ] (4) Other specify, but note: vested benefit may not be forfeited under this option):

           __________________________________________________________
           __________________________________________________________
           __________________________________________________________

Item 18 Insurance.

   Insurance Policies [ ] shall [ ] may [x] shall not be purchased to provide incidental death benefits on behalf of Participants, pursuant to the provisions of Section 9.05 of the Plan, in addition to the purchase of any annuity contract which is required under Item 19 or under the provisions of the Plan.

Item 19 Distribution Involving Life Contingencies.

   Benefits under the Plan [x] may [ ] may not be paid in the form of an annuity involving life contingencies. (Note: Optional forms of benefit payment may not be eliminated after July 30, 1984.)

   If benefits may be paid in the form of an annuity, then the Qualified Joint and Survivor Annuity shall be an annuity with [ ] 50% [ ] 75% [x] 100% of the annuity benefit continuing to a Participant's surviving Spouse at the Participant's death.

   If ever a death benefit is to be paid to a Spouse of a Participant in the form of annuity described in Section 7.02(c)(2) of the Plan (i.e., a qualified preretirement survivor annuity), then that Spouse [x] may [ ] may not elect an optional form of death benefit payment (such as a lump sum) provided under the Plan. (Note: If a Spouse may elect an optional form of death benefit payment, then a special notice concerninq the qualified preretirement survivor annuity must be given to the Participant between the ages of 32 and 35 pursuant to Section 7.02(c)(5) of the Plan.)



Item 20 Investments. (Note: Choose any one option or permitted combination of options from (a), (b) or (c).)


   (a) Investment decisions shall be controlled by (note: choose only one option from (a))

        [ ] the Trustee in its sole discretion.

        [x] an Investment Manager appointed by the Employer pursuant to the provisions of Section 10.09 of the Plan.

        [ ] the Employer, pursuant to the provisions of Section 10.10 of the Plan.

        [ ] each Participant, with respect to his Employer Account(s) and his Personal Account(s), if any, pursuant to the provisions of
            Section 10.11 of the Plan.

[ ](b) Although the Trustee, the Employer, or an Investment Manager has been designated above to control Investments, the Plan Administrator may elect to permit each Participant to have the right, at his discretion, to control the Investment of his Personal Account(s), if any, and the vested amount of his Employer Account, if permitted by the Committee, pursuant to the provisions of Section 10.11 of the Plan. (Note: this option should not be chosen if the last option in (a) was chosen.)

[ ](c) The Trustee may delegate its duty physically to hold and safeguard the assets of the Plan to the Sponsor as custodian.

   [ ] (d) Investment by the Plan in Qualifying Employer Securities shall be permitted to a maximum of____% (note: not more than 100%) of [ ] that portion of the Trust Fund attributable to Employer Contributions and Forfeitures [ ] the value of the entire Trust Fund (note: election of this second option may require the registration of such securities with the Securities and Exchange Commission). With respect to the voting of such Qualifying Employer Securities, the following entity shall vote such shares (note: select only one):

             [ ] the Trustee.

             [ ] the Participant to whose Account the shares have been
                 allocated.

             [ ] the Plan Administrator or, if appointed, the Committee.

Item 21 Multiple Plans-Limitation on Total Benefits (Code Section 415).
------------------------------------------------------------------------

If you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant, you must complete this section.

   (a) [ ] If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan (note: select only one option):

             [ ] The provisions of subsection 4.07(b)(1) through subsection
                 4.07(b)(6) of the Plan shall apply, as if the other plan was a Master or Prototype Plan.

             [ ] The amount of Annual Additions allocated to any Participant's
                 Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts will be properly reduced, as follows:
                __________________________________________________________
                __________________________________________________________
                __________________________________________________________
                __________________________________________________________

             [X] This situation is not applicable

   (b) [ ] If the Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer (note: select only one option):

             [ ] In any Limitation Year, the Annual Additions credited under this Plan to the Participant may not cause the sum of the Defined Benefit Fraction and Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with subsection 4.07(a)(4) of the Plan.

             [ ] The amount of Annual Additions allocated to any Participant's
                 Accounts under this Plan shall be limited to the Maximum Permissible Amount, and Excess Amounts wi11 be properly reduced, as follows:
                 ________________________________________________________
                 ________________________________________________________
                 ________________________________________________________
                 ________________________________________________________

         [X] This situation is not applicable.

Item 22 Service with Predecessor Employer.
------------------------------------------

         Employment with the following predecessor employer(s) shall be considered Service with the Employer for all purposes of the Plan (note: If the Employer is maintaining a tax-qualified plan of a predecessor employer, that predecessor employer must be listed; place an asterisk (*) after the name of any such predecessor employer):

         [X] There are no such predecessor employers.

         [ ] ________________________________________________________

             ________________________________________________________

             ________________________________________________________

Item 23 Controlled Groups.
--------------------------

         The following employers are members of a Controlled Group:

         [X] (a) There are no such employers.

         [ ] (b) ____________________________________________________

                 ____________________________________________________

                 ____________________________________________________


Item 24 Other Adopting Employers.
---------------------------------

The following adopting Employers are affiliates of the Employer which, pursuant to Section 4.08 of the Plan, have adopted the Plan and for which a single Trust Fund may be used for the investment of the Trust Fund:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

     Each such adopting Employer which is a member of a Controlled Group [ ] shall [ ] shall not be considered to be a separate Employer for purposes of allocating Employer contributions and Forfeitures.

Item 25 Compensation of Trustee or Custodian.
---------------------------------------------

     The Employer agrees to pay and/or reimburse the Trustee and the Custodian, if any, for expenses on the basis set out in the Plan, provided the Trustee is not a full-time Employee of the Employer, and to pay the Trustee and the Custodian an annual fee according to its schedule of fees. Trustee's and Custodian's annual compensation shall be charged to the Trust Fund, unless paid or reimbursed by the Employer.

Item 26 Appointment of Trustee or Custodian.
--------------------------------------------

     The Trustee or Custodian, by execution of this Adoption Agreement, accepts its appointment as Trustee or Custodian, respectively, under the aforesaid Plan.

Item 27 Coordination of Plan Administrator and Trustee or Custodian.
--------------------------------------------------------------------

     At the commencement of this Plan and at the end of each Plan Year thereafter, the Plan Administrator appointed by the Employer shall deliver to the Trustee or Custodian such information as the Trustee or Custodian may require for the proper installation and administration of the Plan.

Item 28 Amendment by Employer.
------------------------------

     The elective features of this Adoption Agreement may be amended by the Employer as provided In Article 11 of the Plan, but all authority to amend the portions of the Plan which constitute a prototype plan approved by the Internal Revenue Service under Revenue Procedure 84-23 is specifically delegated irrevocably to the Sponsor, subject to the provisions of Article 11 of the Plan.

       IN WITNESS WHEREOF, the following parties hereto have caused this Adoption Agreement to be executed this the 28th day of April , 1986.



                                          Equitable Securities Corporation
                                          --------------------------------
                                          EMPLOYER

                                          By: /s/ W.H. Cammack
                                             -----------------------------
                                          Title: President
                                                --------------------------




                                          ________________________________
                                          Adopting Employer

                                          By:_____________________________
                                          Title:__________________________



                                          ________________________________
                                          Adopting Employer

                                          By:_____________________________
                                          Title:__________________________


                                          First American Trust Company, N.A.
                                          ----------------------------------
                                          Trustee

                                          By: /s/ Janie Greenwood Harris
                                             -------------------------------
                                          Title: Assistant Vice President
                                                ----------------------------


                                          __________________________________
                                          Custodian
                                          (only if Bank named Custodian)

                                          By:_______________________________
                                          Title:____________________________




                         NOTICE TO ADOPTING EMPLOYER(S)

        An Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office of the Internal Revenue Service for a determination letter pursuant to Revenue Procedure 84-23.

This Adoption Agreement may be used only in conjunction with First American Corporation Defined Contribution Basic Plan Document #01.

[LOGO] FIRST                                        First American National Bank
       AMERICAN                                     Nashville, Tennessee 37237



July 30, 1980

Mr. Floyd Lee, Sr.
Equitable Securities Corporation
First American Center
Nashville, Tennessee 37238

Re: Equitable Securities Corporation Profit Sharing Plan

Dear Floyd:

We have enclosed a copy of the First Amendment to the First American National Bank of Nashville Master Corporate Profit Sharing Plan and Trust which was effective January 1, 1978 and was approved by the Internal Revenue Service on May 1, 1980. Also enclosed is a copy of the IRS approval letter. Both documents should be placed with your Joinder Agreement and Master Plan currently in effect.

With the exception of Section (4), all the changes to the plan are minor technical amendments necessary to comply with the final regulations under the law. Section (4) adds language to the plan which would allow a participant to borrow from the plan up to the amount of his vested interest. The loan would have to be approved by the Profit Sharing Committee and be in accordance with guidelines set by the committee for all loans. In addition, the loan would be a general asset of the trust and interest received by the plan would be distributed each year to all participants sharing in the allocation for that year.

Should you have any questions about these changes to the plan, please feel free to contact me.

Yours very truly,

/s/ J. Richard Johnson
----------------------
J. Richard Johnson
Trust Officer

JRJ/mw
Enclosures

                                                            FirstAmtennBankgroup

                                FIRST AMENDMENT

                                     TO THE

                   FIRST AMERICAN NATIONAL BANK OF NASHVILLE
                 MASTER CORPORATE PROFIT SHARING PLAN AND TRUST

The First American National Bank of Nashville Master Corporate Profit Sharing Plan and Trust is hereby amended, effective January 1, 1978, as follows:

(1) Article 1, Section 1.23, entitled "Service", is amended by deleting the third, fourth and fifth paragraphs thereof and substituting the following language:

        "Hour of Service, for purposes of the Plan, shall mean each hour for which an employee is paid, or entitled to payment:

        (a) for the performance of duties for the Employer during the applicable computation period, or

        (b) by the Employer on account of a period of time during which no duties are performed; provided,

            (i) no more than five hundred one (501) Hours of Service shall be credited during any such single continuous period, and

            (ii) Hours of Service shall not be credited for payments made solely to comply with workmen's or unemployment compensation or disability insurance laws or as reimbursement for medical expenses.

        Hours of Service shall also include hours for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours shall not be credited under both this and the preceding paragraph of this Section 1.23.

        The rules set forth in paragraphs (b) and (c) of Department of Labor regulations 2530.200b-2 are incorporated herein by reference."

(2) Article 1, Section 1.28, entitled "Vesting Service", is amended by deleting the second paragraph thereof.

(3) Article 7, Section 7.05, entitled "Limitations on Vesting Service", is amended by adding as the final paragraph the following language:

        "Provided, however, if Item 12(d) in the Joinder Agreement is selected by an Employer, a Participant shall be conclusively deemed to have made the required contributions during any period in which he made any required contributions to the Plan."

(4) There is added to Article 8 a new Section 8.06 as follows:

        "Section 8.06 Loans to Participants. After receiving a Participant's application and according to a uniform nondiscriminatory policy, the Committee may direct the Trustee to make a loan or loans to a Participant. All loans shall bear interest at a rate at least equal to the prevailing interest rate then being charged for similar loans at First American National Bank of Nashville, Tennessee.

        The amount of the loan shall not exceed a Participant's Employer Account, shall be repaid in a specified period of time, shall be evidenced by a note and shall be secured by adequate collateral if the loan exceeds the Participant's vested interest in his Employer Account.

        The collateral for the loan shall include at least the assignment of the Participant's entire right, title and interest and to the Trust Fund and other property, if necessary, to adequately secure the loan. By accepting the loan the Participant automatically assigns as security for the loan all of his rights, title and interest in and to the Trust Fund."

(5) For Employers electing initially to participate in the Master Plan on and after July 1, 1979, Item nineteen (19) of each Joinder agreement is hereby amended by deleting the phrase, "as a common law employee", in each Item.

        Employers initially participating in the Master Plan prior to July 1, 1979, may elect to change the provisions of Item nineteen, as described above, by executing new Joinder Agreements incorporating the changes.

        IN WITNESS WHEREOF, this First Amendment to the First American National Bank of Nashville Master Corporate Profit Sharing Plan and Trust is hereby
executed by its duly authorized officer on this      day of      , 1979.

                                       FIRST AMERICAN NATIONAL BANK OF NASHVILLE

                                       By:
                                          -----------------------------
Attest: (Signature Illegible)
       ---------------------------
        (Title Illegible)

                    FIRST AMERICAN NATIONAL BANK OF NASHVILLE

                 MASTER CORPORATE PROFIT SHARING PLAN AND TRUST

                               JOINDER AGREEMENT

        The undersigned Employer hereby adopts the First American National Bank of Nashville Master Corporate Profit Sharing Plan and Trust (herein also referred to as the "Master Plan and Trust"). First American National Bank of Nashville, as Trustee, hereby accepts this adoption of the Master Plan and Trust and agrees to manage the assets thereof. The terms of the Employer's profit sharing plan are set forth in the Master Plan and Trust with such variations as are provided in this Joinder Agreement.

Plan Name: Equitable Securities Corporation Profit Sharing Plan and Trust

1. The Employer hereby

[X]     (a) establishes the Plan named above,

[ ]     (b) amends, restates, and continues the Plan named above, which was previously established, effective __________________________, by adoption of the FIRST AMERICAN NATIONAL BANK OF NASHVILLE MASTER CORPORATE PROFIT SHARING PLAN AND TRUST as executed on August 21, 1970 and amended on February 28, 1973 or by adoption of the Master Plan and Trust.

[ ]     (c) amends, restates and continues the Plan named above, which was originally effective on ________________________________,

        by adoption of the FIRST AMERICAN NATIONAL BANK OF NASHVILLE MASTER CORPORATE PROFIT SHARING PLAN AND TRUST as amended and restated on December 12, 1977.

2. The Effective Date of this adoption of the Master Plan and Trust is July 1, 1975, which, except under unusual circumstances, is the first day of a Plan Year.

3. The Employer furnishes the following information:

   Name    Equitable Securities Corporation
       -------------------------------------------------------------------------
   Business Address     First American Center
                   -------------------------------------------------------------
                        Nashville, Tennessee 37238
   -----------------------------------------------------------------------------
   Nature and Principal Location(s) of Business      Investment Banking
                                               ---------------------------------
                                                     Nashville; Tennessee
   -----------------------------------------------------------------------------

   Employer's Federal Tax Identification Number   62-0871146
                                               ---------------------------------
   Employer's Fiscal Year Ends     June 30
                              --------------------------------------------------
   Employer's Books of Account are kept on a [ ] cash [X] accrual basis.

   Employer contributes to the following additional pension or profit sharing plans: None
         -----------------------------------------------------------------------
   -----------------------------------------------------------------------------
   (Changes to the information material in this Item 3 may be reported by the Employer to the Trustee in writing without executing an amended Joinder Agreement.)

4.  The Plan administrator shall be

[X] The Employer, Attn: Floyd E. Lee, Sr.,

    Telephone Number (615) 244-9420

[ ] Other (specify):

5. The following class(es) of persons employed by the Employer shall not be considered Employees for purposes of the Plan:

[X]     (a) No exclusions.


[ ]     (b) Employees covered by a collective bargaining agreement, except as otherwise provided in the collective bargaining agreement.

[ ]     (c) Others (specify):

6. Employees shall become eligible to participate in the Plan according to the following schedule:

[ ]     (a) On the Anniversary Date coincident with or immediately following the date the Employee's Service begins.

[ ]     (b) On the Anniversary Date coincident with or immediately following completion of _____ (not more than 1/2) Year of Service and attainment of age _____ (not more than 24 1/2) years; provided, however, that if the Employee shall first complete the required period of Service during a Year of Service after the Year of Service during which he attains the required age, he shall become eligible to participate on the Anniversary Date nearest the date such later Year of Service ends.

[ ]     (c) On the first day of the calendar month immediately following completion of ____ (not more than 1) Year of Service and attainment of age ____ (not more than 25) years.

[X]     (d) On the Anniversary Date or the 1st day of January (6 months after the Anniversary Date), whichever comes first, coincident with or immediately following completion of 1 (not more than 1) Year of Service and attainment of age 22 (not more than 25) years.

[ ]     (e) On the Anniversary Date or the _____day of _______________ (6 months after the Anniversary Date), whichever comes first, coincident with or immediately following completion of __________________ (not more than 3) Years of Service and attainment of age ___________ (not more than 25) years.

        Each Employee who has satisfied the above age and service requirements as of the Effective Date shall become a Participant on the Effective Date. If (b) or (c) in Item 1 above has been checked, no Employee who has been a Participant under the predecessor plan and who is otherwise eligible to participate in this Plan shall be excluded from participation because of failure to satisfy the age and Service requirements in this Item 6.

        Note: All officers, shareholders and highly compensated Employees covered by the Plan must meet, as of the Effective Date, the eligibility requirements established above for future Employees.

7. At the commencement of the Plan and at the end of each Plan Year thereafter, the Profit Sharing Committee appointed by the Employer shall deliver to the Trustee such information as the Trustee may require for the proper installation and administration of the Plan.

8. The elective features of this Joinder Agreement may be amended by the Employer as provided in Article 10 of the Master Plan and Trust, but all authority to amend the Master Plan and Trust is specifically delegated irrevocably to the Trustee, subject to the provisions of Article 10 of the Master Plan and Trust.

9. The Normal Retirement Date of a Participant shall be the first day of the calendar month coincident with or immediately following:

[X]     (a) the 65th (not less than fifty-fifth nor more than sixty-fifth)
            birthday of the Participant.

[ ]     (b) the      (not less than fifty-fifth nor more than sixty-fifth)
            birthday of the Participant and completion of     (not more than 10)
            years from his initial date of participation in the Plan, but not later than age seventy (70) years.

10. The Employer agrees to pay and/or reimburse the Trustee for expenses on the basis set forth in the Master Plan and Trust, and to pay the Trustee an annual fee according to its regular schedule of fees. Trustee's annual fees will be charged to the Trust Fund and, at the option of the Employer, may be reimbursed by the Employer to the Trust Fund.

11. A Participant's Employer Account shall be vested in him according to the following schedule of vested percentages:

        Full Years of
       Vesting Service [ ] (a) [ ] (b) [ ] (c) [ ] (d) [ ] (e) [X] (f)

         Less than 1     100%      0%      0%       0%      0%      0%
              1          100      10       0        0       0       0
              2          100      20       0        0       0       0
              3          100      30       0        0       0       0
              4          100      40       0        0      40      40
              5          100      50      25        0      45      50
              6          100      60      30        0      50      60
              7          100      70      35        0      60      70
              8          100      80      40        0      70      80
              9          100      90      45        0      80      90
              10         100     100      50      100      90     100
              11         100     100      60      100     100     100
              12         100     100      70      100     100     100
              13         100     100      80      100     100     100
              14         100     100      90      100     100     100
         15 or more      100     100     100      100     100     100



        Provided, however, that the vested percentage shall be 100% for a Participant who has attained age sixty-five (65) years.

        No schedule shall be elected under option (f) which is not at least as favorable at each duration as either option (c), applied uniformly, or option (d), applied uniformly.

        If this is a successor plan, no Participant as of the Effective Date shall at any time have a lower nonforfeitable percentage because of the adoption of this Plan than he had under the predecessor plan immediately prior to adoption of this Plan.

        If (e) in Item 6 above has been checked, the schedule in (a) must be checked in this Item 11.

12. In determining a Participant's years of Vesting Service, the following periods of Service shall be excluded, in addition to the limitations in
        Section 7.05 of the Plan:

[ ]     (a) No exclusions.

[ ]     (b) Service prior to the Plan Year during which the Participant attains
            age      (not more than 22) years.

[X]     (c) Service during any period for which the Employer did not maintain the Plan or a predecessor plan.

[ ]     (d) Service during any period for which the Employee declined to contribute to the Plan, if Participant contributions were required to participate in the Plan for such period.

[ ]     (e) If (b) or (c) in Item 1 above has been checked, Service before the first Plan Year to which the provisions of Section 411 of the Code apply to the Plan, if such Service would have been disregarded under the rules of the Plan or predecessor plan concerning disruptions in Service in effect before such Plan Year.

13. Participant contributions described in Article 3, Section 3.03 of the Plan shall be required or permitted on the following basis:

[ ]     (a) Voluntary contributions shall not be allowed.

[X]     (b) Voluntary contributions shall be allowed.

[X]     (c) Mandatory contributions to participate in the Plan shall not be required.

[ ]     (d) Mandatory contributions to participate in the Plan shall be required in the amount of _____% (not more than 6%) of the Participant's Compensation for each Plan Year.

14. Rollover contributions to the Plan from individual retirement accounts and other qualified plans, subject to the provisions of Article 3,
        Section 3.03:

[ ]     (a) Shall not be allowed.

[X]     (b) Shall be allowed.

15. Withdrawals from Employee Accounts attributable to Participant voluntary contributions shall be allowed only:

[ ]     (a) Upon request by the Participant and consent of the Profit Sharing
            Committee.

[X]     (b) Upon determination by the Profit Sharing Committee that financial hardship exists for the Participant.

[ ]     (c) Upon termination of the Participant's Service with the Employer.

16. Compensation for a Participant shall be defined as total cash compensation, including commission, overtime and bonus pay.

        For purposes of the allocations under the Plan, Compensation shall include:

        [ ] Compensation for the entire Plan Year.

        [X] Only Compensation for the portion of the Plan Year during which an Employee was a Participant.

[X] Compensation for a Participant during any Plan Year, for purposes of the Plan, shall be limited to The compensation of the highest salaried participant.

17.     Allocation of Employer contributions and account Forfeitures under
        Article 4 of the Master Plan and Trust, shall be on the basis of the following method:


            First, to the Employer Account of each Participant entitled to share in the allocation an amount equal to 7 %(not more than 7%) of the Participant's Compensation for the Plan Year in excess of

            [X] the Taxable Wage Base in effect at the beginning of the Plan
                Year;

            [ ] $__________ (not to exceed the Taxable Wage Base in effect at the Effective Date; or, if in excess of such Taxable Wage Base, the 7% limitation shall be reduced by a fraction, the numerator of which is such Taxable Wage Base and the denominator of which is the dollar amount selected).

            Second, the remaining balance, if any, of the Employer contribution and account Forfeitures shall be allocated to each Participant's Employer Account in the proportion that each Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year of all Participants entitled to share in the allocation.

            If the total amount of the Employer contribution and account Forfeitures is insufficient to complete the first phase of the allocation described above, such total amount shall be allocated in proportion to the amount of each Participant's Compensation for the Plan Year in excess of the Taxable Wage Base or dollar amount, as elected above.

        If the Employer has elected to be taxed as a small business corporation under Section 1372(a) of the Code, then Employer contributions and the allocation of Employer contributions and account Forfeitures shall be further governed by Article 4, Section 4.06 of the Master Plan and Trust.

18. For purposes of allocation of Employer contributions and account Forfeitures under the Plan, Participants who complete 1,OOO hours of Service during a Plan Year but who are no longer in Service on the Valuation Date shall be:

        [X] included.

        [ ] excluded.

        Note: Exclusion of such persons, under certain circumstances, may jeopardize the continued qualification of the Plan.

19. In determining a Participant's Service for purposes of the Plan, his employment as a common-law employee with any predecessor employers or employers which are members of a controlled group of corporations, as defined in Section 1563(a) of the Code, or members of a group of trades or businesses (whether or not incorporated) under common control with the Employer shall be considered Service with the Employer; the following employers are such employers on the Effective Date: None
                                                                          ------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

20. The following employers are affiliates of the Employer which have separately adopted the Master Plan and Trust and for which a single Trust Fund may be used for the investment of the Trust Fund and the funds of such separate plans: None
                                      ------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

21. For purposes of this Item 21, "other plan" means either (1) a qualified defined contribution plan other than a master or prototype plan, or (2) a qualified defined benefit plan. If the Employer maintains such a plan, failure to complete this Item may adversely affect the qualification of all the plans maintained by the Employer. If the Employer does not complete this Item, the provisions of subsection 4.04(b) of the Master Plan and Trust will automatically apply to this Plan.

        [X] The Employer does not maintain any "other plan."

        [ ] The Employer maintains an "other plan," and the amount of annual addition allocated to any Participant's accounts under this Plan shall be limited as follows:
                                        ----------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

22. If the Employer takes no other specific action, as described in Article 3, Section 3.01, to determine an Employer contribution to the Plan prior to the end of any Plan Year:

        [X] (a) No Employer contribution shall be made for such Plan Year.

        [ ] (b) An Employer contribution equal to ______% (not to exceed 15%) of the total Compensation for the Plan Year of all Participants, but not to exceed ______% of the current Net Profits of the Employer for the Plan Year (excluding gains and losses from the sale of capital assets), shall be made for the Plan Year.

        IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed this 17th day of OCTOBER, 1978.


                                    Equitable Securities Corporation
                                    -----------------------------------
                                    EMPLOYER

                                    By /s/ W.H. Cammack, Pres.
                                       --------------------------------


                                    FIRST AMERICAN NATIONAL BANK OF NASHVILLE

                                    By /s/ (Signature Illegible)
                                       --------------------------------
                                       Trust Officer
ATTEST: /s/ (Signature Illegible)
        --------------------------
        Trust Officer

                        EQUITABLE SECURITIES CORPORATION

                 PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST

                        Equitable Securities Corporation
                  Defined Contribution Basic Plan Document #01

                                TABLE OF CONTENTS

ARTICLE                                                                    PAGE
-------                                                                    -----

1       DEFINITIONS                                                         1-1

2       ELIGIBLE EMPLOYEES AND PARTICIPANTS                                 2-1

3       CONTRIBUTIONS TO THE PLAN                                           3-1

4       ALLOCATION OF TRUST FUNDS AND PARTICIPANTS'
          ACCOUNTS                                                          4-1

5       WITHDRAWALS AND LOANS                                               5-1

6       RETIREMENT BENEFITS                                                 6-1

7       DEATH AND DISABILITY BENEFITS                                       7-1

8       BENEFITS UPON SEPARATION FROM SERVICE                               8-1

9       PLAN ADMINISTRATION                                                 9-1

l0      THE TRUSTEE                                                         l0-1

11      AMENDMENT AND TERMINATION OF THE PLAN                               11-1

12      GENERAL PROVISIONS AFFECTING THE EMPLOYER                           12-1

13      TOP HEAVY PLANS                                                     13-l

14      PAIRED PLANS                                                        14-1

15      MISCELLANEOUS PROVISIONS                                            15-1

                        EQUITABLE SECURITIES CORPORATION
                 PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST

        Equitable Securities Corporation, in order to assist Employers in adopting a defined contribution plan and trust which is qualified, respectively, under Section 401(a) and Section 501(a) of the Code and designed in compliance with the Tax Reform Act of 1986, Omnibus Budget Reconciliation Act of 1986, Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, final regulations under the Retirement Equity Act of 1984, and final regulations under Code sections 401(a), 401(k), and 411(d)(6), hereby establishes a prototype defined contribution plan and trust to be known as the EQUITABLE SECURITIES CORPORATION PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST.

        An Employer may adopt this prototype plan document as part of its Plan by completing and signing an Adoption Agreement. However, such adoption shall not be effective until also executed by the Trustee and, if applicable, the custodian of the Plan's assets.

                                    ARTICLE 1

                                  DEFINITIONS

        The following terms when capitalized and used herein and in the Adoption Agreements, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter:

        Section 1.01 "Accounts" shall mean all of the recordkeeping accounts to which are allocated or credited a Participant's share of (i) contributions made to the Plan, (ii) Forfeitures, and (iii) Income.

        Section 1.02 "Adopting Employer" shall mean any person, business organization or corporation affiliated with the Employer through complete or partial ownership by the Employer or which is otherwise cooperating with the Employer for purposes of establishing and maintaining a qualified plan, which is authorized by the Employer to adopt the Plan, and which adopts the Plan by executing the Adoption Agreement.

        The term shall also include any person, business organization or corporation into which the Adopting Employer may be merged or consolidated or by which it may be succeeded.

        Section 1.03 "Adoption Agreement" shall mean the instrument by which the Employer elects to establish or continue its Plan by adoption of this prototype plan document.

        Section 1.04 "Anniversary Date" shall mean the day upon which a Plan Year begins.

        Section 1.05 "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

        Section 1.06 "Average Compensation" shall mean, with respect to a target benefit pension plan, the average compensation set forth in Item 7 of the Adoption Agreement. If pursuant to the election in Item 12 of the Adoption Agreement a Participant is entitled to have an Employer Contribution made on his behalf for the Plan Year of termination of Service, then for purposes of determining Average Compensation, if the Participant's Compensation for the Plan Year of termination is based on a period of less than twelve (12) months, such Compensation shall be annualized.

        Section 1.07 "Beneficiary" shall mean such person, persons or legal entity as may be designated by a Participant to receive benefits hereunder after his death, or the person, persons or legal entity designated to the Trustee to receive benefits after the death of the Participant, or the personal or legal representative of the Participant, all as herein described and provided.

        Section 1.08 "Break in Service" shall mean (i) the period defined in subsection (a) hereof for Plans which count Hours of Service

                                      1-1
pursuant to Item 6 of the Adoption Agreement and (ii) the period defined in subsection (b) hereof for Plans which use the "elapsed time" method pursuant to
Item 6 of the Adoption Agreement.

     (a) Hours Counting Method. A "Break in Service" shall mean a twelve (12) consecutive month period during which an Employee does not complete more than five hundred (500) Hours of Service. For purposes of determining eligibility, the initial twelve (12) month period shall commence on the date the Employee first performs an Hour of Service, and each subsequent twelve (12) month period shall be the Plan Year, beginning with the Plan Year which commences prior to the end of the initial twelve (12) month period. For purposes of computing a Participant's nonforfeitable right to his accrued benefit, the twelve
         (12) month period shall be the Plan Year. For purposes of this section only, "Hours of Service" shall include Leaves of Absence in addition to the Hours of Service specified in Section 1.31 hereof.

         For Plan Years beginning after December 31, 1984, for purposes of determining whether a Break in Service has occurred, Hours of Service shall include any period in which an Employee is absent from work for maternity or paternity reasons.

         Hours of Service shall be credited for such maternity or paternity absence from work as would normally have been credited to such individual but for such absence or, if the Plan Administrator is unable to determine the Hours of Service actually to be so credited, then eight (8) Hours of Service per day shall be credited for such absence; provided, however, that the total number of Hours of Service to be credited by reason of any such absence for maternity or paternity reasons shall not exceed five hundred and one (501) Hours of Service during the computation period used to determine a Break in Service. Such Hours of Service shall be credited in the computation period used to determine a Break in Service in which the absence from work begins if an Employee would be prevented from incurring a Break in Service in such Plan Year because the period of absence is treated as Hours of Service and, in any other case, in the immediately following computation period.

    (b) Elapsed Time Method. A "Break in Service" shall mean a "period of severance" of at least twelve (12) consecutive months. A "period of severance" is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve
         (12) month anniversary of the date on which the Employee was otherwise first absent from Service.
                                      1-2

         For Plan Years beginning after December 31, 1984, in the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

     (c) For purposes of this section, an absence from work for maternity or paternity reasons means an absence

         (1) by reason of the pregnancy of the individual,

         (2) by reason of the birth of a child of the individual,

         (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

         (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         No credit for Hours of Service for absence for maternity or paternity reasons, however, shall be given hereunder unless an Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for a reason set forth in (1) through (4).

        Section 1.09 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 1.10 "Committee" shall mean the committee, if any, appointed under the provisions of Article 9 to carry out the day to day administrative functions of the Plan.

        Section 1.11 "Compensation" shall mean a Participant's compensation as determined pursuant to subsection (a) or subsection (b) hereof, whichever is applicable, and subsection (c) hereof.

     (a) The definition of "Compensation" in this subsection (a) shall apply for periods commencing before the first day of the Plan Year commencing after the Plan Year in which the Employer adopts the Adoption Agreement incorporating the changes required by the Tax Reform Act of 1986. This definition shall apply wherever it is used in this Plan, except as provided in Sections 4.07 and 13.02(a) hereof. "Compensation" shall mean a Participant's compensation actually paid or accrued (as indicated in the Plan prior to the Adoption Agreement incorporating the changes required by the Tax Reform Act of 1986) within a Plan Year that is subject to tax under Section 3101(a) of the Code without the dollar limitation of Section 3121(a)(1) thereof, as defined and restricted with respect only to nonstandardized plans in Item 7 of the Adoption Agreement. Provided, however, (subject to the preceding limitations)

                                       1-3
         with respect to a Self-Employed Individual, Compensation as used in the Plan shall mean Earned Income. Provided further, however, the term "Compensation" shall for all purposes, other than determining the Average Deferral Percentage of Section 3.05 and the Average Contribution Percentage of Section 3.06, include contributions made to an employee benefit plan under Section 401(k), Section 403(b) or
         Section 125 of the Code, but shall not include any other tax-deferred or tax-exempt compensation.

     (b) The definition of "Compensation" in this subsection (b) shall apply for periods commencing on or after the first day of the Plan Year commencing after the Plan Year in which the Employer adopts the Adoption Agreement incorporating the changes required by the Tax Reform Act of 1986. This definition shall apply wherever it is used in this Plan, except as provided in Section 4.07 and 13.02(a) hereof. As elected by the Employer in Item 7 of the Adoption Agreement, "Compensation" shall mean each Participant's (i) W-2 earnings or (ii) compensation as that term is defined in Section 4.07(e)(2) hereof and, with respect only to non-standarized plans, as further' restricted in
         Item 7 of the Adoption Agreement. Provided, however, (subject to the preceding limitations) with respect to a Self Employed Individual, Compensation shall mean Earned Income. Compensation pursuant to this subsection (b) shall include only that compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in the Plan, the applicable period shall be the period elected by the Employer in Item 7 of the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.

         Notwithstanding the above, if elected by the Employer in Item 7 of the Adoption Agreement, Compensation shall for all purposes, other than determining the Average Deferra1 Percentage of Section 3.05 and the Average Contribution Percentage of Section 3.06, include any amount which is contributed by the Employer with respect to the applicable period pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125 (dealing with cafeteria plans), 402(a)(8) (dealing with elective deferrals under 401(k) plans), 402(h) (dealing with simplified employee pensions) or 403(b) (dealing with tax sheltered annuities) of the Code.

     (c) For Plan Years beginning on or after January 1, 1989, the annual compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term

                                       1-4

         "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration break-point if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. The application of this subsection (c) shall be subject to such rules as may be prescribed by the Secretary of the Treasury.

        Section 1.12 "Controlled Group" shall mean, with respect to the Employer, a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code Section 414(m)), and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. All employees of members of a Controlled Group shall be treated as employed by a single employer for purposes of Sections 401, 410, 411, 415 and 416 of the Code.

        Section 1.13 "Covered Compensation" shall mean, for a Plan Year, the average (without indexing) of the contribution and benefit bases in effect under
Section 230 of the Social Security Act for each calendar year in the thirty-five
(35) year period ending with the last day of the calendar year in which the employee attains (or will attain) the Social Security Retirement Age. The determination of Covered Compensation for any year preceding the year in which the Employee attains the Social Security Retirement Age shall be made by assuming that there is no increase in the bases described in Section 230 of the Social Security Act after the determination year and before the Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year before the thirty-five (35) year period ending with the last day of the calendar year in which the Participant attains his Social Security Retirement Age is the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year after such thirty-five (35) year period is the Participant's Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age.



        Section 1.14 "Disability" shall, unless further restricted in Item 18(d) of the Adoption Agreement, mean total and permanent incapacity of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In determining the existence of Disability in Plan Years commencing before January 1, 1989, the Plan Administrator may require written certification of disability from a physician of its choosing and/or may allow receipt of Social Security or any insured disability benefits to be conclusive evidence of total and permanent disability. In determining the existence of Disability in Plan Years commencing after December 31, 1988, the Plan Administrator shall require medical evidence and/or shall allow receipt of Social Security or any insured disability benefits to be conclusive evidence of total and permanent disability, pursuant to its election in Item 18(e) of the Adoption Agreement.

                                       1-5

        Section 1.15 "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989. Net earnings shall be reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

        Section 1.16 "Effective Date" shall mean the date the Plan was established by an Employer, as specified in Item l(a) of the executed Adoption Agreement, provided, however, that the term shall mean, for an Employee of an Adopting Employer who adopts the Plan later than the date it was originally established, the effective date of adoption of the Plan by such Employer. The effective date of the most recent adoption or amendment shall be the date indicated in Item l(b) of the Adoption Agreement.

        Section 1.17 "Elective Deferral Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's Elective Deferral Contributions and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.18 "Elective Deferral Contributions" shall mean the contributions made by an Employer on an Employee's behalf pursuant to Section 3.01(a) hereof.

        Section 1.19 "Employee" shall mean either (i) a person (other than an independent contractor) who is receiving remuneration for personal services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for a Leave of Absence), or (ii) a Leased Employee deemed to be an employee of the Employer as provided in Sections 414(n) or (o) of the Code. In addition, if the Plan is a standardized plan, for purposes of this section the "Employer" shall include all members of the Controlled Group (regardless of whether any such employer is treated as operating separate lines of business under Code section 414(r)); therefore, in the case of a standardized plan each employer in the Controlled Group shall be required to adopt the Plan.

        Section 1.20 "Employee Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's Employee Contributions and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.21 "Employee Contributions" shall mean the contributions made by the Employee pursuant to Section 3.03(a) hereof.

        Section 1.22 "Employer" shall mean the entity executing the Adoption Agreement as the Employer and each of those persons, business organizations or corporations executing the Plan as an Adopting Employer, together with any successor to all or a major portion of any said entity's property or business, provided such successor Employer adopts the Plan by appropriate resolution of its governing body.

                                      1-6

        Section 1.23 "Employer Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's share of any Employer Contributions (and Forfeitures, if the Adoption Agreement provides for the allocation of Forfeitures as an additional Employer Contribution) and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.24 "Employer Contributions" shall mean contributions made by an Employer pursuant to Section 3.01(c) hereof.

        Section 1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Section 1.26 "Excess Compensation" shall mean, for an integrated target benefit pension plan, the amount of a Participant's Average Compensation in excess of the level specified in Item 8 of the Adoption Agreement.

        Section 1.27 "Family Member" shall mean an individual included in the family of an Owner-Employee within the meaning of Section 267(c)(4) of the Code.

        Section 1.28 "Fiduciary" shall mean the Employer, the Plan Administrator (and the Committee, if appointed pursuant to Section 9.01 hereof), the Investment Manager, if any, and the Trustee, but only with respect to the specific responsibilities for each described herein.

        Section 1.29 "Forfeiture" shall mean the portion of a Participant's Employer Account and Matching Account which is forfeited under Section 5.01 or
8.03 hereof before full vesting occurs.

        Section 1.30 "Highly Compensated Employee" shall mean a person who is either a "highly compensated active employee" as defined in subsection (a) hereof or a "highly compensated former employee" as defined in subsection (b) hereof.

     (a) A "highly compensated active employee" is any Employee who performs service for the Employer during the determination year and who, during the look-back year:

         (1) received compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to Section 415(d) of the Code);

         (2) received compensation from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

         (3) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

                                       1-7

         The term "highly compensated active employee" also includes:

         (4) An Employee (i) who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) who is one of the one hundred (100) Employees who received the most compensation from the Employer during the determination year; and

         (5) An Employee who is a five percent (5%) owner at any time during the look-back year or the determination year.

         If no officer has satisfied the compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12)-month period immediately preceding the determination year.

     (b) A "highly compensated former employee" is any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

        If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and five percent (5%) owner or top-ten
(10) Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five (5%) percent owner or top-ten (10) Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

        The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

        Section 1.31 "Hour of Service" shall mean:

       (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

                                       1-8

         These hours shall be credited to the Employee for the Plan Year in which the duties are performed; and

     (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in A single Plan Year). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

     (c) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made. Hours shall not be credited under both this and any of the preceding subsections of this section; provided, however, that

    (d) Hours of Service shall not be credited for payments made solely to comply with workmen's or unemployment compensation or disability insurance laws or as reimbursement for medical expenses.

        Hours of Service shall be determined on the basis selected in Item 6 of the Adoption Agreement.

        Notwithstanding the foregoing, in the event the Plan uses the "elapsed time" method pursuant to Item 6 of the Adoption Agreement, an "Hour of Service" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

        If the Employer is maintaining the plan of a predecessor employer, or if a predecessor employer is either listed in Item 22 of the Adoption Agreement or designated in writing by the Employer subsequent to the completion of the Adoption Agreement, service with such predecessor employer shall be treated as Service with the Employer.

        Hours of Service shall be credited for employment with other members of a Controlled Group of which the Employer is a member. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) of the Code, or Section 414(o) of the Code and the regulations thereunder.

        Section 1.32 "Income" shall mean the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust Fund which are not

                                      1-9
reimbursed by the Employer. In determining the Income of the Trust Fund for any period, assets shall be values on the basis of current fair market value.

        Section 1.33 "Individual Retirement Account" shall mean a trust within the meaning of Section 408(a) of the Code or an individual retirement annuity under Section 408(b) of the Code.

        Section 1.34 "Investment Manager" shall mean any Fiduciary, other than the Trustee, who

       (a) has the power to manage, acquire, or dispose of any asset of the Plan;

       (b) (i) is registered as an investment advisor under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or
           (iii) is an insurance company qualified to perform services described in subsection (a) under the laws of more than one (1) state; and

       (c) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

        Section 1.35 "Leased Employee" shall mean any person (other than a common law employee of the recipient Employer) who provides services for the recipient Employer if the following conditions are met:

       (a) such services are provided pursuant to an agreement between the recipient Employer and a leasing organization,

       (b) such person has performed services for the recipient Employer (or the recipient Employer and a "related person" as that term is defined in Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and

       (c) such services are of a type historically performed, in the business field of the recipient Employer, by employees.

        Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of the recipient Employer as to services performed after December 31, 1986 if:

         (d) such person is covered by a money purchase pension plan providing:

            (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under a 401(k) plan, a cafeteria plan pursuant to Code Section 125, a simplified employee pension
                  (SEP) pursuant to Code section 402(h) or a tax sheltered annuity pursuant to Code section 403(b) of the Code,

                                      1-10

             (2)  immediate participation, and

             (3)  full and immediate vesting; and

         (e) Leased Employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

        For purposes of this Plan, contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

        Section 1.36 "Leave of Absence" shall mean any unpaid absence authorized by the Employer under the Employer's standard personnel practices; provided that all persons under similar circumstances shall be treated alike in the granting of such Leaves of Absence; and provided, further, that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered a Leave of Absence if the absence is caused by war or other emergency, or the Employee is required to serve under the laws of conscription in time of peace; and if, further, the Employee returns to Service within the period during which his employment rights are protected by law. Individuals on Leave of Absence shall be treated under the Plan as if they were Employees according to the terms hereof.

        Section 1.37 "Life Insurance Company" shall mean a life insurance company licensed to do business in a state in which the Employer also does business.

        Section 1.38 "Matching Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's share of any Matching Contributions (and Forfeitures, if the Adoption Agreement provides for the allocation of Forfeitures as an additional Matching Contribution) and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.39 "Matching Contributions" shall mean the contributions made by an Employer pursuant to Section 3.01(b) hereof.

        Section 1.40 "Net Profits" shall mean current or accumulated earnings of the Employer before Federal and State taxes and contributions to this and any other qualified plans.

        Section 1.41 "Non-highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a family member (pursuant to Section 414(q)(6)(B) of the Code).

        Section 1.42 "Normal Retirement Age" shall mean the age or date set out in Item 18(a) of the Adoption Agreement. However, the Normal Retirement Age shall not exceed any mandatory retirement age imposed by the Employer on Employees.

        Section 1.43 "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the date on which the Participant attains Normal Retirement Age.

                                      1-11

        Section 1.44 "Owner-Employee" shall mean an individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

        Section 1.45 "Paired Plans" shall mean (i) two (2) or more defined contribution plans adopted by the Employer pursuant to Adoption Agreements #005 through #011 under this prototype plan, the Equitable Securities Corporation Defined Contribution Basic Plan Document #01, when paired under Article 14 hereof, or (ii) one (1) or more defined contribution plans adopted by the Employer pursuant to such Adoption Agreements when paired under Article 14 hereof with a defined benefit pension plan adopted by the Employer pursuant to Adoption Agreements #003 or #004 under the Equitable Securities Corporation Defined Benefit Basic Plan Document #02. Paired Plans shall be standardized plans established by the Employer pursuant to Revenue Procedure 89-9.

        Section 1.46 "Participant" shall mean an Employee participating in the Plan in accordance with the provisions of Article 2 hereof.

        Section 1.47 "Plan" shall mean the defined contribution plan established by the Employer, incorporating this prototype plan document, which is Equitable Securities Corporation Defined Contribution Basic Plan Document #01, the Adoption Agreement, and all subsequent amendments to either.

         Section 1.48 "Plan Administrator" shall mean the Employer or other entity or entities specified in Item 3 of the Adoption Agreement. For purposes of this section, the Employer shall mean only the entity executing the Adoption Agreement as the "Employer," and shall not include any organization executing the Adoption Agreement as an "Adopting Employer."

        Section 1.49 "Plan Year" shall mean the twelve (12) consecutive month period specified in Item l(c) of the Adoption Agreement, and anniversaries thereof. In unusual circumstances (such as the recent incorporation of the Employer, a change of Plan Year or the establishment of the Plan as a successor to a plan which was based on some period other than the current Plan Year), the Plan Year may be shorter than twelve (12) months.

        Section 1.50 "Policy" shall mean an individual life insurance policy or annuity contract, or a combination thereof, issued by a Life Insurance Company in accordance with the provisions of the Plan.

        Section 1.51 "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse of the Participant, as selected by the Employer in Item 19 of the Adoption Agreement, which is not less than fifty percent (50%) of, nor greater than, the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance. If no election is made in Item 19 of the Adoption Agreement, then the percentage of the survivor annuity under the Plan shall be fifty percent (50%).

        Section 1.52 "Qualified Matching Account" shall mean the account maintained on behalf of a Participant to which shall be credited the


                                      1-12

Participant's share of any Qualified Matching Contributions and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.53 "Qualified Matching Contributions" shall mean the contributions made by the Employer pursuant to Section 3.01(e) hereof.

        Section 1.54 "Qualified Non-elective Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's share of any Qualified Non-elective Contributions and the Participant's share of the Income of the Trust Fund allocable to the account.

        Section 1.55 "Qualified Non-elective Contributions" shall mean the contributions made by the Employer pursuant to Section 3.01(d) hereof.

        Section 1.56 "Qualifying Employer Securities" shall mean employer securities which are stock or marketable obligations, such as bonds, debentures, notes or certificates, or other evidence of indebtedness, as defined in Section 407(d)(5) of ERISA.

        Section 1.57 "Retired Participant" shall mean a former Participant, other than a Separated Participant, who has terminated his Service and who is entitled to receive benefits provided by the Plan.

        Section 1.58 "Rollover Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's Rollover Contributions and the Participant's share of the Income of the Trust Fund allocable to the account.

        Section 1.59 "Rollover Contributions" shall mean the tax free rollovers made by a Participant pursuant to Section 3.03(c) hereof.

        Section 1.60 "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

        Section 1.61 "Separated Participant" shall mean a former Participant who incurs a Break in Service, or whose Service is terminated for reasons other than death, Disability or retirement.

        Section 1.62 "Service" shall mean employment of an Employee by the Employer, and, unless the "elapsed time method is elected pursuant to Item 6 of the Adoption Agreement, shall be measured in Hours of Service. If the "elapsed time" method is elected, Service shall be expressed in years and a decimal fraction of a year based on completed days of Service, and all non-successive periods of Service (including fractional years) shall be aggregated. If any period of Service in excess of one (1) Year of Service is required for eligibility pursuant to Item 5 of the Adoption Agreement, and if an Employee has a Break in Service before satisfying such Service eligibility requirement, Service before such Break in Service shall not be taken into account for purposes of determining eligibility under the Plan.

                                      1-13

        In determining a Participant's Service under the Plan, employment with any employers listed in Item 22 of the Adoption Agreement, or with any other employers while such employers are members of a Controlled Group with the Employer, shall be treated as employment with the Employer. However, this provision shall not affect (i) the limitation of participation in the Plan to Employees of the Employer and Adopting Employers and (ii) basing Compensation only on compensation paid by an Adopting Employer.

        Section 1.63 "Sponsor" shall mean the sponsor of this prototype.

        Section 1.64 "Spouse" shall mean the person who is legally married to a Participant or, if the Participant has been credited with at least one (1) Hour of Service under the Plan on or after August 23, 1984, a former spouse of the Participant if and to the extent such former spouse is to be treated as a spouse or surviving spouse under a qualified domestic relations order described in
Section 414(p) of the Code.

        Section 1.65 "Target Annual Retirement Benefit" shall mean, for a Participant in a target benefit pension plan, an annuity commencing at his Normal Retirement Age, and payable monthly on the first day of each month thereafter during the lifetime of the Participant, in an amount equal to the benefit established in Item 8 of the Adoption Agreement, which contributions to the Plan are actuarially determined to provide if a Participant remains in Service until the annuity commencement date.

        Anything in the Plan to the contrary notwithstanding, no Participant shall be entitled, merely because of the foregoing, to receive an annuity equal to his Target Annual Retirement Benefit. The purpose of the Target Annual Retirement Benefit is solely to determine the amount of Employer contribution to be made to the Employer Account of each Participant; the actual retirement benefit for any Participant shall be that which can be provided from the amount of his Employer Account.

        Until such time as the Target Annual Retirement Benefit becomes definitely determinable, an estimated Target Annual Retirement Benefit may be used in lieu of the Target Annual Retirement Benefit for all purposes under the Plan. The estimated Target Annual Retirement Benefit shall be the amount which the Participant's Target Annual Retirement Benefit would be if such Participant's Compensation for each Plan Year subsequent to the date of the estimation, ending with the Plan Year during which the Participant would attain Normal Retirement Age, were the same as the Participant's Compensation for the Plan Year immediately preceding (or, if the date of the estimation is the last day of a Plan Year, ending on) the date of the estimation.

        Section 1.66 "Taxable Wage Base" shall mean at any time the maximum amount of earnings which may be considered wages at such time under Section 3121(a)(1) of the Code.

        Section 1.67 "TEFRA" shall mean the Tax Equity and Fiscal Responsibility Act of 1982, as amended.

                                      1-14

        Section 1.68 Trust. shall mean the trust, incorporated into and forming a part of the Plan, by which the Employer's contributions and contributions from Participants shall be received, held, invested and disbursed to or for the benefit of Participants and their Beneficiaries.

        Section 1.69 "Trustee" shall mean the individual, individuals, or financial institution specified in Item 3 of the Adoption Agreement; provided, however, that if the Sponsor is a national banking organization, then such entity shall be specifically limited to those other affiliates of the Sponsor which are legally authorized to perform fiduciary trust services and to those individuals and organizations permitted by law and authorized in writing by the Sponsor to act as Trustee to the extent so authorized.

        Section 1.70 "Trust Fund" shall mean all assets held under the Plan by the Trustee. The corpus or income of the Trust Fund shall not be diverted for purposes other than the exclusive benefit of Participants, Retired or Separated Participants and their Spouses and Beneficiaries.

        Section 1.71 "Valuation Date" shall mean the day upon which a Plan Year ends or such other date as of which assets are valued for purposes of an interim valuation pursuant to the provisions of Section 4.09 hereof.

        Section 1.72 "Vested Account Balance" shall mean the aggregate value of the Participant's vested Accounts whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life.

        Section 1.73 "Vesting Service" shall mean (i) the period defined in subsection (a) hereof for Plans which count Hours of Service pursuant to Item 6 of the Adoption Agreement and (ii) the period defined in subsection (b) hereof for Plans which use the "elapsed time" method pursuant to Item 6 of the Adoption Agreement, subject to subsection (c) and the other rules which follow subsection
(c).

           (a) Hours Counting Method. "Vesting Service" shall mean the number of Plan Years during which an Employee has at least one thousand (1,000) Hours of Service, subject to the limitations set out in this section and in Item 17 of the Adoption Agreement.

                      Subject to the limitations set out herein and in Item 11 of the Adoption Agreement, a Participant shall receive credit for a full year of Vesting Service with respect to a Plan Year which is of less than twelve (12) months duration (as described in Section 1.49) if he completes one thousand (1,000) Hours of Service during the twelve
                      (12) month period which commences on the first day of such Plan Year.

           (b)        Elapsed Time Method. "Vesting Service" shall mean a one
                      (1) year period of Service. A "period of Service" shall mean the period commencing on the Employee's date of commencement of employment, or reemployment, as the case

                                      1-15
                      may be, with the Employer and ending on the first day of the subsequent Break in Service.

           (c)        Special Rules.

                      (1) For Plan Years beginning on or before December 31, 1984, however, the following periods of Service shall be disregarded in computing a Participant's period of Vesting Service under the Plan.

                                 (i)        Service after a Break in Service
                                            shall be disregarded with respect to
                                            determining the vesting percentage
                                            applicable to any benefit derived
                                            from contributions made by the
                                            Employer before such Break in
                                            Service.

                                 (ii) If the "Rule of Parity" is to apply to the Plan pursuant to Item 17(d) of the Adoption Agreement, then Service before a Break in Service shall be disregarded if the Employee did not have a nonforfeitable right to any portion of his Employer Account at the time of the Break in Service, and if the number of consecutive Breaks in Service equals or exceeds the Employee's number of years of Vesting Service prior to such consecutive Breaks in Service. The number of years of Vesting Service prior to such consecutive Breaks in Service shall be deemed to exclude any years of Vesting
                                            Service not required to be taken
                                            into account by reason of any prior
                                            Break in Service.

                      (2) For Plan Years beginning after December 31, 1984, however, the following periods of Service shall be disregarded in computing a Participant's period of Vesting Service under the Plan.

                                 (i) Service after a period of five (5) or more consecutive Breaks in
                                            Service shall be disregarded with
                                            respect to determining the vesting
                                            percentage applicable to any benefit
                                            derived from contributions made by
                                            the Employer before such period.

                                 (ii) If the "Rule of Parity" is to apply to the Plan pursuant to Item 17(d) of the Adoption Agreement, then Service before any period of consecutive Breaks in Service shall be disregarded if the Employee does not have a nonforfeitable right to any portion of his Accounts attributable to Employer contributions before such period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service equals or exceeds the greater

                                      1-16
                                            of (i) five (5) or (ii) the
                                            Employee's aggregate number of years
                                            of Vesting Service prior to such
                                            period of consecutive Breaks in
                                            Service. The number of years of
                                            Vesting Service prior to such period
                                            of consecutive Breaks in Service
                                            shall be deemed to exclude any years
                                            of Vesting Service not required to
                                            be taken into account by reason of
                                            any prior period of consecutive
                                            Breaks in Service.

                                 This subsection (a)(2) shall have applicability only prospectively for Plan Years beginning after December 31, 1984, and shall not be applied in Plan Years after this date with respect to Plan Years beginning on or before this date with the result of requiring an Employer to take into account as Vesting Service any Service which was disregarded in subsection (a)(l) hereof.

        For all Plan Years, Service with a predecessor employer shall be disregarded in computing a Participant's period of Vesting Service under the Plan, unless the Employer is maintaining a tax-qualified plan of the predecessor employer and/or the predecessor employer is either listed in Item 22 of the Adoption Agreement or is designated in writing by the Employer (or the Employer otherwise elects to count Service with a predecessor employer in Item 22 of the Adoption Agreement).

        If this Plan is a continuation of a Plan which was in effect prior to ERISA, then the provisions of the pre-ERISA plan with respect to (1) non-continuous employment and (2) the measurement of periods of employment shall continue to apply to Service prior to the date ERISA first applied to the Plan if those provisions have been continuously and uniformly applied after ERISA came into effect.

        In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of employees, or an Employee who is not a member of the eligible class of employees becomes a member of the eligible class, employment in the ineligible class shall be treated as Service for purposes of determining Vesting Service.

        Section 1.74 "Voluntary Deductible Contributions" shall mean contributions made by the Employee pursuant to Section 3.03(b) hereof.

        Section 1.75 "Voluntary Deductible Contributions Account" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's Voluntary Deductible Contributions and the Participant's share of the Income of the Trust Fund allocable to this account.

        Section 1.76 "Year of Service" shall mean (i) the period defined in subsection (a) hereof for Plans which count Hours of Service pursuant to Item 6 of the Adoption Agreement and (ii) the period defined in subsection (b) hereof for Plans which use the "elapsed time" method pursuant to Item 6 of the Adoption Agreement.

                                      1-17

        (a)     Hours Counting Method. A "Year of Service" shall mean a twelve
                (12) consecutive month period during which an Employee completes at least one thousand (1,000) Hours of Service.

                For purposes of determining eligibility, the initial twelve (12) month period shall commence on the date the Employee first performs an Hour of Service, and each subsequent twelve (12) month period shall be the Plan Year, beginning with the last Plan Year which commences prior to the end of the initial twelve
                (12) month period, regardless of whether or not the Employee is entitled to be credited with one thousand (1,000) Hours of Service during the initial eligibility computation period. If a Plan Year is a Plan Year of less than the twelve (12) months duration described in Section 1.49 hereof, then the Employee must be credited with one thousand (1,000) Hours of Service during the twelve (12) month period commencing on the first day of such short Plan Year to be credited with a Year of Service. If less than one (1) Year of Service is required for eligibility pursuant to Item 5 of the Adoption Agreement, an Employee shall not be required to complete any number of Hours of Service for purposes of eligibility.

                Notwithstanding the foregoing, however, if any period of Service in excess of one (1) Year of Service is required for eligibility pursuant to Item 5 of the Adoption Agreement, then for purposes of determining eligibility the initial twelve (12) month period shall commence on the date the Employee first performs an Hour of Service, and each subsequent twelve (12) month period shall commence on the anniversary date of the date the Employee first performs an Hour of Service.

        (b) Elapsed Time Method. A "Year of Service" shall mean a one (1) year period of Service." A "period of Service" shall mean the period commencing on the Employee's date of commencement of employment, or reemployment, as the case may be, with the Employer and ending on the first day of the subsequent Break in Service. The Employee's date of commencement of employment or reemployment is the first day the Employee performs an Hour of Service.

        (c) Accrual of Benefits. For purposes of determining the accrual of benefits, the twelve (12) consecutive month period shall be the twelve (12) consecutive month period beginning on the first day of the Plan Year.


                                      1-18

                                    ARTICLE 2
                      ELIGIBLE EMPLOYEES AND PARTICIPANTS

        Section 2.01 Eligibility. Each present and future Employee who is not excluded from participation under Item 4 of the Adoption Agreement shall be eligible to become a Participant as of the date on which he first meets all of the eligibility requirements set forth in Item 5(a) of the Adoption Agreement, provided he is then an Employee. However, no Employee shall be eligible to become a Participant prior to the effective date of adoption of the Plan by his Employer.

        Section 2.02 Eligibility Determination. Within sixty (60) days prior to the date on which an Employee shall, if he continues in Service with the Employer, satisfy the eligibility and participation requirements set forth in
Item 5 of the Adoption Agreement, the Plan Administrator shall forward to the Employee such application for participation as the Plan Administrator shall require, if any, and shall notify him of the requirements to become a Participant, if any. An Employee who does not apply for participation when he first becomes eligible may apply for participation as of any succeeding date he is eligible to begin participation. In such event, his participation shall commence as of such succeeding date. Should any question arise as to eligibility, the Plan Administrator shall, after any hearing requested by the Employee concerned, decide such question, and such determination, if made in good faith and in accordance with the terms of the Plan, shall be final.

        Notwithstanding the foregoing, in no event shall a standardized plan require any application for participation, except pursuant to Adoption Agreements #006 and #010 in cases where Elective Deferral Contributions or Employee Contributions are required for participation.

        Section 2.03 Participation. An Employee who meets the eligibility requirements of Section 2.01 shall become a Participant on the date indicated in
Item 5(b) of the Adoption Agreement provided that he is still an Employee on that date and has filed with the Plan Administrator such written application as the Plan Administrator may require for participation in the Plan, if any, in which he has agreed to abide by all the provisions thereof.

        Once an Employee has become a Participant he shall continue to be a Participant until his Service terminates or he incurs a Break in Service, dies, sustains Disability, or retires. In the event that a Participant's Service terminates or he incurs a Break in Service, dies, sustains Disability, or retires in accordance with the provisions of the Plan, he shall thereupon cease to be a Participant. If a Participant becomes a Separated Participant because of a change in his classification of employment to one (1) of the classes, if any, excluded in Item 4 of the Adoption Agreement, he shall be granted benefits, if any, in accordance with Article 8 hereof; provided, however, that employment of the Separated Participant in such an excluded class shall be deemed Service for eligibility and vesting purposes.

                                      2-1

        Section 2.04 Participation Following Reemployment or Break in Service. A former Participant whose Service has terminated, or who has incurred a Break in Service, shall become a Participant immediately upon again being credited with Service if such former Participant had a nonforfeitable right to all or a portion of his Accounts attributable to contributions made by the Employer pursuant to Section 3.01 at the time of such termination or break.

        For Plan Years beginning on or before December 31, 1984, in Plans which require an Employee to complete one thousand (1,000) Hours of Service in order to have a Year of Service for eligibility purposes, a former Participant or former Employee whose Service has terminated, or who has incurred a Break in Service, but who did not have a nonforfeitable right to any portion of his Accounts attributable to contributions made by the Employer pursuant to Section
3.01 at the time of such termination or break shall be considered a new Employee upon again being credited with Service, for eligibility purposes (his Years of Service prior to the Break in Service shall be disregarded), if the number of his consecutive Breaks in Service equals or exceeds the aggregate number of his Years of Service before such termination or break. If, in the case of a former Participant, such former Participant's Years of Service before his termination or break exceed the number of consecutive one (1) year Breaks in Service after such termination or break, then such former Participant shall be eligible to participate immediately. If, in the case of a former Employee, such former Employee had satisfied the age and service requirements of the Plan but had terminated prior to commencing participation in the Plan, then if such former Employee returns to Service after the date he would have commenced participation (if he had not terminated) but before incurring a one (1) year Break in Service, he shall be eligible to participate immediately.

        For Plan Years beginning after December 31, 1984, in Plans which require an Employee to complete one thousand (1,000) Hours of Service in order to have a Year of Service for eligibility purposes, a former Participant or former Employee whose Service has terminated, or who has incurred a Break in Service, but who did not have a nonforfeitable right to any portion of his Accounts attributable to contributions made by the Employer pursuant to Section 3.01 at the time of such break shal1 be considered a new Employee upon again being credited with Service, for eligibility purposes (his Years of Service prior to the Break in Service shall be disregarded), if the number of his consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Service before such Breaks in Service. If any Years of Service are not taken into account under this paragraph, then such Years of Service shall not be taken into account in applying this paragraph to a subsequent period of Breaks in Service. If, in the case of a former Participant, such former Participant's number of consecutive Breaks in Service do not equal or exceed the greater of five (5) or the aggregate number of his Years of Service, then such former Participant shall participate immediately upon again being credited with Service. If, in the case of a former Employee, such former Employee had satisfied the age and service requirements of the Plan but had terminated prior to commencing participation in the Plan, then if such former Employee returns to Service after the date he would have commenced participation (if he had not terminated) but before incurring five (5) consecutive one (1) year

                                      2-2

Breaks in Service, he shall be eligible to participate immediately. This paragraph shall have applicability only prospectively for Plan Years beginning after December 31, 1984, and shall not be applied in Plan Years after this date with the result of requiring an Employer to take into account as Service for eligibility any Service which was not taken into account in the preceding paragraph.

        Section 2.05 Participation Following Change in Classification. In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but he has not incurred a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a Break in Service, his eligibility to participate shall be determined as a former Participant pursuant to Section 2.04 hereof.

        In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee then shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he been in the eligible class. If such an Employee has not satisfied the minimum age and Service requirements when he becomes a member of the eligible class, he shall participate as provided in Section 2.03 hereof, and his employment in the ineligible class shall be treated as Service in determining his eligibility to participate.

                                      2-3

                                    ARTICLE 3

                           CONTRIBUTIONS TO THE PLAN

        Section 3.01 Employer Contributions. Each Plan Year the Employer shall make a contribution computed according to this Section 3.01 and Item 8 of the Adoption Agreement. Contributions made pursuant to this Section 3.01 shall be subject to the availability of sufficient Net Profits, if so required by the election in Item 8 of the Adoption Agreement.

        Contributions made pursuant to this Section 3.01 may be made in cash or in other property acceptable to the Trustee; provided, however that Elective Deferral Contributions shall only be made in cash.

        Contributions made to the Plan by the Employer shall be made on the condition that such contributions are deductible under Code Section 404.

        The following types of Employer contributions may be elected by the Employer if available in Item 8 of the Adoption Agreement:

        (a) Elective Deferral Contributions. If the Plan allows Elective Deferral Contributions, the Employer shall contribute, on behalf of each Participant, the amount, if any, elected by the Participant in lieu of cash compensation as an Elective Deferral Contribution, pursuant to an elective deferral agreement. Such Elective Deferral Contributions shall be considered to be Employer contributions under the Plan and shall be nonforfeitable when made.

                A Participant shall make an election, or may change an election, by entering into an elective deferral agreement with his Employer during the time periods described in Item 8(a) of the Adoption Agreement. An elective deferral agreement shall remain in effect until modified or terminated.

                A Participant, by written notice filed with the Employer at least thirty (30) days in advance of the effective date of such notice (or within such shorter notice period as may be acceptable to the Employer) may elect to prospectively revoke such elective deferral agreement. Such revocation shall become effective with the first pay period beginning coincident with or next following the expiration of the notice period and shall not have retroactive effect. In the event of such revocation, a Participant may again enter into an elective deferral agreement with his Employer on the date indicated in Item 8(a)(4) of the Adoption Agreement which follows such revocation.


                                      3-1

                The amount a Participant may elect to have made on his behalf as an Elective Deferral Contribution shall be in accordance with
                Item 8(a) of the Adoption Agreement, subject to the limitations of Sections 3.04 and 3.05 hereof.

                The Plan Administrator may establish additional procedures for the renewal, amendment, termination, or revocation of elective deferral agreements which shall be uniform and nondiscriminatory. However, the requirement of uniformity (but not nondiscrimination) may be suspended, and such differences in procedure (provided such differences are merely procedural) may be permitted between Highly Compensated Employees and Non-highly Compensated Employees as are necessary, proper and convenient in order to bring the Plan into compliance with the nondiscrimination requirements of Section 3.05 hereof and thereby preserve, or assure the preservation of, the qualified status of the Plan.

                If the Plan Administrator shall determine that the Elective Deferral Contributions would exceed the limitations of Section
                3.04 hereof, the Plan Administrator shall, before the end of the Plan Year following the Plan Year during which such excess deferrals occur, distribute the amount of such excess (and income allocable thereto) to the Participant on whose behalf the contribution was made.

        (b) Matching Contributions. The Employer shall contribute a Matching Contribution based on a Participant's Elective Deferral Contributions and/or Employee Contributions according to Item 8(b) of the Adoption Agreement; provided, however, that the Employer shall not contribute amounts which (i) would, if allocated to the Matching Accounts of Highly Compensated Employees pursuant to Section 4.01(b), create Excess Aggregate Contributions (as defined in Section 3.06) or (ii) are attributable to contributions which pursuant to Sections 3.04, 3.05(c) or 3.06(d) are to be distributed to Employees.

                Any Employer which adopts any Adoption Agreement hereunder other than Adoption Agreements #002, #006 or #010, will no longer be allowed to accept Matching Contributions for periods following the date such Adoption Agreement is adopted by the Employer. Matching Contributions for Plan Years beginning after December 31, 1986, together with any Employee Contributions, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

        (c)     Employer Contributions.

                (1) If the Plan is a profit sharing plan, then each Plan Year the Employer shall make an Employer Contribution


                                      3-2
                        computed according to Item 8 of the Adoption Agreement.

                (2) If the plan is a money purchase pension plan or a target benefit pension plan, then each Plan Year the Employer shall make an Employer Contribution computed according to Item 8 of the Adoption Agreement on behalf of Participants who completed the required amount of Service during such Plan Year and who are still in Service on the Valuation Date. Participants who complete the required amount of Service during a Plan Year, but who are no longer in Service on the Valuation Date at the end of the Plan Year, shall be included in, or excluded from, the computation for such Plan Year as specified in Item 12 of the Adoption Agreement. Participants who die, become disabled or retire during the Plan Year shall be included in or excluded from the computation for such Plan Years according to the election made by the Employer in Item 12 of the Adoption Agreement.

                        (i) Required Service - Hours Counting Method. For purposes of nonstandardized plans and, for Plan Years commencing prior to January 1, 1989, standardized plans, if the Plan counts Hours of Service pursuant to Item 6 of the Adoption Agreement then the Participant shall be required to complete at least one thousand (1000) Hours of Service during the Plan Year in order to have an Employer Contribution made on his behalf. However, in the event that a Plan Year is of less than twelve (12) months' duration (as described in the second sentence of Section 1.49), then the requirement for completion of one thousand (1000) Hours of Service shall be reduced pro rata, based on the length of such Plan Year.

                                For purposes of standardized plans for Plan
                                Years commencing after December 31, 1988, if the Plan counts Hours of Service pursuant to Item 6 of the Adoption Agreement then the Participant shall be required to complete at least one (1) Hour of Service during the Plan Year in order to have an Employer Contribution made on his behalf.

                        (ii) Required Service - Elapsed Time Method. If the Plan uses the "elapsed time" method pursuant to
                                Item 6 of the Adoption Agreement, then the Participant shall be required to perform an Hour of Service during the Plan Year in order to have an Employer Contribution made on his behalf.

                                      3-3

                                For purposes of this Section 3.01, Employer
                                Contributions shall be calculated as if the Plan were not Top Heavy. In the event that the Plan is a Top Heavy Plan in a Plan Year, additional Employer Contributions may be required pursuant to the provisions of Section 13.03.

                (d) Qualified Non-elective Contributions. The Employer shall contribute a Qualified Non-elective Contribution computed according to Item 8(c) of the Adoption Agreement. Qualified Non-elective Contributions must be contributions that Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

                (e) Qualified Matching Contributions. The Employer shall contribute a Qualified Matching Contribution based on a Non-Highly Compensated Employee's Elective Deferral Contributions if so elected in Item 8(d) of the Adoption Agreement. Qualified Matching Contributions shall be subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

                As to contributions made to a plan maintained by a partnership with respect to Plan Years beginning after December 31, 1988, no arrangement shall be allowed (other than a one-time irrevocable election as described below) which directly or indirectly permits individual partners to vary the amount of contributions made on their behalf on a year-to-year basis. A one-time irrevocable election made by an Employee to have the Employer contribute a specified amount or percentage of Compensation to the Plan for the duration of the Employee's employment with the Employer shall be allowed if the election is made upon commencement of employment or upon the Employee's first becoming eligible under any Plan of the Employer. In addition, any individual's one-time irrevocable election to participate or not to participate in the Plan, if only partners participate, shall be allowed if such election is made on or before the later of the first day of the first Plan Year beginning after December 31, 1988, or March 31, 1989, without regard to whether the election is made upon commencement of employment or upon the Employee's first becoming eligible under any Plan of the Employer. Such an election shall be in writing and shall be made in such form, and at such time, as the Employer may require.

        Section 3.02 Time of Payment. Except as may be otherwise provided in this Section 3.02, contributions by the Employer with respect to any Plan Year shall be made within the time provided by the Code for deduction of such contributions. However, if the Plan is a money purchase pension plan or a target benefit pension plan, then contributions by the Employer with respect to any Plan Year may be made within the time

                                      3-4
provided by the Code or regulations thereunder for compliance with minimum funding requirements, if later. In addition, Elective Deferral Contributions shall be paid to the Trustee as soon as practicable, but no later than the earlier of (i) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates or (ii) the date required by U.S. Department of Labor regulations concerning the contribution to a trust of Elective Deferral Contributions that are plan assets.

        Section 3.03 Participant Contributions. Participant contributions may be allowed on a voluntary basis, if elected in Item 9 of Adoption Agreement.

        A separate account shall be established and maintained for each type of Participant contribution. Contributions by a Participant shall be remitted to the Trustee, and shall be credited to the account established therefor and, together with all Income allocable to such account, shall vest immediately. Participant contributions shall be permitted, unless otherwise restricted herein or by law, at such time or times, and in such form and manner, as may be uniformly and nondiscriminatorily established by the Plan Administrator.

        (a) Employee Contributions. If the Plan allows Employee Contributions, the Employer shall contribute to the Employee Account on behalf of each Participant the amount, if any, elected by the Participant as an Employee Contribution. Employee Contributions shall be made on a non-deductible basis and shall not be subject to any restrictions imposed by Code Sections 72(o) and 219.

                The contribution to be made as a result of such deduction from Compensation shall be paid to the Trustee as soon as practicable, but no later than the date required by U.S. Department of Labor regulations concerning the contribution to a trust of Employee Contributions that are plan assets. Such Employee Contributions shall be nonforfeitable when made.

                If pursuant to Item 9 of the Adoption Agreement Employee Contributions are made pursuant to payroll deduction agreements, a Participant shall make an election, or may change an election, by entering into a payroll deduction agreement with his Employer during the time periods described in Item 9 of the Adoption Agreement. A payroll deduction agreement shall remain in effect until modified or terminated.

                A Participant, by written notice filed with the Employer at least thirty (30) days in advance of the effective date of such notice (or within such shorter notice period as may be acceptable to the Employer) may elect to prospectively revoke such payroll deduction agreement. Such revocation shall become effective with the first pay period beginning coincident with or next following the expiration of the

                                      3-5
                notice period and shall not have retroactive effect. In the event of such revocation, a Participant may again enter into a payroll deduction agreement with his Employer at such time as a new Participant may make an initial election pursuant to Item 9 of the Adoption Agreement.

                The Plan Administrator may establish additional procedures for the renewal, amendment, termination, or revocation of payroll deduction agreements and other types of Employee Contribution elections which shall be uniform and nondiscriminatory. However, the requirement of uniformity (but not nondiscrimination) may be suspended, and such differences in procedure (provided such differences are merely procedural) may be permitted between Highly Compensated Employees and Non-highly Compensated Employees as are necessary, proper and convenient in order to bring the Plan into compliance with the nondiscrimination requirements of Section 3.06 hereof and thereby preserve, or assure the preservation of, the qualified status of the Plan.

                Any Employer which adopts any Adoption Agreement hereunder other than Adoption Agreements #002, #006 or #010, will no longer be allowed to accept Employee Contributions for Plan Years beginning after the Plan Year in which such Adoption Agreement is adopted by the Employer. Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

        (b) Voluntary Deductible Contributions. The Plan Administrator will not accept Voluntary Deductible Contributions which are made for taxable years beginning after December 31, 1986. Voluntary Deductible Contributions made prior to that date will be maintained in the Voluntary Deductible Contributions Account which will be nonforfeitable at all times. That account will share in the Income of the Trust in the same manner as described in Section 4.03 of the Plan. No part of the Voluntary Deductible Contributions Account will be used to purchase life insurance. Subject to Section 6.03, Qualified Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of the Voluntary Deductible Contribution Account by making a written application to the Plan Administrator.

        (c) Rollover. Rollover Contributions by a Participant to the Plan, including rollovers of accumulated deductible employee contributions as defined in Section 72(o)(5) of the Code, distributed pursuant to Sections 402(a)(5), 402(a)(7) and 403(a)(4) of the Code from other pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Code or pursuant to Section 408(d)(3) of the Code from Individual Retirement Accounts which have been

                                      3-6
                established as conduits for such other plan distributions, if allowed by Item 9(b) of the Adoption Agreement, shall be allowed in cash or other property acceptable to the Trustee; provided, however, that no portion of any such Rollover Contribution may be attributable to nondeductible employee contributions. Rollover Contributions shall be made to the Rollover Account. Amounts in a Participant's Rollover Account may be withdrawn at any time as a lump sum, or may be combined with other benefits due under the Plan and paid in any form which may be allowed for the payment of such other benefits.

                Such rollovers shall be considered neither in determining the maximum addition which may be made to the Participant's Accounts under Section 4.07 hereof nor as contributions by the Employer under Sections 3.01 or 13.03 hereof.

        Section 3.04 Limit on Elective Deferrals. No Participant shall be permitted to have "Elective Deferrals" made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. For purposes of this Section 3.04, "Elective Deferrals" shall include any employer contributions made to the plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code
Section 403(b) pursuant to a salary reduction agreement.

        A Participant may assign to this Plan any "Excess Elective Deferrals" made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in Item 8(a) of the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan.

        Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any Income allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

        "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess

                                      3-7

Elective Deferrals shall be treated as Annual Additions, as defined in Section 4.07, under the Plan.

        Excess Elective Deferrals shall be adjusted for any Income up to the date of distribution. The Income allocable to Excess Elective Deferrals is the sum of: (i) Income allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals without regard to any Income occurring during such taxable year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

        Section 3.05 Special Discrimination Requirements for Elective Deferral Contributions (including Oualified Non-elective Contributions and Qualified Matching Contributions).

        (a) Average Deferral Percentage Test. The Average Deferral Percentage (hereinafter "ADP") for eligible Employees who are Highly Compensated Employees for each Plan Year and the ADP for eligible Employees who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The ADP for eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for eligible Employees who are Non-highly Compensated Employees for the same Plan Year multiplied by one and twenty-five hundredths (1.25); or


                (2) The ADP for eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for eligible Employees who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ADP for eligible Employees who are Highly Compensated Employees does not exceed the ADP for eligible Employees who are Non-highly Compensated Employees by more than two (2) percentage points.

                "Average Deferral Percentage" shall mean, for a specified group of eligible Employees for a Plan year, the average of the ratios (calculated separately for each eligible Employee in such group) of (i) the amount of Employer contributions actually paid over to the trust on behalf of such eligible Employee for the Plan Year to (ii) the eligible Employee's Compensation for such Plan Year (whether or not the Employee was a eligible Employee for the entire Plan Year). Notwithstanding the preceding sentence, for Plan Years commencing prior to the later of


                                      3-8

                January 1, 1992 and the date that is sixty (60) days after the publication of final regulations the Compensation used in determining the Average Deferral Percentage shall be limited to Compensation received by the Employee for the period in which he is a Participant, if this method is elected by the Employer in
                Item 7 of the Adoption Agreement. Employer contributions on behalf of any eligible Employee shall include: (1) any Elective Deferral Contributions made pursuant to the eligible Employee's deferral election, including Excess Elective Deferrals, but excluding Elective Deferral Contributions that are taken into account in the Contribution Percentage test under Section 3.06 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferral Contributions); and (2) Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Average Deferral Percentages, a person shall be treated as an eligible Employee on whose behalf no Elective Deferral Contributions are made if he would be a Participant, but for the failure to make
                Elective Deferral Contributions.

        (b)     Special Rules.

                (1) The ADP for any eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his Accounts under two (2) or more arrangements described in
                        Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                                      3-9

                (3) For purposes of determining the ADP of an eligible Employee who is a five percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Elective Deferral Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP test) and Compensation of such eligible Employee shall include the Elective Deferral Contributions (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for eligible Employees who are Non-highly Compensated Employees and for eligible Employees who are Highly Compensated Employees.

                (4) For purposes of determining the ADP test, Elective Deferral Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12)month period immediately following the Plan Year to which contributions relate.

                (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

                (6) The determination and treatment of the ADP amounts of any eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        (c) Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, Excess Contributions, plus any Income allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are Subject to the family member

                                      3-10
                aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

                "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

                Excess Contributions shall be treated as Annual Additions, as defined in Section 4.07, under the Plan.

        (d) Determination of Income. Excess Contributions shall be adjusted for any Income up to the date of distribution. The Income allocable to Excess Contributions is the sum of:

                (1) Income allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-elective Account or the Qualified Matching Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's account balance attributable to Elective Deferral Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any Income occurring during such Plan Year; and

                (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

        (e) Accounting for Excess Contributions. Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Account (if applicable) in proportion to the Participant's Elective Deferral Contributions and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Account only to the extent that such Excess Contributions exceed the balance in

                                      3-11
                the Participant's Elective Deferral Account and Qualified Matching Account.

        Section 3.06 Special Discrimination Requirements for Employee Contributions and Matching Contributions (including Qualified Non-elective Contributions and Qualified Matching Contributions used in the ACP test).

        (a) Average Contribution Percentage Test. The Average Contribution Percentage (hereinafter "ACP") for eligible Employees who are Highly Compensated Employees for each Plan Year and the ACP for eligible Employees who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The ACP for eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for eligible Employees who are Non-highly Compensated Employees for the same Plan Year multiplied by one and twenty-five hundredths (1.25); or

                (2) The ACP for eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for eligible Employees who are Nonhighly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for eligible Employees who are Highly Compensated Employees does not exceed the ACP for eligible Employees who are Non-highly Compensated Employees by more than two (2) percentage points.

        (b)     Special Rules.

                (1) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a Plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if each of the ADP and ACP of the Highly Compensated Employees do not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Non-highly Compensated Employees.


                                      3-12

                (2) For purposes of this section, the Contribution Percentage for any eligible Employee who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two (2) or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                (3) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                (4) For purposes of determining the Contribution Percentage of an eligible Employee who is a five percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such eligible Employee shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in Section 414(q)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for eligible Employees who are Non-highly Compensated Employees and for eligible Employees who are Highly Compensated Employees.

                (5) For purposes of the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Payment by the Employee to an agent of the Plan shall be treated as a contribution to the Trust at the time of payment to the agent if the funds so paid are transmitted to the Trust within a reasonable period after the payment to the agent. Matching Contributions, Qualified Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12)-month period

                                      3-13
             beginning on the day after the close of the Plan Year and designated for such Plan Year.


         (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.


         (7) The determination and treatment of the Contribution Percentage of any eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


     (c) Definitions.


         (1) "Aggregate Limit" shall mean the sum of (i) one hundred twenty-five percent (125%) of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year and (ii) the lesser of two hundred percent (200%) or two (2) plus the lesser of such ADP or ACP.

             Notwithstanding the foregoing, the determination of the aggregate limit shall be subject to such further rules and regulations as may be prescribed by the Secretary of the Treasury.


         (2) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the eligible Employees in a group.

         (3) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the eligible Employee's Contribution Percentage Amounts to the eligible Employee's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan
             Year).

             Notwithstanding the preceding sentence, for Plan Years commencing prior to the later of January 1, 1992 and the date that is sixty
             (60) days after the publication of final regulations the Compensation used in determining the Contribution Percentage shall be limited to Compensation received by the Employee for the period in which he is a Participant, if so elected by the Employer in Item 7 of the Adoption Agreement.


         (4) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test)


                                      3-14
             made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such Forfeiture is allocated. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts, subject to such requirements as may be prescribed by the Secretary of the Treasury. The Employer also may use Elective Deferral Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP test, subject to such requirements as may be prescribed by the Secretary of the Treasury.

         (5) "Eligible Employee" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no Employee Contributions are made.

         (6) "Matching Contribution" for purposes of this section shall mean an employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an employee contribution made by such Participant, or on account of a participant's Elective Deferral, under a plan maintained by the Employer.

     (d) Distribution of Excess Aggregate Contributions.

         Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the

                                      3-15

         Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions, as defined in Section 4.07, under the Plan.

         "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

         (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 3.04 and then determining Excess Contributions pursuant to Section 3.05.

     (e) Determination of Income. Excess Aggregate Contributions shall be adjusted for any Income up to the date of distribution. The Income allocable to Excess Aggregate Contributions is the sum of: (i) Income allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any Income occurring during such Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth
         (15th) of such month.

     (f) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in Item 8 of the Adoption Agreement.

     (g) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Employee Account, Matching Account, and Qualified Matching Account (and, if applicable, the Participant's Qualified Non-elective Account or Elective Deferral Account, or both).

                                      3-16

     Section 3.07 Responsibility of Trustee. The Trustee shall have no responsibility for determining whether any Participant or Employer contribution has been validly authorized or is in an amount permitted by this article nor whether any Employer contribution is paid within the time permitted for its deduction as an expense for such Employer.

     Section 3.08 Contributions to Target Benefit Plans. If the Plan is a target benefit pension plan, then the provisions set out in this section shall apply in addition to the provisions set out in Section 3.01 above.

     The Employer's Contribution for each Plan Year with respect to a Participant for whom a contribution is required shall be that amount which, if paid on the date as of which the calculation is made and on the anniversary of such date commencing prior to the Participant's attainment of his Normal Retirement Age, and if invested at the pre-retirement interest rate specified in
Item 8 of the Adoption Agreement until the end of the Plan Year during which the Participant attains his Normal Retirement Age, and if added to the accumulated value (as of the date of the calculation) of contributions assumed to have been made with respect to prior Plan Years and similarly invested, would purchase the Target Annual Retirement Benefit, if the value of the Target Annual Retirement Benefit as of the end of the Plan Year during which the Participant attains his Normal Retirement Age is based on the mortality table and the post-retirement interest rate specified in Item 8 of the Adoption Agreement.

     For purposes of determining Employer Contributions under this Section 3.08 for Plan Years commencing prior to the Plan Year in which the Participant attains Normal Retirement Age, a contribution in the year in which the Participant attains Normal Retirement Age will be assumed or not assumed based on the provisions of Item 12 of the Adoption Agreement, the presumption that the Participant will terminate employment on his Normal Retirement Date, and the presumption of a forty (40) hour work week.

     In the event that a change in the Compensation of a Participant or in the actuarial assumptions used in the Plan causes the Participant's Target Annual Retirement Benefit to differ from that in the last preceding Plan Year, the increase or decrease in the Employer's Contribution on behalf of such Participant shall be the amount which, if contributed on the date as of which the calculation is made and on each anniversary of such date commencing prior to the Participant's attainment of his Normal Retirement Age, would accumulate to the value (computed as described in the immediately preceding paragraph) of the increase or decrease in the Target Annual Retirement Benefit. If a former Participant reenters the Plan following a Break in Service, the Employer shall annually contribute an Employer Contribution on behalf of such Participant an amount which equals (i) the amount it was contributing on behalf of such Participant prior to the Break in Service, plus (ii) the amount attributable to changes in the Target Annual Retirement Benefit due to changes in Compensation and actuarial assumptions used in the Plan following such Break in Service.

                                      3-17

     Employer Contributions shall be determined under the individual level premium funding method using the following factor tables unless a mortality table other than the UP-1984 Mortality Table is elected in Item 8 of the Adoption Agreement, in which case the "Assumed Price of One Dollar ($1.00) of Monthly Benefit" shall be based on the mortality table elected:

                  ACCUMULATION OF ONE DOLLAR ($1.00) PER YEAR

                               Pre-Retirement Interest Rate
      Number              -------------------------------------------
     of Years               5%               5 1/2%              6%
    ---------             -----              ------             -----
       1                  1.050              1.055              1.060
       2                  2.153              2.168              2.184
       3                  3.310              3.342              3.375
       4                  4.526              4.581              4.637
       5                  5.802              5.888              5.975
       6                  7.142              7.267              7.394
       7                  8.549              8.722              8.897
       8                 10.027             10.256             10.491
       9                 11.578             11.875             12.181
      10                 13.207             13.583             13.972
      11                 14.917             15.386             15.870
      12                 16.713             17.287             17.882
      13                 18.599             19.293             20.015
      14                 20.579             21.409             22.276
      15                 22.657             23.641             24.673
      16                 24.840             25.996             27.213
      17                 27.132             28.481             29.906
      18                 29.539             31.103             32.760
      19                 32.066             33.868             35.786
      20                 34.719             36.786             38.993
      21                 37.505             39.864             42.392
      22                 40.430             43.112             45.996
      23                 43.502             46.538             49.816
      24                 46.727             50.153             53.865
      25                 50.113             53.966             58.156
      26                 53.669             57.989             62.706
      27                 57.403             62.234             67.528
      28                 61.323             66.711             72.640
      29                 65.439             71.435             78.058
      30                 69.761             76.419             83.802
      31                 74.299             81.677             89.890
      32                 79.064             87.225             96.343
      33                 84.067             93.077            103.184
      34                 89.320             99.251            110.435
      35                 94.836            105.765            118.121
      36                100.628            112.637            126.268
      37                106.710            119.887            134.904
      38                113.095            127.536            144.058
      39                119.800            135.606            153.762
      40                126.840            144.119            164.048
      41                134.232            153.100            174.951
      42                141.993            162.576            186.508


                                      3-18

      43                150.143            172.573            198.758
      44                158.700            183.119            211.744
      45                167.685            194.246            225.508
      46                177.119            205.984            240.099
      47                187.025            218.368            255.565
      48                197.427            231.434            271.958
      49                208.348            245.217            289.336
      50                219.815            259.759            307.756
      51                231.856            275.101            327.281
      52                244.499            291.287            347.978
      53                257.774            308.363            369.917
      54                271.713            326.377            393.172
      55                286.348            345.383            417.822
      56                301.716            365.434            443.952
      57                317.851            386.588            471.649
      58                334.794            408.906            501.008
      59                352.584            432.450            532.128
      60                371.263            457.290            565.116


             ASSUMED PRICE OF ONE DOLLAR ($1.00) OF MONTHLY BENEFIT


    Normal                        Post-Retirement Interest Rate
  Retirement            ---------------------------------------------
     Age                   5%               5 1/2%              6%
  ----------            -------            -------            -------
      55                154.431            147.407            140.927
      56                151.244            144.407            138.291
      57                147.997            141.554            135.592
      58                144.696            138.540            132.833
      59                141.347            135.475            130.021
      60                137.948            132.354            127.150
      61                134.503            129.183            124.227
      62                131.020            125.970            121.256
      63                127.509            122.721            118.246
      64                123.979            119.448            115.207
      65                120.436            116.156            112.143
      66                116.895            112.858            109.066
      67                113.363            109.567            105.990
      68                109.853            106.279            102.912
      69                106.334            102.982             99.818
      70                102.800             99.661             96.694
      71                 99.254             96.323             93.547
      72                 95.704             92.972             90.381
      73                 92.155             89.616             87.203
      74                 88.627             86.271             84.030
      75                 85.129             82.949             80.871
      76                 81.673             79.659             77.738
      77                 78.272             76.416             74.642
      78                 74.939             73.233             71.599
      79                 71.657             70.091             68.589
      80                 68.433             67.000             65.624
      81                 65.281             63.973             62.714
      82                 62.214             61.022             59.874
      83                 59.228             58.144             57.099
      84                 56.312             55.330             54.382


                                      3-19

     Notwithstanding the provisions of the first paragraph of Section 6.01 hereof, for Plan Years commencing prior to January 1, 1988 the Employer shall not make contributions on behalf of a Participant under this section after the Plan Year in which the Participant attains his Normal Retirement Age, except for contributions required under Section 13.03 hereof in Plan Years in which the Plan is a Top Heavy Plan. However, for Plan Years commencing after December 31, 1987, or such later date as the Employer may elect, the Employer shall make contributions on behalf of a Participant under this section after the Plan Year in which the Participant attains his Normal Retirement Age if so elected pursuant to Item 8 of the Adoption Agreement.

     If pursuant to Item 12 of the Adoption Agreement a Participant is entitled to have an Employer Contribution made on his behalf for the Plan Year in which he terminates Service, the amount of such Employer Contribution shall be reduced on a pro-rata basis for the number of calendar months during such Plan Year beginning with the first calendar month in which the Participant terminates Service and each calendar month thereafter.


                                      3-20

                                    ARTICLE 4
              ALLOCATION OF TRUST FUNDS AND PARTICIPANTS' ACCOUNTS

     Section 4.01 Allocation of Employer Contributions. On each Valuation Date other than an interim valuation date specified in Section 4.09 hereof, Employer contributions shall be allocated as specified in Items 11 and 12 of the Adoption Agreement.

     (a) Elective Deferral Contributions. As of each Valuation Date the Elective Deferral Contributions with respect to a Participant for the period since the preceding Valuation Date shall be credited to the Participant's Elective Deferral Account.

     (b) Matching Contributions. As of each Valuation Date, there shall be credited to the Matching Account of each eligible Participant his allocable share of the Matching Contribution as provided in Item 8(b) of the Adoption Agreement. The determination of which Participants are eligible to share in the Matching Contribution shall be in accordance with Item 8(b) of the Adoption Agreement.

     (c) Employer Contributions.

         (1) If the Plan is a profit sharing plan, then any Employer Contributions (and Forfeitures, if to be allocated in the same manner as Employer Contributions pursuant to Item 8 of the Adoption Agreement) to the Plan for the Plan Year ending on such Valuation Date shall be allocated to the Employer Account of each Participant who completed the required amount of Service during the Plan Year and who is still in Service on the Valuation Date. Participants who complete the required amount of Service during a Plan Year but who are no longer in Service on the Valuation Date at the end of the Plan Year, shall be included in or excluded from the allocation on such Valuation Date according to the election made by the Employer in Item 12 of the Adoption Agreement. Participants who die, become disabled or retire during the Plan Year shall be included in or excluded from the allocation on the Valuation Date at the end of the Plan Year according to the election made by the Employer in
             Item 12 of the Adoption Agreement.

             (i) Required Service - Hours Counting Method. For purposes of non-standardized plans and, for Plan Years commencing prior to January 1, 1989, standardized plans, if the Plan counts Hours of Service pursuant to Item 6 of the Adoption Agreement then the Participant shall be required to complete at least one thousand

                                      4-1

                 (1000) Hours of Service during the Plan Year in order to have an Employer Contribution made on his behalf. However, in the event that a Plan Year is of less than twelve (12) months duration (as described in Section 1.49), then the requirement for completion of one thousand (1,000) Hours of Service shall be reduced pro rata, based on the length of such Plan Year.

                 For purposes of standardized plans for Plan Years commencing after December 31, 1988, if the Plan counts Hours of Service pursuant to Item 6 of the Adoption Agreement then the Participant shall be required to complete at least one (1) Hour of Service during the Plan Year in order to have an Employer Contribution made on his behalf.

            (ii) Required Service - Elapsed Time Method. If the Plan uses the
                 "elapsed time" method pursuant to Item 6 of the Adoption Agreement, then the Participant shall be required to perform an Hour of Service during the Plan Year in order to have an Employer Contribution made on his behalf.

         (2) If the Plan is a money purchase pension plan or a target benefit pension plan, then any Employer Contributions (and, as to money purchase pension plans, Forfeitures, if to be allocated in the same manner as Employer Contributions pursuant to Item 8 of the Adoption Agreement) to the Plan for the Plan Year ending on such Valuation Date shall be allocated on the same basis as the computation described in the provisions of Section 3.01 and in Item 8 of the Adoption Agreement.

         (3) If the Plan is a profit sharing plan integrated with Social Security, then for Plan Years commencing after December 31, 1988, the allocation of Employer Contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to
             Item 8 of the Adoption Agreement) shall be made as follows:

             (i) First, Employer Contributions (and Forfeitures, if to be
                 allocated) shall be allocated to each eligible Participant in the proportion which the sum of his Compensation and his Compensation in excess of the integration break-point selected in Item 11(b)(l) of the Adoption Agreement bears to the total sum of the Compensation and the Compensation in excess of said integration break-point, paid to all eligible Participants; provided, however, that


                                      4-2
                 no Employee shall receive under this stage of the allocation a higher percentage of the sum of his Compensation and his excess Compensation than the percentage specified in Item 11(b)(2) of the Adoption Agreement.

            (ii) Second, the remaining amount to be allocated shall be allocated to each eligible Participant in the proportion which his Compensation bears to the total Compensation of all eligible Participants.

             If the Plan is a profit sharing plan not integrated with Social Security, then for Plan Years commencing after December 31, 1988 the allocation of Employer contributions (and Forfeitures, if to be allocated in the same manner as Employer contributions pursuant to
             Item 8 of the Adoption Agreement) shall be performed as described in Item 11(a) of the Adoption Agreement.

         (4) If the Plan is a profit sharing plan or a money purchase pension plan (other than a target benefit plan) integrated with Social Security, and if an Employee's entry date for participation in the Plan is not the Anniversary Date, then the integration break-point with respect to the Participant's Compensation selected in the Adoption Agreement shall, if so indicated by the Employer in its Adoption Agreement, be prorated in the ratio that the length of the Participant's participation in the Plan that Plan Year bears to the length of that entire Plan Year; proration of the integration break-point shall not be made for Participants whose Service terminates during the Plan Year. If a Plan Year is of less than twelve (12) months' duration, then the integration break-point for the Plan Year shall be prorated in the ratio which the number of full months in the Plan Year bears to twelve (12).

     (d) Qualified Non-elective Contributions. As of each Valuation Date, there shall be credited to the Qualified Non-elective Account of each eligible Participant (as provided in Item 8(c) of the Adoption Agreement) his allocable share of the Qualified Non-elective Contributions for the Plan Year.

     (e) Qualified Matching Contributions. As of each Valuation Date, there shall be credited to the Qualified Matching Account of each eligible Participant his allocable share of the Qualified Matching Contribution as provided in Item 8(d) of the Adoption Agreement. The determination of which Participants are eligible to share in the Qualified Matching Contribution shall be in accordance with Item 8(d) of the Adoption Agreement.


                                      4-3

     (f) Special Sub-accounts. For Plan Years beginning before January 1, 1985, if a Participant incurs a Break in Service, or for Plan Years beginning after December 31, 1984, if a Participant incurs five (5) consecutive Breaks in Service, but later accrues benefits related to Employer Contributions or Matching Contributions, then separate bookkeeping subaccounts shall be established under the Employer Account and Matching Account, as applicable, with respect to the Participant's pre-break and post-break benefits related to Employer Contributions and Matching Contributions.

     Section 4.02 Forfeitures. If the Plan is a profit sharing plan or a money purchase pension plan, Forfeitures becoming available for allocation under the terms of Sections 5.01 and 8.03 hereof shall be reallocated or applied in the same manner as Employer Contributions described in the provisions of Section
4.01 hereof or, alternatively, shall be used to reduce Employer contributions for the Plan Year, as selected in Item 8 of the Adoption Agreement.

     If the Plan is a target benefit pension plan, Forfeitures becoming available under the terms of Section 5.01 and 8.03 shall be credited against Employer Contributions otherwise due as described in the provisions of that section concerning such pension plans. Forfeitures arising under target benefit pension plans shall only be used to reduce the contributions of the Employer which adopted this Plan, subject to Section 4.08 hereof.

     Section 4.03 Allocation of Income. On each Valuation Date, the Income to the Trust Fund during the period since the immediately preceding Valuation Date shall be computed and shall be allocated to the Accounts of all Participants on the Valuation Date. Each of such Participant's accounts shall share in this allocation of Income in the proportion that the balance in such accounts bears to the total of the balances in the accounts of all such Participants. For purposes of this section, the balance in an account shall mean:

      (a) the value of the account as of the preceding Valuation Date,

 plus (b) one-half (1/2) of the amount of Employee Contributions and Elective Deferral Contributions contributed to the account since the preceding Valuation Date (except as otherwise provided in Item 9 of the Adoption Agreement or as provided if an alternative method is selected as otherwise allowed in this Section 4.03)

minus (c) any withdrawals (including benefit payments, Forfeitures and payments as described in Section 4.05 hereof, including amounts used to pay insurance premiums) since the preceding Valuation Date,

                                      4-4
but not less than zero (0). Alternatively, if approved by the Plan Administrator, Income may be allocated in any equitable, uniform and nondiscriminatory manner which is selected for the purpose of recognizing the timing of contributions, withdrawals, distributions, transfers, Participant or Employer directed investments or other temporal events affecting account value as adjustments to account balances.

     For purposes of this section only, the term "Participants" shall include Separated Participants, Retired Participants and Employees who have account balances but who would not be considered to be Participants because they made no contributions to the Plan. The accounts on which this allocation of Income is based shall not include amounts segregated pursuant to Sections 4.11 and 6.03(a) hereof or Item 9 of the Adoption Agreement, nor the value of any insurance policies held in the Trust Fund.

     Section 4.04 No Vested Rights to Assets. The fact that allocations shall be made and credited to the Accounts of a Participant shall not vest in such Participant any right, title or interest in any assets of the Trust, except at the time or times and upon the terms and conditions expressly set forth in the Plan.

     Section 4.05 Payments. Each Participant's Accounts shall be charged with any payments made by the Trustee to or for the account of such Participant or any Beneficiary of such Participant.

     Section 4.06 Adjustment to Accounts. As soon as practicable after each Valuation Date, the value of each of the Participant's accounts shall be determined by the Plan Administrator (or its agent). Each account shall be equal to the value of such account as of the last Valuation Date,

     (a) plus (as applicable to such account) any credit or allocation of contributions, any allocation of Forfeitures, any allocation of Income, and any account credits from insurance contracts, since the last Valuation Date,

     (b) minus (as applicable to such account) any payment (including insurance contract premiums paid or accrued), withdrawal or Forfeiture from the account since the last Valuation Date.

     Section 4.07 Limitation on Allocations

     (a) (1) If the Participant does not participate in, and has never participated in, another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation

                                      4-5
             contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year shall equal the Maximum Permissible Amount. If the Plan provides for the allocation of Forfeitures in the same manner as Employer Contributions or Matching Contributions, then the amount reflecting this reduction shall be allocated and reallocated to other Participant accounts in accordance with the Plan formula for allocating Employer contributions and Forfeitures to the extent that such allocations do not cause the Annual Additions to any such Participants' accounts to exceed the lesser of the Maximum Permissible Amount or any other limitation provided in the Plan.

         (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year.

         (4) If pursuant to subsection 4.07(a)(3) or as a result of the allocation of Forfeitures there is an Excess Amount, then such excess shall be disposed of as follows:

             (i) any Employee Contributions, to the extent they would reduce the
                 Excess Amount, shall be returned to the Participant (the consent of the Participant or the Participant's Spouse shall not be required to make this distribution);

            (ii) if after the application of paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, then any remaining Excess Amount in the Participant's Accounts shall be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;


                                      4-6

           (iii) if after the application of paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, then the Excess Amount shall be held unallocated in a suspense account which shall be applied to reduce future Employer contributions (including any allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary; and

            (iv) if a suspense account is in existence at any time during a
                 Limitation Year pursuant to this section, then it shall not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any employer contributions or any employee contributions may be made to the plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     (b) (1) This subsection applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution Master or Prototype Plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in
             Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, during any Limitation Year. The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, then the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Plan provides for the allocation of Forfeitures in the same manner as Employer Contributions or Matching Contributions, then the

                                      4-7
             amount reflecting this reduction shall be allocated and reallocated to other Participant Accounts in accordance with the Plan formula for allocating Employer contributions and Forfeitures to the extent that such allocations do not cause the Annual Additions to any such Participants' Accounts to exceed the lesser of the Maximum Permissible Amount or any other limitation provided in the Plan. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, then no amount shall be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

         (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subsection 4.07(a)(2) hereof.

         (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year.

         (4) If, pursuant to subsection 4.07(b)(3) or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated; except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

         (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of

             (i) the total Excess Amount allocated as of such date, times

            (ii) the ratio of (i) the Annual Additions allocated to the
                 Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

                                      4-8

         (6) Any Excess Amount attributed to this Plan shall be disposed of in the manner described in subsection 4.07(a)(4).

     (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year shall be limited in accordance with subsections 4.07(b)(1) through 4.07(b)(6) as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in Item 21 of the Adoption Agreement.

     (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed one (1.0) in any Limitation Year. The Annual Additions which may be credited to the Participant's account under the Plan for any Limitation Year shall be limited in accordance with Item 21 of the Adoption Agreement.

     (e) For purposes of this section and Articles 13 and 14 hereof, together with Items 20 and 21 of the Adoption Agreement, the following terms shall be defined as follows:

         (1) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Account for the Limitation Year:

               (i) Employer contributions;

              (ii) Employee Contributions; and

             (iii) Forfeitures.

             In addition, amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is a part of a pension or annuity plan maintained by the Employer shall be treated as Annual Additions to a qualified defined contribution plan. Furthermore, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as that term is defined in Section 13.02(c) hereof, and pursuant to Section 419A(d)(3) of the Code under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer shall be treated as Annual Additions to a qualified defined contribution plan.

                                      4-9

             For this purpose, any Excess Amount applied under subsections
             (a)(4) and (b)(6) in the Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year.

         (2) "Compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

             (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

             For purposes of applying the limitations of this article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

         (3) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of

                                      4-10
             the dollar limitation determined for the Limitation Year under
             Section 415(b) and (d) of the Code or one hundred forty percent (140%) of the highest average Compensation which may be taken into account under Section 415(b)(1)(B) with respect to an individual under the plan, including any adjustments under Section 415(b) of the Code.

             Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one (1) or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

         (4) "Defined Contribution Dollar Limitation" shall mean $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

         (5) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefits funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
             Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). For purposes hereof, the maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or


                                      4-11
             thirty-five percent (35%) of the Participant's Compensation for such year.

             If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one
             (1) or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over one (1.0) times (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code
             Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

             The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

         (6) "Employer" shall mean the Employer that adopts this Plan, and all members of a Controlled Group (within the meaning of that term as modified by Section 415(h) of the Code) of which the Employer is a member.

         (7) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (8) "Highest Average Compensation" shall mean the average Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve (12) consecutive month period defined in
             Section 1.75 or, in another qualified defined contribution plan being considered hereunder, that twelve (12) consecutive month period defined therein for purposes of determining the accrual of benefits. For purposes of any qualified defined benefit pension plan being considered hereunder, a Year of Service shall mean the twelve (12) consecutive month period defined therein for purposes of determining the accrual of benefits.

         (9) "Limitation Year" shall mean a calendar year, or the twelve (12) consecutive month period ending on the

                                      4-12
             date elected by the Employer in Item 1(d) of the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, then the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

        (10) "Master or Prototype Plan" ahall mean a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

        (11) "Maximum Permissible Amount" shall mean the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year and shall not exceed the lesser of:

              (i) the Defined Contribution Dollar Limitation, or

             (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

             The Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(1)(1) or 419A(d)(2) of the Code.

             If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, then the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

             number of months in the short Limitation Year
             ---------------------------------------------
                                 twelve (12)

        (12) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

              (i) the Participant shall continue employment until Normal
                  Retirement Age under the plan (or current age, if later), and



             (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan shall


                                      4-13
             remain constant for all future Limitation Years.

        Section 4.08 Controlled Group and Affiliated Employer Contributions and Forfeitures. In the event that two (2) or more members of a Controlled Group establish a Plan by adopting this Plan, each member of the Controlled Group shall or shall not be considered to be a separate Employer for purposes of allocating Employer contributions and Forfeitures, as provided in Item 24 of the Adoption Agreements; provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.

        If an Adopting Employer is affiliated with another Adopting Employer only for purposes of sponsoring this Plan, but such are not members of a Controlled Group, then for purposes of allocating Employer contributions and Forfeitures, such Employers shall be considered to be separate Employers; provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.

        Section 4.09 Interim Valuations. Notwithstanding anything to the contrary expressed or implied herein, the Plan Administrator may direct a special Valuation Date. Such special Valuation Date shall be deemed equivalent to a regular Valuation Date. Interim valuations, if any, shall be made on a nondiscriminatory and uniform basis.

        Section 4.10 Insurance Premiums on Separated Participants. In the event that the Trustee, as directed by the Plan Administrator, pays insurance premiums during a Plan Year on behalf of a Participant who subsequently terminates his Service during such Plan Year, and at the following Valuation Date the Separated Participant's Employer Account includes less than the amount of the insurance premiums paid, then the amount of such deficiency shall be allocated to the Employer Account of the Separated Participant. This special allocation shall be made from Employer contribution or from Forfeitures for the Plan Year, or from both, and only the remainder of such Employer contribution or Forfeitures shall be allocated pursuant to the terms of Sections 4.01 and 4.02 hereof.

        Section 4.11 Election of Segregated Account. In its sole discretion, the Plan Administrator may make available to all Participants, on a uniform and non-discriminatory basis, a segregated account election.

        Subject to approval by the Plan Administrator, any Participant may elect to have his Accounts invested in a segregated account. Such segregated account shall remain a part of the Trust Fund, but shall be separately invested in certificates of deposit, money market certificates, collective investment trusts, other short-term debt security instruments or any other investments acceptable to the Trustee, with all investment income on such investments credited to the segregated account and all disbursements to, or on behalf of, the Participant charged thereto.

        A Participant may make the election provided for under this section only once; such election shall become effective on the first (1st) day of the Plan Year immediately following the date of the election, shall be irrevocable for a five (5) year period unless a revocation is permitted

                                      4-14
by the Trustee and shall be effective for all contributions made or allocated on behalf of the Participant during the term of the election. The Participant's election shall be effective for the entire amount of any of his Accounts with respect to which the election is made.

        The form and manner of such election shall be prescribed by the Plan Administrator.
                                   4-15

                                   ARTICLE 5

                             WITHDRAWALS AND LOANS

        Section 5.01 In-Service Withdrawals. Withdrawals shall be permitted under a Plan if, and to the extent, elected by an Employer in Item 14 of the Adoption Agreement and subject to the provisions of this section. All requirements imposed by the Adoption Agreement as completed, and all decisions made by the Employer pursuant thereto, shall be applied in a uniform and nondiscriminatory manner. Subject to any restrictions set forth in the Adoption Agreement, withdrawals shall be made at such time or times, and in such form and manner, as uniformly and non-discriminatorily established by the Employer.

        In-service withdrawals shall be subject to the spousal consent requirements of Sections 6.03(c) and 7.02(c) hereof, which consent shall be obtained within ninety (90) days prior to the date of the withdrawal. Notwithstanding the foregoing, however, if the special rule for certain profit sharing plan Participants set forth in Sections 6.03(d) and 7.02(c)(3) hereof applies to a Participant, then such spousal consent requirement shall not apply to that Participant.

        (a)  Withdrawals of Contributions Made by the Employer.

             (1) If the Plan is a profit sharing plan, and if withdrawals from a Participant's Employer Account or Matching Account are permitted under the Adoption Agreement, then, unless a withdrawal therefrom is permitted in the case of hardship, a withdrawal from such account by an Employee shall be limited to contributions which have been allocated to such account for two (2) years; provided, however, that if the Employee has been a Participant for five (5) or more years, then this preceding two (2) year limitation on withdrawals shall not apply; and further provided, however, that in no event shall a withdrawal of amounts in excess of a Participant's vested interest in such account be permitted hereunder.

             (2) If withdrawals from a Participant's Elective Deferral Account are permitted under Item 14 of the Adoption Agreement, such distributions may be made on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant, provided such Participant lacks other available resources.

                  The amount of any hardship withdrawal granted pursuant to this subsection (a)(2) shall be limited to the lesser of (i) the actual amount of the Elective Deferral Contributions made to the Participant's or former Participant's Elective Deferral Account (and

                                      5-1

                  Income thereon accrued as of December 31, 1988), less the amount of Elective Deferral Contributions previously withdrawn; and (ii)the amount required to relieve the immediate and heavy financial need, less the amount that is reasonably available to the Participant or former Participants from other sources to satisfy the need. Hardship distributions made pursuant to this Section 5.01(a)(2) in Plan Years which begin before January 1, 1989, may also be made from the Participant's Qualified Non-elective Account and may include any Income allocated to the Elective Deferral Account.

                  For periods prior to April 1, 1989, the determination of the existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made by a person or persons designated by the Employer (unless a different person or persons are given authority elsewhere in the Plan to approve hardship distributions). All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the person or persons described above, and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship must be made in accordance with objective criteria set forth in the Adoption Agreement. Such determinations must also comply with applicable regulations under the Code.

                  For periods after March 31, 1989, the immediate and heavy financial needs for which a hardship may be granted shall be limited to the following:

                  (i) Medical expenses described in section 213(d) of the Code which are incurred by the Participant or former Participant, his spouse, or his dependents (as defined in section 152 of the Code);

                  (ii) Purchase (excluding mortgage payments) of a principal residence of the Participant or former Participant;

                  (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant or former Participant, his spouse, children, or dependents;

                  (iv) The need to prevent the eviction of the Participant or former Participant from his

                                      5-2
                        principal residence or foreclosure on the mortgage of his principal residence.

                  To qualify for a hardship withdrawal for periods after March 31, 1989, the Participant or former Participant must satisfy the following requirements:

                  (i) The Participant or former Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer,

                  (ii) The Participant's or former Participant's elective contributions under the Plan, and all other plans maintained by the Employer, will be suspended for twelve
                        (12) months after receipt of the hardship distribution, and

                  (iii) The Participant may not make elective contributions
                        under the Plan, and all other plans maintained by the Employer, for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

                  A Participant who has had to suspend Elective Deferral Contributions to the Plan pursuant to this Section shall be allowed to resume such contributions on the date indicated in Item 8(a)(4) of the Adoption Agreement which follows the twelve (12) month suspension period.

         (b) Withdrawals from Contributions Made by the Participant. If withdrawals of a Participant's mandatory Employee Contributions from his Employee Account are permitted under Item 14 of the Adoption Agreement, then a Participant who receives such a withdrawal and who does not have at least a fifty percent (50%) vested interest in his Employer Account and Matching Account determined as of the date of the withdrawal shall, if so selected by the Employer in such Item 14, have the balance of that portion of his Employer Account and Matching Account not attributable to minimum allocations in Top Heavy Plan Years treated as a Forfeiture for the Plan Year in which the withdrawal is received.

             If withdrawals of a Participant's voluntary Employee Contributions are permitted under the Adoption Agreement, then a Participant receiving such a withdrawal shall not be permitted to make further voluntary Employee Contributions for a period not to be less than six (6) months.
                                      5-3

             The Participant may withdraw any part of the Voluntary Deductible Contributions Account or Rollover Account by making a written application to the Plan Administrator at any time. However, if at the time the distribution is received the Participant has not attained age fifty nine and one-half (59-l/2) or is not subject to Disability, then the Participant may be subject to a federal income tax penalty unless the distribution is rolled over to a qualified plan or Individual Retirement Account within sixty (60) days of the date of distribution.

        Section 5.02 Loans to Participants and Beneficiaries. If the loan option is elected in Item 13 of the Adoption Agreement, the Plan Administrator, upon receipt of written application of a Participant or Beneficiary in such manner and form as required by the Plan Administrator, shall authorize and direct the Trustee to make a loan to the Participant or Beneficiary from the Trust Fund, provided the Plan's loan requirements of subsections (a) and (b), as applicable, and subsection (c) are satisfied. For purposes of this Section 5.02 the term "Participant" shall include former Participants.

         (a) For loans granted or renewed on or before October 18, 1989, the Plan's loan requirement shall be those requirements stated in this subsection 5.02(a), subject to uniform rules and regulations which may be promulgated by the Plan Administrator with respect to the amount of loans, interest rates, maturity dates and security. If the loan is to be a directed investment pursuant to Section 10.11, then the amount of the loan shall be considered to be an asset only of the Accounts of the borrower, and not of the Accounts of any other person. However, the following restrictions shall apply to all loans.

             (1) Loans shall be made available to all Participants and Beneficiaries (including for purposes of this Section 5.02 Spouses of deceased Participants entitled to a death benefit under Section 7.02 hereof) on a reasonably equivalent basis.

             (2) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

             (3) Loans shall be adequately secured and bear a reasonable interest rate.

             (4) No loan shall exceed the value of the Vested Account Balance of the Participant or Beneficiary.

             (5) If the Plan is not subject to the special rule of Section 6.03(d), a Participant must obtain the consent of his Spouse, if any, to use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety

                                      5-4

                 (90)-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by the Plan Administrator or its representative or a notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

             (6) In the event of default, foreclosure on a note which evidences the debt created by a loan and which is secured by account balances, and attachment of such security, shall not occur until a distributable event occurs in the Plan.

             (7) No loans shall be made to any shareholder-employee, Owner-Employee, or Family Member or a Corporation controlled by a shareholder-employee or Owner-Employee through ownership directly or indirectly, of fifty percent (50%) or more of the total value of shares of classes of stock of the Corporation. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

             Subject to the preceding restrictions, the rate of interest on each such loan shall be determined by the Plan Administrator according to rules of uniform application. The rates of interest on loans may be changed from time to time even though lower or higher rates have been previously charged. Any such loan or loans shall be repaid by the borrower within such time or in such manner as the Plan Administrator may determine. In the event that the Participant or his Spouse or Beneficiary becomes entitled to a benefit under the Plan, the Plan Administrator may cause the Trustee to deduct the total unpaid balance of such loan, plus interest owed thereon, or any portion thereof, from any distribution from the Trust Fund to which the Participant, his Spouse or his Beneficiary shall become entitled, provided that, if applicable, a valid spousal consent has been obtained in accordance with subsection
             5.02(a)(5). In the event that the amount of such distribution is not sufficient to repay the remaining balance of such loan, the Participant shall be liable for and shall continue to make payments on any such balance still due from him. In no event shall any distribution be made to a Participant which would reduce the balance of his Accounts below the outstanding balance of the loan.
                                      5-5

         (b) For loans granted or renewed after October 18, 1989, the Plan's loan requirements shall be those requirements stated in this
             Section 5.02(b); provided, however, that if elected in Item 13 of the Adoption Agreement the Plan Administrator may adopt alternative requirements for this loan program. If alternate requirements for this loan program are adopted, those requirements shall be documented in a written attachment to the Adoption Agreement which shall form a part of the Plan and which shall be signed by the Plan Administrator and designated as Attachment B.

             Attachment B shall include, but need not be limited to, the following:

             (1) The identity of the person or positions authorized to administer the loan program;

             (2)  A procedure for applying for loans;

             (3)  The basis on which loans will be approved or denied;

             (4)  Limitations (if any) on the types and amount of loans offered;

             (5) The procedure under the program for determining a reasonable rate of interest;

             (6)  The types of collateral which may secure a Plan loan; and

             (7) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

             If alternative requirements are not elected, the following standard requirements shall apply to all loans.

             (i) Loans shall be a directed investment pursuant to Section 10.11 and pursuant to that section the amount of the loan shall be considered to be an asset of such person's Accounts only, and not of the Accounts of any other person.

             (ii) Loans shall be made available to all Participants and
                  Beneficiaries (including for purposes of this Section 5.02 Spouses of deceased Participants entitled to a death benefit under Section 7.02 hereof) on a reasonably equivalent basis, taking into consideration the size of the loan requested, the size of the borrower's Vested Account Balance, and the borrower's ability to repay the loan. Loans to former Participants with a Vested Account Balance and Beneficiaries may be made on different terms and conditions than for active Participants where such

                                      5-6
                  terms and conditions are based solely on factors that are legally considered by commercial entities in the business of making similar loans. A loan of less than the minimum amount (not to exceed $1,000), as elected in Item 13 of the Adoption Agreement, will not be allowed.

            (iii) Loans shall not be made available to Highly Compensated
                  Employees in an amount greater than the amount made available to other Employees.

             (iv) The Plan Administrator shall determine the adequacy and amount of security required for each loan. In making these determinations the Plan Administrator shall consider the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. A portion of a borrower's Vested Account Balance may be used as security for a loan. However, no more than fifty percent (50%) of the borrower's Vested Account Balance may be used as security for the outstanding balance of all loans under this Plan made to such borrower. If, pursuant to the election in
                  Item 13 of the Adoption Agreement, the total outstanding balances of all loans under the Plan to the borrower is permitted to exceed fifty percent (50%) of the borrower's Vested Account Balance the Plan Administrator shall require additional security. Such additional collateral shall take the form of such real or personal property as the Plan Administrator shall determine adequately secures the loan.

             (v) Loans shall bear a reasonable interest rate which shall be equal to the interest rate charged by a lending institution for a loan which would be made under similar circumstances.

             (vi) If the Plan is not subject to the special rule of Section
                  6.03(d), a Participant must obtain the consent of his Spouse, if any, to use of the the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90)-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by the Plan Administrator or its representative or a notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

           (vii) A Participant who is granted a loan from the Plan shall be required to make payments on such loan through mandatory payroll deduction. In the event a borrower makes any payment required hereunder more
                                      5-7
                  than fifteen (15) days after the date on which it is due, such payment shall be increased by the amount of interest accruing on the unpaid principal balance from the due date until the date of payment. The borrower shall be in default if any payment required hereunder is not made by the date ninety (90) days after it is due, or if the borrower is adjudicated as bankrupt, makes an assignment for the benefit of creditors, or files a petition for relief under the Bankruptcy Act. In the event of a default, all remaining installment payments on the loan shall be immediately due and payable. In the event that the Participant or his Spouse or Beneficiary becomes entitled to a benefit under the Plan, then if a valid spousal consent has been obtained in accordance with subsection 5.02(e), the Plan Administrator may cause the Trustee to deduct the total unpaid balance of such loan, plus interest owed thereon, or any portion thereof, from any distribution from the Trust Fund to which the Participant, his Spouse or his Beneficiary shall become entitled. In the event that the amount of such distribution is not sufficient to repay the remaining balance of such loan, the borrower shall be liable for and shall continue to make payments on any such balance still due from him. In no event shall any distribution be made to a borrower which would reduce the balance of his Accounts below the outstanding balance of the loan. In the event of default, foreclosure on a note which evidences the debt created by a loan and which is secured by account balances, and attachment of such security, shall not occur until a distributable event occurs in the Plan.

           (viii) No loans shall be made to any shareholder-employee, Owner-Employee, or Family Member or a Corporation controlled by a shareholder-employee or Owner-Employee through ownership, directly or indirectly, of fifty percent (50%) or more of the total value of shares of classes of stock of the Corporation. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

         (c) Loans made on or before December 31, 1986, shall be repaid according to their terms. If a loan which was made on or before December 31, 1986, is extended, renegotiated or renewed after that date, the loan shall be considered as first made on the date of extension, renegotiation or renewal. No loan to any Participant or Beneficiary shall be made after December 31, 1986, to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of
             (i) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of

                                      5-8
             loans during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half (1/2) the Vested Account Balance of such person in the Plan or, if greater, the total Vested Account Balance of such person up to ten thousand dollars ($10,000). For the purpose of the preceding limitation, all loans from all plans of the Employer and other members of a Controlled Group shall be aggregated. Furthermore, any loan shall by its terms that require repayment (principal and interest) be amortized in level payments, no less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) shall be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, shall be treated as a loan under this section.
                                      5-9

                                   ARTICLE 6

                              RETIREMENT BENEFITS

        Section 6.01 Retirement. As of his Normal Retirement Date, a Participant may retire from Service or he may elect to continue in Service, subject to the Employer's retirement policy, if any. If such Participant continues in Service, then he shall continue to be treated in all respects as a Participant until his actual retirement. For Plan Years commencing before January 1, 1989, no retirement benefit shall be payable until actual retirement unless such Participant who could retire requests that his retirement benefit commence before his actual retirement and the Plan Administrator, at its sole discretion, permits retirement benefits to commence pursuant to such request. For Plan Years commencing after December 31, 1988, no retirement benefit shall be payable until actual retirement unless such Participant who could retire requests that his retirement benefit commence before his actual retirement and, pursuant to the election under Item 18 of the Adoption Agreement, the Plan permits retirement benefits to commence pursuant to such request.

        If early retirement is allowed under the provisions of Item 18(b) of the Adoption Agreement, then the retirement of a Participant who satisfies the requirements for early retirement and who elects to retire before his Normal Retirement Date shall be effective on the date so elected. If such a Participant continues in Service, then he shall be treated in all respects as a Participant until his actual retirement, and no retirement benefit shall be payable prior to his Normal Retirement Date. If a Participant separates from Service before satisfying the age requirement, if any, for early retirement, but has satisfied the Service requirement, if any, then the Participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

        Section 6.02 Retirement Benefits. Upon attainment of Normal Retirement Age, or upon eligibility for early retirement if permitted under the Plan, a Participant shall be one hundred percent (100%) vested in his Accounts. Upon retirement following attainment of his Normal Retirement Age, or upon early retirement pursuant to Item 18(b) of the Adoption Agreement, a Participant shall be entitled to receive as the value of his retirement benefit hereunder the amounts in his Accounts, determined on the Valuation Date immediately preceding the payment of his benefits, plus any contributions, or Income gain, allocated to his Accounts after such Valuation Date and less any payments made from his Accounts, or Income loss allocated against the Accounts, since such preceding Valuation Date.

         Section 6.03 Payment of Retirement Benefits.

         (a) In General. The normal form of payment of the value of the retirement benefit shall be as set forth in subsection (b) or (c) hereof. In lieu of the normal form of retirement benefit payment provided therein, a Participant may elect in writing, subject to (if applicable) the qualified election requirements set forth in subsection (c) hereof,
                                      6-1
             to have his benefit paid or applied in accordance with one (1), or a combination, of the optional forms of benefit payment described hereinafter if available pursuant to the Employer's election in
             Item 19 of the Adoption Agreement; provided, however, that such option shall comply with the form of payment limitations set forth in Section 6.07 hereof. For Plan Years beginning prior to January 1, 1989, the Participant's election of an optional form of benefit payment shall be subject to the approval of the Plan Administrator, if allowed by the Employer's prior plan document.

             (1) Installments. If elected by the Employer in Item 19 of the Adoption Agreement, the benefit may be paid or applied in monthly, quarterly, semiannual or annual installments as nearly equal as practicable for a period not to exceed that permitted under Section 6.07(c) hereof.

                  For Plan Years beginning before January 1, 1989, such installments shall be made either from a segregated fund set aside on his behalf if requested by the Participant or, without regard to any such request, from the Trust Fund without such segregation at the election of the Plan Administrator.

                  For Plan Years beginning on or after January 1, 1989, such installments shall be made either from a segregated fund or from the Trust Fund without such segregation, at the election of the Participant. If no election is made, such installment shall be made from the Trust Fund without segregation of such amount.

             (2) Annuities. If elected by the Employer in Item 19 of the Adoption Agreement, or if payment in the form of a Qualified Joint and Survivor Annuity is required by this Plan, then the benefit may be paid in the form of an annuity involving life contingencies purchased from a Life Insurance Company pursuant to Section 6.09.

             (3) Single Sum. If elected by the Employer in Item 19 of the Adoption Agreement, then an optional form of benefit payment may be the benefit paid in a single sum.

             (4) Other Options. The Plan shall offer the additional optional forms of payment as described in Item 19 of the Adoption Agreement, if any, provided such optional forms satisfy the requirements of Section 401(a) of the Code.

             Subject to the time limitations set forth in Sections 6.06 and 6.07 hereof, the benefit commencement date of a Retired

                                      6-2

              Participant shall be no later than as soon as practicable after the later of the following occurs (or as soon thereafter as determinable): (i) the date the Retired Participant attains his Normal Retirement Age, (or, if earlier, the date the Participant elects to receive his early retirement benefit after qualifying for early retirement, if permitted, under the
              Plan), or (ii) the date his Service terminates. However, still subject to the time limitations set forth in Sections 6.06 and
              6.07 hereof, if the former Participant is to receive an allocation pursuant to Item 12 of the Adoption Agreement for the Plan Year in which his Service terminated, then the retirement benefit shall be paid after such time as all Employer contributions for such Plan Year have, in fact, been allocated.

             The retirement benefit election period shall be the ninety (90)-day period ending on the Annuity Starting Date. Any election hereunder shall be in writing and in such form as the Plan Administrator shall uniformly and nondiscriminatorily require.

             If a Retired Participant dies while benefit payments are being made in accordance with option (1) herein, then payment shall be made to the extent of the unpaid installments to his Beneficiary, or if the Beneficiary is the estate or will otherwise be the distributee under Section 7.03, then payment of the remaining interest of the former Participant shall be in a single sum to his estate. If a former Participant dies while benefit payments are being made in accordance with option (2) herein, then any further payments shall be determined pursuant to the terms of the annuity purchased thereunder.

         (b) Participants Generally With Service Only Before August 23, 1984. The provisions of this subsection shall apply to any Participant who is not credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984. The provisions of this subsection, except subsection (b)(2), shall also apply to certain other Participants in profit sharing plans who are eligible for the special rule set out in subsection (d).

             (1) Normal Retirement Benefit Form. In the event that a Participant does not elect an optional form of benefit payment pursuant to subsection (a) hereof within the retirement benefit election period set forth therein, the normal form of the retirement benefit payment to the Retired Participant shall be in a single sum.

             (2) Retirement Benefit Form - Married Participant Electing Annuity Option. In the event that a Participant is to receive his benefit under an annuity option involving life contingencies, and the Participant is married on his Annuity Starting Date, the form of the retirement

                                      6-3
                  benefit payment (other than payment of that portion of the benefit, if any, attributable to the Retired Participant's Voluntary Deductible Contributions or Rollover Contributions) shall be a Qualified Joint and Survivor Annuity to such Retired Participant and his spouse, unless the Retired Participant elects otherwise. Any portion of the value of the retirement benefit attributable to the Retired Participant's Voluntary Deductible Contributions or Rollover Contributions shall be paid to the Retired Participant in a single sum, unless the Retired Participant elects an optional form of benefit payment or Beneficiary, or both, pursuant to subsection (a) hereof.

                  The Plan Administrator shall furnish to each Participant a notice of general information concerning the Qualified Joint and Survivor Annuity and the availability of more specific information. Upon written request, the Plan Administrator shall furnish a Participant with a more specific written explanation, in nontechnical language, of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect on the Participant of receiving benefits in such form.

         (c) Participants Generally With Service On or After August 23, 1984. Except as provided in subsection (d) hereof with respect to certain Participants in a Plan which is a profit sharing plan, the provisions of this subsection shall apply both (i) to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984 and (ii) to such former Participants as provided under the transitional rules set forth in subsection (e) herein.

             (1) Normal Retirement Benefit Form - No Spouse. In the event that a Participant does not elect an optional form of benefit payment pursuant to subsection (a) hereof within the retirement benefit election period set forth therein (or if, for Plan Years beginning prior to January 1, 1989, the Plan Administrator declines to approve an election), and the Participant does not have a Spouse on his Annuity Starting Date, the normal form of the retirement benefit payment to the Retired Participant shall be a payment in a straight life annuity.

             (2) Normal Retirement Benefit Form If Spouse. In the event a Participant does not elect an optional form of benefit payment or Beneficiary, or both, pursuant to subsection (a) hereof within the retirement benefit election period set forth therein under a qualified election, and the Participant does have a Spouse on his Annuity Starting Date, the normal form of the
                                      6-4
                  retirement benefit payment shall be a Qualified Joint and Survivor Annuity to such Participant and his Spouse.

             (3) Qualified Election. Any waiver of the normal retirement benefit form shall not be effective unless: (i) the Participant's Spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by the Plan Administrator, or its representative, or by a notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator, or its representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

                  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the Annuity Starting Date. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraph (4) below.

             (4) Notice of Normal Form of Payment. Within the period commencing no less than thirty (30) and no more than ninety (90) days prior to the Annuity Starting Date, the Plan Administrator shall provide each Participant notice in the form of a written explanation containing (i) the terms and conditions of the normal form of benefit payment, (ii) the Participant's right to make, and the effect of, an election to waive the normal


                                      6-5
                  form of benefit payment, (iii) the rights of the Participant's Spouse and (iv) the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit payment.

                  If the benefit can be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62), then the written explanation shall also include an explanation of the right to defer any distribution until the later of Normal Retirement Age and age sixty-two (62).

             (d) Special Rule for Certain Profit Sharing Plan Participants. The provisions of subsection (b) rather than the provisions of subsection (c) shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to Voluntary Deductible Contributions maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), regardless of the fact that such Participant may be credited with one (1) or more Hours of Service with the Employer on or after August 23, 1984, if

                  (1) in Item 19(a) the Employer does not elect normal forms of payment involving life contingencies, and

                  (2) the Participant cannot, or does not, elect an annuity option involving life contingencies, and

                  (3) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90)-day period following the date of the Participant's death. The account balance shall be adjusted for Income occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.

                        In addition, if with respect to a Participant, the Plan is a direct or indirect transferee of a defined benefit pension plan, a money purchase pension plan, a target benefit pension plan, a stock bonus plan or any other profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code, then the provisions of

                                      6-6
                        subsection (b) shall apply as to the Participant's Accounts attributable to the transfer from such plan, provided that the amount of such transfer and any gains or losses attributable thereto are maintained in a separate account.

                        The Participant may waive the spousal death benefit described in this subsection at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in Section 7.02(c)(4)) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

                        For purposes of this subsection, "Vested Account Balance" shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to Voluntary Deductible Contributions.

         (e) Transitional Rules for Annuity Benefits to Retired or Separated Participants Not In-Payment on August 23, 1984.

             (1) Election Period. The respective opportunities to make elections under this subsection (e) (as described in the two
                  (2) following paragraphs) shall be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.

             (2) Service Between January 1, 1976, and August 23, 1984. Any living Retired or Separated Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by subsections 6.03(c) and 7.02(c) hereof shall be given the opportunity to elect to have those subsections apply if such Participant is credited with at least one (1) Hour of Service under this Plan, or a predecessor plan of which this Plan is a continuation, in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of Vesting Service when he separated from Service.

             (3) Service Between September 2, 1974, and January 1, 1976. Any living Retired or Separated Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan, or a predecessor plan of which this Plan is a continuation, on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, shall be given the opportunity to have his benefits paid in accordance with the following provisions of subsection (e)(4).

                                6-7

             (4) ERISA Benefits. Any Participant who has elected to receive benefits pursuant to subsection (e)(3) hereof, and any Participant who does not elect to receive benefits under subsection (e)(2) or who meets the requirements of such subsection except that such Participant does not have at least ten (10) years of Vesting Service when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements, if his benefits would have been payable in the form of a life annuity:

                  (i) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                       (A) begins to receive payments under the Plan on or after
                           Normal Retirement Age; or

                       (B) dies on or after Normal Retirement Age while still
                           working for the Employer; or

                       (C) begins to receive payments on or after the qualified
                           early retirement age; or

                       (D) separates from Service on or after attaining Normal
                           Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                        then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period hereunder. The election period hereunder shall begin at least six (6) months before the Participant attains his qualified early retirement age and shall end not more than ninety (90) days before the commencement of benefits. Any election hereunder shall be in writing and may be changed by the Participant at any time by delivering such change of election to the Plan Administrator.

                  (ii) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age shall be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, then payments under such annuity shall not be less than the payments which would have

                                      6-8
                        been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision shall be in writing and may be changed by the Participant at any time by delivering such change of election to the Plan Administrator. The election period hereunder shall begin on the later of (1) the ninetieth
                        (9Oth) day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and shall end on the date the Participant terminates employment.

                  (iii) For purposes of this subsection (e)(4) the term
                        "qualified early retirement age" shall be the latest of:

                        (A) the earliest date, under the Plan, on which the
                            Participant may elect to receive retirement benefits,

                        (B) the first (1st) day of the one hundred and twentieth
                            (120th) month beginning before the Participant reaches Normal Retirement Age, or

                        (C) the date the Participant begins participation.

        Section 6.04 Segregated Accounts. Any segregated account of a Retired Participant established pursuant to an optional form of benefit payment under
Section 6.03(a) hereof shall remain a part of the Trust Fund, but shall be separately invested in certificates of deposit, money market certificates, collective investment trusts, other short-term debt security instruments or any other investments acceptable to the Trustee, with all investment income on such investments credited to the segregated account and all disbursements on behalf of the Retired Participant charged thereto.

        Section 6.05 Subsequent Agreement. If the amount credited to any account of the Retired Participant is being paid to him from the Trust Fund in monthly installments, the Retired Participant may request that the amount then credited to such Account shall be applied in accordance with the provisions of Section
6.03 hereof providing for payment of the balance of the Retired Participant's Account in a single sum. For Plan Years commencing prior to January 1, 1989, the right of the Retired Participant to elect to have the remaining amount of his account paid in a single sum shall be subject to the Plan Administrator's consent.

        Section 6.06 General Commencement of Benefits Rule. Notwithstanding any other provisions of the Plan, but in addition to such provisions (as applicable), unless the Participant elects otherwise, distribution of benefits shall begin no later than the sixtieth (60th) day

                                      6-9
after the close of the Plan Year in which the latest of the following events occurs:

        (a) the date the Participant attains sixty-five (65) years of age, or, if earlier, his Normal Retirement Age;

        (b) the date the tenth (l0th) anniversary of the year in which the Participant commenced participation in the Plan occurs; or

        (c) the date the Participant terminates Service with the Employer.

        If the amount of the payment required to commence on the date determined under this section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, then a payment retroactive to such date shall be made no later than sixty (60) days after the earliest date on which the amount can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

        Notwithstanding the foregoing, the failure of a Participant (or surviving Spouse) to consent to a distribution before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

        Section 6.07 Special Commencement and Distribution of Benefits Rule.

        (a) General Rules.

            (1) Subject to Section 6.03 pertaining to Qualified Joint and
                Survivor Annuities, the requirements of this section shall apply to any distribution of a Participant's Accounts and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

            (2) All distributions required under this section shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

        (b) Required Beginning Date. The Accounts of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. The consent of the Participant or of the Participant's Spouse


                                      6-10
            or Beneficiary shall not be required to make a distribution required under this section.

        (c) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

            (1) the life of the Participant,

            (2) the life of the Participant and a designated Beneficiary,

            (3) a period certain not extending beyond the life expectancy of the Participant, or

            (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

        (d) Determination of Amount to be Distributed Each Year. If the Participant's Accounts are to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

            (1) Individual Account.

                (i) If a Participant's benefit is to be distributed over (A) a period not extending beyond the life expectancy of the Participant or joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (B) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                (ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the


                                      6-11

                      Participant's benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

            (2) Other Forms. If the Participant's benefit is distributed in the form of an annuity purchased from a Life Insurance Company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

        (e) Death Distribution Provisions.

            (1) Distribution Beginning Before Death. If the Participant dies after distribution of his benefit has begun, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (2) Distribution Beginning After Death. If the Participant dies before distribution of his benefit begins, distribution of the Participant's entire benefit shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) and (ii) below:

                (i) if any portion of the Participant's benefit is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the


                                      6-12
                      calendar year immediately following the calendar year in which the Participant died;

                (ii) if the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

                If the Participant has not made an election pursuant to this subsection (e)(2) by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this subsection (e), or (B) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

            (3) For purposes of subsection (e)(2) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (e)(2) with the exception of paragraph (ii) therein, shall be applied as if the surviving Spouse were the Participant.

            (4) For purposes of this subsection (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

            (5) For the purposes of this subsection (e), distribution of a
                Participant's benefit is considered to begin on the Participant's required beginning date (or, if subsection (e)(3) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to subsection (e)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                                      6-13

        (f) Definitions.

            (1) "Applicable life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

            (2) "Designated Beneficiary" shall mean the individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

            (3) "Distribution calendar year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e) above.

            (4) "Life expectancy" shall mean life expectancy and joint and last survivor expectancy which are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury Regulations.

                Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in section (e)(2)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

            (5) "Participant's benefit" shall mean the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year ("valuation calendar year") increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by


                                      6-14
                distributions made in the valuation calendar year after the valuation date.

                Notwithstanding the foregoing, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

            (6) "Required beginning date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) subject, however, to the following transition rules.

                (i) Transitional rules. The required beginning date of a Participant who attains age seventy and one-half (70-1/2) before January 1, 1988, shall be determined in accordance with (A) and (B) below:

                      (A) Non-five-percent (5%) owners. The required beginning
                          date of a Participant who is not a five-percent (5%) owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70-1/2) occurs.

                      (B) Five-percent (5%) owners. The required beginning date
                          of a Participant who is a five-percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                          1. the calendar year in which the Participant attains age seventy and one-half (70-1/2), or

                          2. the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five-percent (5%) owner, or the calendar year in which the Participant retires.

                      The required beginning date of a Participant who is not a five-percent (5%) owner and who attains age seventy and one-half (70-1/2) during 1988 and has not retired as of January 1, 1989, is April 1, 1990.

                                      6-15

                (ii) Five-percent (5%) owner. A Participant is treated as a five-percent (5%) owner for purposes of this section if such Participant is a five-percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

                (iii) Once distributions have begun to a five-percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent (5%) owner in a subsequent year.

        (g) Pre-DEFRA Distribution Designation Savings Rule.
            Notwithstanding the preceding requirements of this section, the distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences).

            (1) The distribution by the Trust is one (1) which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

            (3) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

            (4) The Participant had accrued a benefit under the Plan as of
                December 31, 1983.

            (5) The method of distribution designated by the Participant or the
                Beneficiary specifies the time at which distribution shall commence, the period over which distributions shall be made and, in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

            A distribution upon death shall not be covered by this subsection unless the information in the designation contains the required information described herein with


                                      6-16
            respect to the distributions to be made upon the death of the Participant.

            For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in preceding subsections (c)(l) through (5) herein.

            If a designation is revoked, any subsequent distribution shall satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation shall be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (not named in the designation) under the designation shall not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-2 of the proposed regulations shall apply.

        Section 6.08 Cash-Out Distribution of Small Benefits. For Plan Years beginning after December 31, 1986 and before January 1, 1989, in the event that a former Participant or Beneficiary shall become entitled to receive any benefit under the Plan, and the Participant's Vested Account Balance is not greater than three thousand five hundred dollars ($3,500), the Plan Administrator reserves the right to cause the benefit to be paid to such person in a single sum within one (1) year after the date the Participant ceases to participate in the Plan. Such payment shall be in lieu of the form of benefit otherwise payable under any provision in this Plan.

        For Plan Years beginning after December 31, 1988, in the event that a former Participant or Beneficiary shall become entitled to receive any benefit under the Plan, and the Participant's Vested Account Balance is not greater than three thousand five hundred dollars ($3,500), the Plan

                                      6-17

Administrator shall, if elected pursuant to Item 16 of the Adoption Agreement, cause the benefit to be paid to such person in a single sum within one (l) year after the date the Participant ceases to participate in the Plan. Such payment shall be in lieu of the form of benefit otherwise payable under any provision of this Plan.

        No such distribution shall be made after the Annuity Starting Date. No such distribution shall be made after benefits commence in the form of installment payments unless the former Participant and the former Participant's Spouse, if applicable, consent to such a distribution in a manner consistent with the qualified election requirements of Sections 6.03(c)(3) and 7.02(c)(4) hereof.

        Section 6.09 Purchase Of Annuities. If benefits are required to be paid in the form of an annuity involving life contingencies under the terms of any provision of this Plan, then the Trustee shall purchase such annuity contracts from a Life Insurance Company, utilizing for such purchase the entire nonforfeitable amount in the Accounts of the Participant. Any annuity contract which is purchased hereunder to provide benefits otherwise payable under the Plan, and which is distributed to a Retired or Separated Participant or Beneficiary, shall be endorsed as "nontransferable." The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

        Section 6.10 Limitation. Except as provided in Articles 7 or 8 hereof, the provisions of this article shall not apply to a Separated Participant.

                                      6-18

                                   ARTICLE 7

                         DEATH AND DISABILITY BENEFITS

        Section 7.01 Death Benefits. In the event of the death of a Participant or a Retired Participant (other than a Retired Participant receiving retirement benefits pursuant to Section 6.03 hereof), prior to the complete distribution of his Accounts, his death benefit shall be one hundred percent (100%) of his Accounts determined on the Valuation Date immediately preceding the payment of the benefit, plus any contributions, or Income gain, allocated to his Accounts after such Valuation Date and less any payments or withdrawals made from his Accounts, or Income loss allocated against the Accounts, since such preceding Valuation Date.

        Section 7.02 Payment of Death Benefits.

        (a) In General. The form of payment of the value of the death benefit shall be as set forth in subsections (b) and (c) hereof. In lieu of the form of death benefit provided therein, a Participant may elect in writing, subject to (if applicable) the qualified election requirements set forth in subsection (c)(4) hereof, to have his benefit paid or applied in accordance with one (1), or a combination, of the options described in Section 6.03(a);
            provided, however, that such elected option shall comply with the form of payment limitations set forth in Section 6.07 hereof. For Plan Years beginning prior to January 1, 1989, any election of an alternative form of death benefit pursuant to this Section 7.02 shall be subject to the approval of the Plan Administrator.

            Subject to the time limitations set forth in Sections 6.06 and 6.07 hereof, the surviving Spouse or Beneficiary, as applicable, may elect to have the death benefit commence (or, if applicable, the annuity contract distributed) within a reasonable time after the death of the Participant occurs. However, still subject to the time limitations of Sections 6.06 and 6.07, if the former Participant is to receive an allocation pursuant to Item 12 of the Adoption Agreement for the Plan Year in which his Service terminated, then the death benefit shall be paid, subject to the contrary election by an eligible Spouse to receive a death benefit immediately without such additional allocation pursuant to subsection (c)(2) hereof, at such time as contributions for such Plan Year have, in fact, been allocated.

            The death benefit election period shall be a period which begins on the date the Participant enters the Plan and ends on the date of the death of the Participant. Any election hereunder shall be in writing and in such form as the Plan


                                      7-1

            Administrator shall uniformly and nondiscriminatorily require.

            Payment of the death benefit to the Beneficiary of the deceased Participant shall fully discharge the Trustee, the Plan Administrator (and the Committee, if appointed pursuant to Section
            9.01 hereof) and the Employer, and each of them, from any and all liability hereunder as to such deceased Participant. The Trustee, the Plan Administrator (and the Committee, if appointed pursuant to Section 9.01 hereof), and the Employer, and each of them, shall not be responsible for the ultimate disposition of such benefit in accordance with any will or other testamentary disposition made by such Participant, or in accordance with the intestacy provisions of any law.

        (b) Participants with Service Only Before August 23, 1984. The provisions of this subsection shall apply to any Participant who is not credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984.

            In the event that such a Participant does not elect an optional form of benefit payment pursuant to subsection (a) hereof within the death benefit election period set forth therein (or if as to Plan Years beginning prior to January 1, 1989 the Plan Administrator declines to approve the election), regardless of whether or not the Participant had been married on his date of death, the death benefit shall be paid to the Beneficiary of the deceased Participant in a single sum; provided, however, that such Beneficiary may elect to receive this death benefit in an optional form of benefit payment pursuant to subsection (a) hereof as if he were the Participant.

        (c) Participants with Service On or After August 23, 1984. Except as provided in subsection (c)(3) hereof with respect to certain Participants in a Plan which is a profit sharing plan, the provisions of this subsection shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984.

            (1) Participants Not Leaving a Surviving Spouse on Death. In the
                event that a Participant does not elect an optional form of benefit payment pursuant to subsection (a) hereof within the death benefit election period set forth therein (or if, as to Plan Years beginning prior to January 1, 1989, the Plan Administrator declines to approve an election), and the Participant does not have a Spouse on the date of his death, the death benefit shall be paid to the Beneficiary of the deceased Participant in a single sum; provided, however, that such Beneficiary may elect to receive this death benefit in an optional


                                      7-2
                form of benefit payment pursuant to subsection (a) hereof as if he were the Participant.

            (2) Participants Leaving a Surviving Spouse on Death - Qualified
                Preretirement Survivor Annuity. In the event that a Participant has not selected an optional form of benefit payment or Beneficiary, or both, pursuant to subsection (a) hereof within the death benefit election period set forth therein pursuant to a qualified election, and the Participant has a Spouse on the date of his death, the death benefit shall be paid to the surviving Spouse in the form of an annuity for the Spouse's life; provided, however, that if so provided by the Employer in
                Item 19 of the Adoption Agreement, the Spouse may elect to receive this death benefit in an optional form of benefit payment pursuant to subsection (a) hereof as if the Spouse were the Participant pursuant to a qualified election at any time prior to ninety (90) days before payment of the death benefit actually commences. Any portion of the value of the death benefit which is not payable to any surviving Spouse shall be paid to the Beneficiary of the deceased Participant in a single sum; provided, however, that such Beneficiary may elect to receive his portion of the death benefit in an optional form of benefit payment pursuant to subsection (a) hereof as if he were the Participant and no qualified election requirement shall apply to such election by the Beneficiary.

            (3) Special Rule for Certain Profit Sharing Plan Participants.
                Notwithstanding the foregoing, if the Plan is a profit sharing plan, and if the Participant has a Spouse on the date of his death, then the death benefit (including any proceeds received under a Policy owned by the Trustee on the Participant's life purchased by Employer contributions or Forfeitures allocated to the Participant's Employer Account) shall be paid to the surviving Spouse in the form of a single sum, unless

                (i) the Participant has selected a Beneficiary other than his Spouse pursuant to a qualified election,

                (ii) the Participant can, and does, elect an annuity option involving life contingencies, or

                (iii) with respect to such Participant, the Plan is a direct or indirect transferee of a defined benefit pension plan, a money purchase pension plan, a target benefit pension plan, a stock bonus plan or any other profit sharing plan which is subject to the survivor annuity


                                      7-3
                      requirements of Section 401(a)(11) and Section 417 of the Code.

            (4) Qualified Election. A qualified election shall have the meaning for this term set forth in Section 6.03(c)(3) hereof, but shall apply to a spousal waiver of the form of payment, or the payment, of the death benefit provided under this subsection instead of the waiver of the Qualified Joint and Survivor Annuity provided under Section 6.03(c)(3). However, in the event the preretirement survivor annuity rules of subsection (c)(2) are applicable as to the Participant, an election to waive the preretirement survivor annuity benefit which is made prior to the first day of the Plan Year in which the Participant attains age thirty-five (35), shall become invalid on the first day of the Plan Year in which the Participant attains age thirty-five
                (35); provided, however, that, at that time the Participant shall have the right to again elect to waive the preretirement survivor annuity benefit.

            (5) Notice of Qualified Preretirement Survivor Annuity. If the
                Employer provides in the Adoption Agreement that the Participant may waive the qualified preretirement survivor annuity or allows a married Participant to designate a nonspouse Beneficiary, then the Plan Administrator shall provide each Participant whose Spouse may receive a qualified preretirement survivor annuity for such Participant, a written explanation of the qualified preretirement survivor annuity described in subsection (c)(2) hereof in such terms and in such manner as is comparable to the explanation provided pursuant to Section 6.03(c)(4) with respect to the Qualified Joint and Survivor Annuity notice. The Plan Administrator shall provide such Participant with a written explanation of the qualified preretirement survivor annuity within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after the qualified preretirement survivor annuity is no longer fully subsidized; (iv) a reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35). In addition, notice shall be provided to


                                      7-4
                active Participants who have not attained age thirty-five (35) at such time as may be required by regulation.

                For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
                (iii) and (iv) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

            (6) Exemptions from Notice Requirement. Notwithstanding the other requirements of this Section 7.02(c), the respective notices prescribed by this section need not be given to a Participant if
                (i) the Plan "fully subsidizes" the costs of a qualified preretirement survivor annuity, and (iii) the Plan does not allow the Participant to waive the qualified preretirement survivor annuity and does not allow a married Participant to designate a Beneficiary who is not his Spouse. For purposes of this section, a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

        Section 7.03 Designation of Beneficiary. At any time, and from time to time, each Participant, or Retired or Separated Participant shall have the right to designate the Beneficiary to receive his death benefit, and to revoke any such designation, but any such designation shall be subject to the spousal waiver when required under the qualified election provisions of Sections 6.03(c)(3) and 7.02(c)(4). Each such designation, or revocation thereof, shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant, or Retired or Separated Participant and, if required, the Spouse of such Participant. If no such designation is on file with the Plan Administrator at the time of the death of a Participant or Retired or Separated Participant, or if such designation is not effective for any reason as determined by the Trustee, then the Participant shall be deemed, unless otherwise required by the law, to have designated the following Beneficiaries (if living at the time of the death of the Participant or Beneficiary) in the following order of priority: (a) the actual spouse of the Participant, (b) the children, including adopted children, of the Participant, in equal shares per stirpes, (c) the natural parents of the Participant, in equal shares and (d) the estate of the Participant.

                                      7-5

        Section 7.04 Documentary Proof. The Trustee may require the execution and delivery of such documents, papers and receipts as it may deem reasonably necessary in order to be assured that the payment of any death benefit is made to the person or persons entitled thereto.

        Section 7.05 Disability Benefits. In the event of the Disability of a Participant, and certification thereto by the Plan Administrator to the Trustee, such Participant shall be entitled to one hundred percent (100%) of his Accounts determined on the Valuation Date immediately preceding the payment of the benefit, plus any contributions, or Income gain, allocated to his Accounts after such Valuation Date and less any payments made from his Accounts, or Income loss allocated against such Accounts, since such preceding Valuation Date.

        Section 7.06 Payment of Disability Benefits. Subject to the provisions hereof concerning the death of a disabled Participant, any amounts due a disabled Participant pursuant to this article from his Accounts shall be paid or applied for his benefit in accordance with the provisions described in Section
6.03 hereof for the payment of retirement benefits, subject to the form of benefit payment and time limitations of Sections 6.06 and 6.07 hereof, at what would have been his Normal Retirement Date had he remained in Service. However, if allowed pursuant to Item 16 of the Adoption Agreement, a Participant may elect that the commencement date of any Disability benefits shall be any date after his Disability occurred and prior to his Normal Retirement Date; provided, however, that, for Plan Years beginning prior to January 1, 1989, a Participant's election of early commencement of any Disability benefits shall be subject to the approval of the Plan Administrator.

        In the event of the death of a disabled Participant subsequent to the date his Service terminated and prior to the Annuity Starting Date hereunder, the amount payable on behalf of such disabled Participant under Section 7.05 hereof shall be paid in the form provided in Section 7.02 hereof. If the death of a disabled Participant occurs subsequent to the date his Service terminated and after the Annuity Starting Date hereunder, then no death benefit shall be payable, unless provided for under the form of benefit payable pursuant to
Section 6.03.

                                      7-6

                                    ARTICLE 8

                      BENEFITS ON SEPARATION FROM SERVICE

        Section 8.01 Rights of a Separated Participant. A Participant whose Service is terminated by causes other than death, Disability, or retirement, or who incurs a Break in Service, shall have the rights described in this article. In no case, however, shall such a Separated Participant receive benefits under the Plan prior to his Normal Retirement Date while still employed by the Employer. Failure to return to Service with the Employer by the date on which a Leave of Absence expires shall be considered to be a termination of Service as of the date of such expiration.

        Section 8.02 Vesting of Employer Contributions. Subject to his returning to Service at a time when he may increase the nonforfeitable percentage of his Employer Account or Matching Account (if pursuant to Item 8(b) of the Adoption Agreement the Matching Account is subject to the vesting schedule of Item 16 of the Adoption Agreement), a Separated Participant shall be entitled to the prescribed percentage of such accounts, including all Income allocated thereto, pursuant to the vesting option elected in Item 16 of the Adoption Agreement, such percentage to be determined as of the earlier of the date on which his Service terminates and the date he incurs a Break in Service.

        Section 8.03 Forfeitures. The portion of an Employer Account or Matching Account to which a Separated Participant is not entitled, as provided in Sections 5.01 and 8.02 hereof, shall be a Forfeiture as of the earlier of the following dates:

        (a) the date the Separated Participant is paid the entire vested amount of such accounts under the Plan pursuant to Sections 6.08 or 8.06 hereof, or

        (b) the date the Separated Participant incurs five (5) consecutive Breaks in Service (or, in Plan Years beginning before January 1, 1985, the date the Separated Participant incurs a Break in Service).

For purposes of this Section, if (i) pursuant to Section 6.08 hereof and the election in Item 16 of the Adoption Agreement the value of benefits with a value not greater than three thousand five hundred dollars ($3,500) is automatically cashed-out, and (ii) the value of an Employee's Vested Account Balance is zero, the Separated Participant shall be deemed to have received a distribution of such Vested Account Balance and the Employer Account and the Matching Account shall be treated as a Forfeiture as of the date indicated in Item 16 of the Adoption Agreement. For purposes of this paragraph, a Separated Participant's Vested Account Balance shall not include Voluntary Deductible Contributions for Plan Years beginning prior to January 1, 1989.

                                       8-1

        Forfeitures shall be allocated or applied pursuant to Section 4.02 hereof.

        No Forfeitures shall occur solely as a result of an Employee's withdrawal of Employee Contributions, except in certain cases as provided with respect to the withdrawal of mandatory Employee Contributions as set forth in
Section 5.01 hereof.

        If a benefit cannot be paid to the Separated Participant or his Beneficiary because he cannot be found, such benefit (subject to overruling law) shall be treated as a Forfeiture but, if treated as a Forfeiture, shall be reinstated if a claim is made by that Participant or his Beneficiary.

        If a Separated Participant receives or is deemed to receive a distribution of his Vested Account Balance upon termination of his Service and he resumes Service before he incurs five (5) consecutive Breaks in Service (or, in Plan Years beginning before January 1, 1985, before he incurs a Break in Service), then any amount forfeited shall be reestablished in such Participant's account from which it was forfeited; provided, if so elected in Item 8 of the Adoption Agreement, that such Participant shall first repay the full amount of such distribution, if any, before the earlier of (i) five (5) years after the first day the Employee subsequently resumes Service, and (ii) the date he subsequently incurs five (5) consecutive Breaks in Service after such distribution.

        If a Forfeiture is reestablished as part of an account of a former Separated Participant who has resumed Service without his having to repay the full amount of the distribution, then the resulting Employer Account or Matching Account (as applicable) shall be established on his behalf as a separate bookkeeping account, separate from any account which may be established on his behalf due to resumption of Service. In the event that the Participant later ceases to be a Participant, the amount to which he is entitled from the separate bookkeeping account shall be computed as of the date he ceases to be a Participant pursuant to the following formula:

                        X = P x (AB + (R x D)) - (R x D)

For purposes of solving this equation, "X" is the amount to which the Participant is entitled, np" is his vested percentage at the relevant time, "AB" is his Employer Account or Matching Account (as applicable) balance at the relevant time, "R" is the ratio of such account balance at the relevant time to such account balance immediately after the distribution, and "D" is the amount of the distribution.

        Section 8.04 Immediate Vesting of Certain Contributions. All Elective Deferral Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, Employee Contributions, Rollover Contributions, and Voluntary Deductible Contributions and all Income allocated thereon, shall be fully vested when made and shall be nonforfeitable at all times thereafter.

                                      8-2

        Section 8.05 Benefits Upon Separation from Service. A Separated Participant whose Service terminates for reasons other than death, Disability or retirement, but who has not incurred a Break in Service, shall be entitled to receive the Vested Account Balance (determined at the date his Service terminates), such Accounts to be determined as of the Valuation Date immediately preceding the date of the distribution, increased by any contributions or Income gain, allocated after such Valuation Date and reduced by any payments or withdrawals made from the Accounts, or Income loss allocated against the Accounts, since such preceding Valuation Date.

        Section 8.06 Payment of Service Separation Benefits. Subject to the provisions hereof concerning the death or Disability of a Separated Participant, any amounts due the Separated Participant pursuant to this article from his Accounts shall be paid or applied for his benefit in accordance with the provisions of Section 6.03 hereof for the payment of retirement benefits, subject to the form of benefit payment and time limitations of Sections 6.06 and
6.07 hereof, at what would have been his Normal Retirement Date had he remained in Service. However, if allowed pursuant to Item 16 of the Adoption Agreement, a Separated Participant may elect that the commencement date of any amounts due the Separated Participant pursuant to this article shall be any date after his Service terminates and prior to his Normal Retirement Date; provided, however, that, for Plan Years beginning prior to January 1, 1989, a Participant's election of early commencement of any amounts due the Separated Participant pursuant to this article shall be subject to the approval of the Plan Administrator.

        In the event of the death of a Separated Participant subsequent to the date his Service terminates and prior to the Annuity Starting Date hereunder, the amount payable on behalf of such Separated Participant under this article shall be paid in the form provided in Section 7.02 hereof as if he were a deceased Participant. If the death of a Separated Participant occurs subsequent to the date his Service terminates and after the Annuity Starting Date hereunder, then no death benefit shall be payable unless provided for on his death under the form of benefit pursuant to Section 6.03.

        In the event of the Disability of a Separated Participant, and certification thereof by the Plan Administrator to the Trustee, subsequent to the date his Service terminates and prior to the commencement of benefits hereunder, the amount payable on behalf of such Separated Participant under this article shall be paid in the form provided in Section 7.06 hereof as if he were a Participant who sustained a Disability. If benefits have commenced hereunder, then in the event of the Disability of a Separated Participant benefits shall continue in the form in which such benefits were being paid on the date of such Disability.

                                      8-3

                                    ARTICLE 9

                              PLAN ADMINISTRATION

        Section 9.01 Appointment of the Plan Administrator. The Plan Administrator shall be the Employer or other entity or entities set forth in
Item 3 of the Adoption Agreement. The Plan Administrator may at any time be removed, with or without cause, and a successor appointed by the Employer.

        The Plan Administrator shall serve without compensation, but the reasonable expenses of the Plan Administrator in discharging its responsibilities shall be borne by the Employer.

        The Plan Administrator may appoint a Committee of not less than three
(3) persons to carry out the day to day administrative functions of the Plan in its stead, but such Committee shall not be Plan Administrator unless so designated in Item 3 of the Adoption Agreement.

        Section 9.02 Powers and Duties of the Plan Administrator. The Plan Administrator shall administer and supervise the operation of the Plan in accordance with the terms and provisions of the Plan.

        The Plan Administrator shall have all power and authority (including discretion with respect to the exercise of that power and authority) necessary, properly advisable, desirable or convenient for the performance of its duties, which duties shall include, but not be limited to, the following:

        (a) to construe the Plan in good faith;

        (b) to determine eligibility of Employees for participation in the Plan and to notify Employees of their eligibility and of any requirements for such participation;

        (c) to determine and certify eligibility for benefits under the Plan, to maintain one or more separate bookkeeping accounts for each Participant or Beneficiary to which shall be credited the various types of contributions, if any, made under this Plan, and Income thereon, and to direct the Trustee concerning the amount, manner and time of the payment of such benefits and any insurance and annuity contracts to be purchased on behalf of Participants, Retired or Separated Participants and Beneficiaries;

        (d) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

        (e) to require a Participant to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish


                                      9-1
         all pertinent information requested by the Plan Administrator, which information may be relied upon by the Plan Administrator;

     (f) to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan; all rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances;

     (g) to appoint and compensate such agents as it may need in the performance of its duties, with the consent of the Employer; and

     (h) to receive and review the reports from the Trustee.

     Section 9.03 Plan Administrator Procedures. The Plan Administrator may adopt such procedures and regulations as it deems desirable for the administration of the Plan. Such procedures and regulations shall be non-discriminatory and shall to the extent feasible be maintained in writing.

     Section 9.04 Claims and Review Procedures. The Plan Administrator shall establish reasonable procedures concerning the filing of claims for benefits hereunder, and shall administer such procedures uniformly. If a claim is wholly or partially denied, the Plan Administrator shall furnish the claimant, within ninety (90) days after receipt of the claim by the Plan Administrator, a notice of such denial, setting forth at least the following information in language calculated to be understood by the claimant:

     (a) the specific reason or reasons for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) an explanation of the claims review procedure in the Plan.

     Upon receipt of such notice of denial, or if such a notice is not furnished but the claim has not been granted within ninety (90) days of its filing, the claimant or his duly authorized representative may appeal to an "Appeals Committee" or "Appeals Officer" from time to time appointed by the Employer to hear such appeals, for a full and fair review.

     In submitting a request for review, the claimant or his duly authorized representative may request a review upon written application to the Appeals Committee or Officer, may review pertinent documents, and may



                                      9-2
submit comments in writing. Such request for review must be made within sixty
(60) days of the receipt by the claimant of the notice of denial (or within sixty (60) days of the expiration of the ninety (90) day period beginning with the date of the filing of the claim, if no such notice is received during such period).

     The Appeals Committee or Officer shall respond promptly to a request for review and shall deliver a written decision which shall include, in a manner calculated to be understood by the claimant, the decision itself, specific reasons therefor and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made not later than sixty
(60) days after the Appeals Committee's or Officer's receipt of the request for review, unless special circumstances (such as, for example, the need to hold a hearing) require an extension of this time; however, in no case shall a decision be rendered more than one hundred and twenty (120) days after receipt of a request for a review. The Plan Administrator and the claimant shall be bound by the decision of the Appeals Committee or Officer.

     Section 9.05 Purchase of Annuities and Incidental Death Insurance. The Plan Administrator shall, if so directed in Item 18 of the Adoption Agreement, or may, if so authorized therein, direct the Trustee ratably to purchase, and pay premiums from the accounts attributable to Employer contributions of a Participant for, one (1) or more ordinary or term insurance policies and/or annuity contracts (hereinafter referred to as Policies) from a Life Insurance Company, including, but not limited to, variable annuities, flexible funds or contracts involving mortality assumptions, on the life of a Participant, but such investment shall be subject to the following restrictions:

     (a) In any year in which the total of all amounts allocated to the accounts attributable to Employer contributions of a Participant is insufficient to meet his premium payments, the Trustee shall apply other amounts in his accounts attributable to Employer contributions, to the extent permitted in this article, to the payment of said premiums; provided that, in no event, shall the aggregate of premiums paid under all Policies on the Participant's life ever exceed forty-nine percent (49%) if of the ordinary type, or twenty-four percent (24%) if of the term or universal type, of the total amount of all Employer's contributions on behalf of said Participant. If premiums are paid on both ordinary type Policies and term or universal life type Policies on the life of a Participant, then the sum of one-half (1/2) of the ordinary life premiums and all other life insurance premiums shall not exceed one-fourth (1/4) of the total amount of all Employer contributions on behalf of said Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums.

     (b) The Trustee shall pay all proceeds of any Policy it owns in accordance with the provisions of this Plan, including the


                                      9-3
         qualified election provisions of Sections 6.03(c)(3) and 7.02(c)(4) hereof where applicable. In conformity with such provisions, however, the Plan Administrator may direct the Trustee to distribute the Policy itself instead of the proceeds of any such Policy to the Participant as a portion (equal in value to the cash surrender value of the Policy) of the benefit otherwise due said Participant. In the event that a distribution described in the immediately preceding sentence is made at a time when the cash surrender value of the Policy exceeds the value of the Participant's vested benefit, the Participant may nonetheless receive such a distribution upon paying to the Trustee an amount equal to the difference between said cash surrender value and the value of his vested benefit.

     (c) Any annuity contract which is purchased hereunder to provide benefits otherwise payable under the Plan, and which is distributed to a Retired Participant or Beneficiary, shall be endorsed as "nontransferable."

     The Trustee shall be the owner of all Policies obtained hereunder, and the application for such Policy or Policies shall be in such manner as may be necessary for the Trustee to vest in itself all incidents of ownership. Any such Policy or Policies shall be in such form and substance as the Plan Administrator shall determine, except as herein expressly provided. The premium payments made on account of any such Policy shall be considered as an investment of the accounts attributable to Employer contributions of the Participant on whose life such Policy is issued, and such premium payments shall be charged to such accounts.

     Any dividends or credits earned on Policies shall be allocated to the accounts attributable to Employer contributions of the Participant for whose benefit the Policies are held. In the event of the death of such Participant prior to retirement, the proceeds of such Policy shall be paid to the Trustee and the proceeds shall be credited to the accounts attributable to Employer contributions of such Participant. To the extent the Plan Administrator establishes the amount to be invested in said Policies, as provided in subsection (a) hereof, all Policies shall bear a common premium date and dividends, if any, on said Policies shall be paid in cash to the Trust or shall be used to reduce premiums and shall not reduce the amount otherwise allocable to the Participant's Accounts. The Plan Administrator shall specify whether all Participants shall participate uniformly in the purchase of Policies, or whether each Participant may specify (within the limits established in (a) hereof) the amount of Employer contributions on his behalf which shall be used to purchase such Policies.

     If the Plan is a target benefit pension plan, the Plan Administrator may direct that the amount of the retirement benefit provided to each Participant by Policies shall not be increased until such Participant's Compensation is large enough to increase the retirement benefit through such Policies by a specified minimum amount. This minimum amount may be no greater than one hundred and twenty dollars ($120) each year or ten dollars ($10) per month, or alternatively, expressed as an



                                       9-4
increase in the face amount of the Policy, a minimum increase in the face amount of the Policy which does not exceed one thousand dollars ($1,000).

     In the event of any conflict between the provisions of this Plan and the terms of any Policy issued hereunder, the provisions of the Plan shall control.

     Once instructed by the Plan Administrator to purchase certain Policies, the Trustee shall continue to pay premiums on such Policies as they fall due, subject to the limitations of this subsection, during the continued Participation of the insured and in the absence of direction to the contrary from the Plan Administrator. In the absence of specific instruction from the Plan Administrator, if a Participant's Service terminates, the Trustee shall
(i) if the Participant is not entitled to a vested benefit from his Employer Account, cease to pay premiums, or (ii) if the Participant is entitled to a vested benefit from his Employer Account, continue to pay premiums until the former Participant incurs a Break in Service and shall then cease to pay premiums. When premiums have ceased, the provisions of subsection (b) hereof shall apply.

     Section 9.06 Correction of Errors. If any error or change in records, including an error resulting from an incorrect or incomplete allocation, results in any Participant, Retired or Separated Participant, or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Plan Administrator, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the accounts in such a manner that the benefits to which such person was correctly entitled shall be paid.

                                      9-5

                                   ARTICLE 10

                                  THE TRUSTEE

     Section 10.01 General Duties. The Trustee shall hold all property received by it hereunder, which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund. The Trustee shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as provided in the Plan.

     The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

     Title to the Trust Fund, including all funds and investments held hereunder by the Trustee, shall be and remain in the Trustee, and no Participant, Retired or Separated Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund except to the extent that such rights or interests are expressly granted under the provisions of the Plan.

     Section 10.02 General Powers. The Trustee shall have all the powers necessary for the performance of its duties as Trustee. The Trustee shall have the following powers and immunities and be subject to the following duties:

     (a) The Trustee shall receive all contributions hereunder and apply such contributions as hereinafter set forth. The Trustee shall have the custody of and safely keep all cash, securities, property and investments, including any Policies, received or purchased in accordance with the terms hereof.

     (b) Subject to any limitations that may be contained elsewhere in the Plan, the Trustee shall take control and management of the Trust Fund and shall hold, sell, buy, exchange, invest and reinvest the corpus and income of the Trust Fund. All contributions paid to the Trustee under the Plan shall be held and administered by the Trustee as a single Trust Fund, and the Trustee shall not be required to segregate and invest separately any part of the Trust Fund representing accruals or interests of individual Participants in the Plan, except as provided in Sections 4.11, 6.03, 10.09, 10.10 and 10.11 hereof.

     (c) The Trustee may invest and reinvest the funds of the Trust Fund in any property, real, personal or mixed, wherever situate, or whether or not productive of income or consisting of wasting assets, including, without limitation, any and all common and preferred stocks, bonds, notes,


                                      10-1
         puts, debentures, leaseholds, equipment trust certificates, financial futures contracts, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund.

         Nothing to the contrary withstanding, in performing its duties, the Trustee shall have the power (subject to the provisions of the Plan as amended from time to time relating to investment discretion and investment directions) specifically to invest in units of any collective investment trust or pooled fund sponsored by, or invested in by, the Sponsor or an affiliate of the Sponsor, including, without limiting the foregoing, all existing or future common, collective or mutual trust funds created, administered and maintained pursuant thereto for which this Trust may be eligible to be a participating Trust (including, but not limited to, any temporary investment or "sweep program" funds or common trust funds designed for investment in real estate established by, or invested in by, the Sponsor or an affiliate of the Sponsor), as presently constituted or hereafter amended from time to time (the instrument creating each such group trust or common trust fund, together with any amendments, modifications or supplements thereof, heretofore or hereafter made being hereby incorporated herein and made a part hereof as fully, and for all intents and purposes, as if set forth herein in their entirety).

         The Trustee is expressly authorized to invest all or part of the Trust Fund in savings accounts, time deposits, certificates of deposit, money market accounts, repurchase agreements or any other interest-bearing accounts (regardless of the term of such deposits or investments) issued by the Sponsor or any of its affiliates, which bear a reasonable interest rate.

         The Trustee is further expressedly authorized to utilize the discount brokerage operation, if any, offered by the Trustee.

     (d) The Trustee may sell or exchange any property or asset of the Trust Fund at public or private sale, with or without advertisement, upon terms acceptable to the Trustee and in such manner as the Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as is provided hereunder. The purchaser of any such property from the Trustee shall not be required to look to the

                                      10-2
         application of the proceeds of any such sale or exchange by the Trustee.

     (e) The Trustee shall have full power to mortgage, pledge, lease or otherwise dispose of the property of the Trust Fund without securing any order of court therefor, without advertisement, and to execute any instrument containing any provisions which the Trustee may deem proper in order to carry out such actions. Any such lease so made by the Trustee shall be binding, notwithstanding the fact that the term of the lease may extend beyond the termination of the Plan.

     (f) The Trustee shall have the power to borrow money upon terms agreeable to the Trustee and pay interest thereon at rates agreeable to the Trustee, and to repay any debts so created.

     (g) The Trustee shall have the power to exercise any conversion privilege or subscription right available in connection with any securities or other property which it may hold at any time; to oppose, or to consent to, the organization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, whose securities it may hold at any time; and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold and retain any securities or other property which it may acquire; to write covered listed call options against existing positions or to close such option contracts; and generally to exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust Fund.

     (h) The Trustee may, through any duly authorized officer or proxy, vote any share of stock which the Trustee may own from time to time, including any stock of the Sponsor.

     (i) The Trustee shall retain in cash and keep unproductive of income such funds as from time to time it may deem advisable. The Trustee shall not be required to pay interest on any such cash in its hands pending investment, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments under the Plan. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee to act.

     (j) The Trustee may hold stocks, bonds, or other securities in its own name as Trustee, with or without the designation of said trust estate, or the name of a nominee selected by it


                                      10-3
         for the purpose, but said Trustee shall nevertheless be obligated to account for all securities received by it as part of the corpus of the trust estate herein created, notwithstanding the name in which the same may be held.

     (k) The Trustee may or may not consult with legal counsel (who may or may not be of counsel to the Employer or the Plan Administrator) concerning any questions which may arise with reference to the construction of this Plan, its duties hereunder, or any action which it proposes to take or omit, and the Trustee shall not be deemed imprudent merely by reason of taking, or refraining to take, any action in accordance with the opinion of such counsel.

     (l) The Trustee may employ such counsel, accountants and other agents as it shall deem advisable. The Trustee may charge the compensation of such counsel, accountants and other agents, the Trustee's compensation for its services in such amounts as may be agreed upon from time to time by the Employer and the Trustee, and any other expenses necessary in the administration of this Plan against the Trust Fund to the extent they are not paid by the Employer.

     (m) If the Plan Administrator so desires, the Trustee may use the Trust Fund to purchase insurance policies or annuity contracts issued by a Life Insurance Company as provided in the Plan.

     (n) The Trustee shall have the power to sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property or otherwise to dispose of the securities or other property which it holds at any time; and to engage in writing covered options.

     (o) The Trustee may settle, compromise or submit to arbitration, any claims, debts, or damages, alleged or determined due or owing to or from the Trust; and may commence or defend suits or legal proceedings on the Trust's behalf.

     (p) The Trustee may manage, administer, operate, lease for any number of years (regardless of any restrictions on leases made by fiduciaries), develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein which it may hold at any time; and may hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity; and may cause to be formed a corporation or trust, with the aforesaid powers, to hold title to any such real property, all upon the terms and conditions which it may deem advisable.

                                      10-4

     (q) The Trustee may renew or extend, or participate in the renewal or extension of, any mortgage upon such terms as it may deem advisable, and may agree to a reduction in the rate of interest or to any other modification or change in the terms of any mortgage or guarantee pertaining thereto, in any manner and to any extent that it may deem advisable for the protection of the Trust Fund or the preservation of the value of the investment; may waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or may enforce any such default in such manner and to such extent as it may deem advisable; may exercise and enforce any and all rights of foreclosure, may bid in property for foreclosure, may take a deed in lieu of foreclosure, with or without paying a consideration therefor and in connection therewith, may release the obligation on the bond secured by such mortgage, and may exercise and endorse, in any action, suit or proceedings at law or in equity, any rights or remedies in respect to any such mortgage or guarantee.

     (r) The Trustee may form corporations and create trusts to hold title to any securities or other property, all upon such terms and conditions as it may deem advisable.

     (s) The Trustee may make, execute and deliver as Trustee, any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing which are necessary or proper for the accomplishment of any of its powers.

     (t) The Trustee may, if the Plan is a profit sharing plan and if the Employer consents, invest up to the amount specified in Item 10 of the Adoption Agreement of the Trust Fund in Qualifying Employer Securities, subject to its fiduciary duties under this article.

     (u) The Trustee may designate a bank or trust company as depositary of the funds or property of the Trust and may retain investment counsel, and the Trustee named herein may deposit funds in its name as Trustee without making bond.

     (v) Without diminution or restriction of the powers vested by law or elsewhere in this Plan, and subject to all the provisions of the Plan, the Trustee, without the necessity of procuring any judicial authorization therefor or approval thereof, shall be vested with, and in the application of its best judgment and discretion on behalf of the beneficiaries of this Plan, shall be authorized to exercise all or any of the powers specifically permitted by statute or judicial decision in, or with respect to, a state in which it does business.

                                      10-5

     (w) The Trustee may do all acts which it may deem necessary to carry out any of the powers either set forth herein or which it otherwise deems to be in the best interest of the Trust Fund.

     Section 10.03 Reliance on Plan Administrator and Employer. Until notified pursuant to Section 12.03 hereof that the Plan Administrator or other person authorized to act for the Employer has ceased to act or is no longer authorized to act for the Employer, the Trustee may continue to rely on the authority of such Plan Administrator or other person. The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Employer which the Trustee believes to have been signed by the Plan Administrator or other person or persons authorized to act for the Employer. The Trustee may request instructions in writing from the Plan Administrator on other matters and may rely and act thereon.

     Section 10.04 Accounts and Reports. The Trustee shall keep an accurate record of its administration of the Trust Fund, including a detailed account of all investments, receipts and disbursements, and other transactions hereunder. All accounts, books and records relating hereto shall be open for inspection to any person designated by the Plan Administrator or the Employer at all reasonable times. Within sixty (60) days following the close of each Plan Year, the Trustee shall file with the Plan Administrator a written report setting forth all investments, receipts and disbursements and other transactions during the Plan Year, and such report shall contain an exact description of all securities purchased, exchanged or sold, and the cost or net proceeds of each transaction, and shall show the securities and investments held at the end of such Plan Year, and the market value and cost, as carried on the books of the Trustee, of each item thereof.

     The Trustee shall also provide the Employer and the Plan Administrator with such other information in its possession as may be necessary for the Plan Administrator to comply with the reporting and disclosure requirements of ERISA.

     Upon the expiration of ninety (90) days from the date of filing such report and information, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the recording of its acts or transactions shown in such statement, except with respect to any such acts or transactions as to which the Employer shall file with the Trustee written objections within such ninety (90) day period.

     Section 10.05 Insurance. It shall be the duty of the Plan Administrator to direct the Trustee in writing as to the amount and nature of any Policies to be purchased on the life of any Participant or Separated or Retired Participant and the name of the Life Insurance Company from which such purchase shall be made. The Plan Administrator shall also direct the Trustee as to the time that such Policies may be discontinued or transferred to a Participant or Separated or Retired Participant and the conditions under which the transfer shall be made.

                                      10-6

     Section 10.06 Disbursements. The Trustee, upon written instructions from the Plan Administrator, shall make distributions or payments, including monthly payments, to the Participants, Retired or Separated Participants, and Beneficiaries who qualify for such benefits and shall purchase, transfer, discontinue or surrender any Policies. The Trustee shall have no liability to the Employer, the Plan Administrator or any other person in making such distributions or payments. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall have discharged its obligation in that respect when it shall have sent checks and other papers by ordinary mail to such person or persons at such addresses as may be certified to it in writing by the Plan Administrator, except in the case of malfeasance, gross negligence or willful misconduct in such matters by the Trustee.

     Section 10.07 Payment in Kind. Whenever the Trustee is empowered hereunder to make any payment or distribution, the Trustee shall have the power, in its sole discretion, to make such payment in cash or in kind, or partly in cash and partly in kind. The assets of the Trust Fund shall be valued, for the purposes of making, or of computing the amount of, such payment or distribution, at their fair market value at the dates of such payments or distributions or at any other date, as the Trustee shall, in its absolute discretion, determine.

     Section 10.08 Authority of Trustee. At no time during the administration of the Trust Fund shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any act required of it in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgement in all matters and at all times without court approval of such decisions; provided, however, that if any application to, or proceeding or action in, the courts is made, only the Employer and the Trustee shall be necessary parties, and no Participant in the Plan or other person having an interest in the Trust Fund shall be entitled to any notice or service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Trust Fund.

     Section 10.09 Appointment of Investment Manager. The Employer, if it has so elected in Item 10 of the Adoption Agreement, may at any time and from time to time appoint in writing an Investment Manager or Managers to manage all or any portion of the assets of the Plan, and may revoke any such appointment previously made. For purposes hereof, the Employer shall mean only the entity executing the Adoption Agreement as "Employer", but shall not mean any organization executing the Plan as an "Adopting Employer." While such an appointment is in effect, the relations among the Plan Administrator, Employer, Investment Manager and Trustee shall be governed by the following provisions:

     (a) The Employer shall certify to the Trustee the name or names of any Investment Manager appointed by it to manage the investment or reinvestment of all or any portion of the Trust Fund. Such certificate shall also state that the

                                      10-7

         Investment Manager has acknowledged his Fiduciary status with respect to the Plan in writing.

     (b) The Trustee shall segregate any portion of the Trust Fund held by it which will be subject to the management of an Investment Manager into one or more separate accounts to be known as investment manager accounts and shall charge any expenses related to investments directed by an Investment Manager against such accounts. Each Investment Manager shall have the right and power to manage the investment and reinvestment of his investment manager account. The Trustee shall follow the directions of the Investment Manager with respect to the account of such Investment Manager and shall not be obligated to invest or otherwise manage any such investment manager account. All directions given by an Investment Manager to the Trustee shall be in writing, signed by an officer or a partner of the Investment Manager or by such other person or persons as may be designated by such officer or partner. Subject to such conditions as may be approved by the Employer and Trustee, the Investment Manager may place direct orders for the purchase or sale of securities or other property for its investment manager account, provided, that the Trustee shall nevertheless retain custody of the assets comprising said account.

     (c) If the Employer, by written notice to the Trustee, terminates the authority of an Investment Manager but does not appoint a successor to manage the investment and reinvestment of the account of such Investment Manager, the portion of the Fund then held in such investment manager account shall return to the unsegregated portion of the Fund and the Trustee shall have authority to manage the investment and reinvestment of such account. Until receipt of a written notice terminating the authority of an Investment Manager, the Trustee shall be fully protected in relying upon the latest prior written notice of appointment of an Investment Manager.

     (d) Any Investment Manager may, in writing, authorize the Trustee to invest any portion of his investment manager account in short-term investments. The Trustee, in its sole discretion, may make such investments either directly or by investment collectively with other assets, including but not limited to investment in any common, commingled, collective, mutual or pooled trust fund established and maintained by the Trustee, or an affiliate of the Trustee, for the investment of funds administered in a fiduciary capacity.

     (e) The Trustee shall not be responsible for any loss caused by its acting upon any notice, direction or certification of any Investment Manager appointed by the Employer which the Trustee reasonably believes to be genuine. The Trustee


                                      10-8
         shall have no duty to question any direction, action or inaction of any Investment Manager taken as provided in this section. The Trustee shall have no duty to review the securities or other property held in any investment manager account or to make any suggestions to any Investment Manager or to the Employer with respect to the investment, reinvestment, or disposition of investments in any investment manager account. The Trustee shall not be responsible for the results arising from the Trustee's compliance with the instructions of any Investment Manager.

     (f) The Trustee shall not be responsible for determining the reasonableness of any compensation paid to or agreed to be paid to an Investment Manager. Any such compensation to an Investment Manager shall be paid from the Trust Fund, if the Plan Administrator so directs.

     Section 10.10 Direction by the Employer. If so elected by the Employer in
Item 10 of the Adoption Agreement, the Employer shall have the right to manage the investment and reinvestment of all or any portion of the Trust Fund. For purposes hereof, the Employer shall mean only the entity executing the Adoption Agreement as "Employer", but shall not mean any organization executing the Plan as an "Adopting Employer." The Employer shall furnish the Trustee with written instructions with respect to such investments. The Trustee shall segregate any portion of the Trust Fund held by it which is subject to the management of the Employer into one (1) or more separate accounts and shall charge any expenses related to investments directed by the Employer against such accounts.

     Section 10.11 Direction by Participants. If so elected by the Employer in
Item 10(a) of the Adoption Agreement, then each Participant shall manage the investment and reinvestment of all or a portion (as indicated in Item 10(a)) of his Accounts.

     If so elected by the Employer in Item 10(b) of the Adoption Agreement, then the Plan Administrator may elect, by providing written notice to the Trustee on a form and in a manner designated by the Trustee, to permit Participants to direct the investment of their Accounts. The Plan Administrator may limit such investments to investment options which the Plan Administrator and the Trustee have jointly approved. The Plan Administrator shall establish uniform and nondiscriminatory rules and restrictions with respect to such directed investments.

     The Trustee shall carry out the investment directions of a Participant hereunder as soon as practicable after receipt of each such direction, but nothing herein shall be construed to compel the Trustee to accept as a directed investment hereunder an investment which the Trustee, in its sole discretion, determines inadvisable to make, or to continue to make. Any election hereunder shall be in writing in a form acceptable to the Trustee and shall remain in effect until a contrary election is properly submitted by the Participant to the Trustee (including an election to reinvest the previously Participant directed amount in the general assets of the Trust Fund), or the Trustee deems it advisable to

                                      10-9
invoke the preceding sentence and gives written notice of its intent to the Participant.

     For purposes hereof, the Employer shall mean only the entity executing the Adoption Agreement as the "Employer", but shall not mean any organization executing the Plan as an "Adopting Employer." The Plan Administrator shall notify the Trustee in writing of any rules which it has established with respect to Participant directed investments. The Trustee shall segregate any portion of the Fund held by it which is subject to the management of a Participant into one
(1) or more separate accounts to be known as "participant directed investment accounts" and shall charge any expenses related to investments directed by a Participant against his accounts. All investment income or losses on investments in such separate accounts shall be credited only to such separate accounts. Such separate accounts shall not share in any Income of the remaining general assets of the Trust Fund. If permitted by the Trustee, the Plan Administrator may direct the Trustee that loans to Participants made pursuant to Section 5.02, to the extent permissible under the limitations of both Section 5.02 and this section, shall be deemed to be directed investments hereunder.

     However, any investment of assets of a participant directed investment account in collectibles (within the meaning of Section 408(m)(2) of the Code) occurring after December 31, 1981, is prohibited, or, if inadvertently made, shall be considered to be a distribution from the Plan.

     Section 10.12 Protection of Trustee and Investment Manager When Participant or Employer Directs Investments. Neither the Trustee nor any Investment Manager shall be responsible for any loss caused by its acting upon any notice, direction or certification furnished by any Participant or the Employer pursuant to Section 10.10 or Section 10.11 which the Trustee or Investment Manager reasonably believes to be genuine. Neither the Trustee nor any Investment Manager shall have the duty to question any direction, action or inaction of any Participant or the Employer acting pursuant to Section 10.10 or Section 10.11. Neither the Trustee nor any Investment Manager shall have the duty to review the securities or other property held in the account of any such Participant or to make any suggestions to such Participant or to the Employer with respect to the investment, reinvestment or disposition of investments made by any such Participant or by the Employer. Neither the Trustee nor any Investment Manager shall be responsible for the results arising from their compliance with the instructions of any such Participant or the Employer.

     Section 10.13 Indemnification of Trustee When Acting Pursuant to Investment Directions. The Employer agrees to hold the Trustee harmless and defend the Trustee against any claims alleged to have been caused by its action pursuant to investment instructions from or by its failure to act in the absence of investment instructions from any Investment Manager, Participant or the Employer except in the case of malfeasance, gross negligence or willful misconduct in such matters by the Trustee.

     Section 10.14 Right of Trustee to Direct Investments. If no Investment Manager has been appointed, if the Employer does not have or



                                10-10
has not exercised the right to manage the investment and reinvestment of all or any portion of the Fund, and if Participants do not have or have not exercised the right to direct the investment and reinvestment of all or any portion of their accounts, the Trustee shall be free to manage the investment and reinvestment of all or any portion of the Fund under the powers granted by this Trust as if Sections 10.09 through 10.13 were not a part of this Trust.

     Section 10.15 Trustee to Trustee Transfers. A direct transfer of plan assets attributable to a Participant's participation in other pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Code (including notes evidencing the Participant's debt to the Plan on plan loans) to this Plan from such other plan by that plan's trustee may be allowed in cash or other property acceptable to the Trustee pursuant to this Section 10.15. For Plan Years commencing before January 1, 1989, a direct transfer of assets to this Plan pursuant to this Section 10.15 may be allowed, subject to the discretion of the Employer. For Plan Years commencing after December 31, 1988, a direct transfer of assets to this Plan shall be allowed, if so elected by the Employer in Item 9 of the Adoption Agreement. However, any restrictions on distributions of such transferred assets under such other plan which are also required under current law shall be maintained under this Plan with respect to such assets. In no event shall transfers be allowed from plans which would require the Plan to offer forms of benefit payment which are not indicated in
Item 19 of the Adoption Agreement. Likewise, the Trustee may make such a direct transfer of assets attributable to a Participant's participation in this Plan to another pension, profit sharing or stock bonus plan qualified under Section 401(a) of the Code from this Plan.

     A separate bookkeeping account shall be established on behalf of each Participant on whose behalf assets have been transferred, and the balance of each such account shall be fully vested at all times. Such direct trustee to trustee transfers shall not be considered in determining the maximum benefits permissible under the Plan pursuant to Section 4.07 hereof or as contributions by the Employer under Sections 3.01 or 13.03 of this Plan.

        A Participant may direct the Trustee to invest the entire amount credited to such Participant's separate account in a particular manner or in a diversity of manners, subject to prior written approval by the Trustee and the Plan Administrator. Such individual election shall be made to the Trustee in writing on a form, and at such time, as prescribed by the Trustee. The Trustee shall carry out any such direction of such Participant as soon as practicable after receipt of the individual election, shall segregate such Participant's account from the general assets of the Trust Fund, and shall earmark the directed investment as allocable only to such Participant's account.

     Any direction by a Participant shall remain in effect until another valid direction has been made by the Participant or until the Trustee is authorized by the Participant to permit the amount credited to the Participant's account to be reinvested as a general asset of the Trust Fund. The Trustee shall be fully protected in relying upon the latest valid written investment direction of a Participant, and shall not be


                                     10-11
responsible for any loss caused by its acting on any direction which the Trustee reasonably believes to be valid. The Trustee shall have no duty to question any direction, action or inaction of any Participant taken pursuant to this section, nor shall the Trustee have a duty to review any investment or to make any suggestions with respect to the investment, reinvestment or disposition of investments under an individually directed account. Notwithstanding the foregoing, however, the Trustee shall be responsible in such matters in the case of its malfeasance, gross negligence or willful misconduct.

     Unless, upon prior approval by the Trustee, a Participant directs his separate account be invested apart from the general assets of the Trust Fund, each such separate account shall be credited each Plan Year with the net rate of investment return earned by the Trust Fund, as calculated annually by the Plan Administrator.

     Section 10.16 Custodial Duties. The Trustee may delegate any of its ministerial powers or duties hereunder, including the signing of any checks drawn on its account, to any one of its agents or employees. In addition, if an appropriate election has been made in Item 10 of the Adoption Agreement, the Trustee may delegate its responsibility to physically hold and safeguard the assets of the Plan to a custodian which is a duly licensed bank or such other person who demonstrates to the satisfaction of the Commissioner of Internal Revenue that the manner in which that other person shall discharge its custodial duties shall be consistent with the requirements of the Code.


                                     10-12

                                   ARTICLE 11

                     AMENDMENT AND TERMINATION OF THE PLAN

     Section 11.01 Amendment of Prototype Plan Document. By the authority delegated by the Employer in Item 28 of the Adoption Agreement, the Sponsor shall have the power, at any time and from time to time, to modify, alter or amend the Adoption Agreement and/or this prototype plan document, subject to the provisions of this article. The Sponsor may amend any part of the Plan. For purposes of Sponsor amendments, the mass submitter shall be recognized as the agent of the Sponsor. If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan. A copy of any such amendment or amendments shall be delivered within thirty (30) days after the adoption thereof to each Employer who has adopted the prototype plan document, and no such amendment or amendments shall become effective until at least thirty (30) days after written notice thereof has been given to each such Employer.

     Section 11.02 Amendment of the Adoption Agreement and Plan. The Employer may (i) change the choice of options in the Adoption Agreement, (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, shall no longer participate in this prototype plan and shall be considered to have an individually designed plan. A copy of any amendments to the Adoption Agreement shall be filed with the Trustee. Only the Employer which is the entity executing the Adoption Agreement as the "Employer," and not any organization executing the Plan as an "Adopting Employer," shall have the authority to amend the Plan under this article.

     Section 11.03 Limitations on Amendments. Subject to the provisions of
Section 12.05 hereof, neither the Trustee nor the Employer shall have the right to amend the prototype plan document, the Plan or the Adoption Agreement in the following respects.

     (a) No amendment may be made which shall vest in any Employer, directly or indirectly, any interest in, or ownership or control of, any of the present or subsequent funds set aside for Participants pursuant to the Plan.

     (b) No part of funds of the Trust shall, by reason of any amendment, be used for or diverted to purposes other than for the exclusive benefit of Participants, Retired or Separated Participants, or their Beneficiaries or for administration expenses of the Plan.

                                      11-1

     (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Accounts will not be less than the percentage computed under the Plan without regard to such amendment.

     (d) No amendment may be made to Item 16 of the Adoption Agreement under
         Section 11.02 hereof by the Employer, or to the Plan by Plan amendment under Section 11.01 hereof by the Sponsor, that may in any way directly or indirectly affect the computation of the Participant's nonforfeitable percentage, unless each Participant who has completed three (3) or more Years of Service at the date of adoption of such amendment is given the right to elect irrevocably to have his nonforfeitable benefits computed without regard to such amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5)" for "three (3)" where such number appears. Such election must be made within the period beginning on the date of adoption of the amendment and ending sixty (60) days after the latest of:

           (i) the date the amendment is adopted,

          (ii) the date the amendment becomes effective, and

         (iii) the date on which the Participant is furnished written notice of the amendment.

     Section 11.04 Removal or Resignation of Trustee. The Trustee may at any time be removed as Trustee of the Plan by written action of the governing body of the Employer with or without cause, upon written notice to that effect sent or delivered to the Trustee, such removal to be effective sixty (60) days after such notice is given. For purposes hereof, the Employer shall mean only the entity executing the Adoption Agreement as "Employer", but shall not mean any organization executing the Plan as an "Adopting Employer".

     The Trustee may resign as Trustee of the Plan upon written notice to that effect sent or delivered to the Employer, such resignation to be effective sixty
(60) days after such notice is given.


                                      11-2

     Upon mutual, written agreement by the Employer and the Trustee, the sixty
(60) day period in this section may be waived or a shorter period substituted.

     For purposes hereof, the term "Trustee" shall include any individual Trustee if more than one (1) Trustee exists.

     Section 11.05 Successor Trustee and Certain Plan Amendments. In the event the Employer amends the Plan, other than a modification or amendment of election of options under the Adoption Agreement, or in the event of the resignation or removal of the Trustee other than with the approval of the Sponsor, the Employer shall be required to furnish evidence satisfactory to the Sponsor that it has adopted a new tax-qualified plan, as an amendment to the Plan, and appoint a successor trustee in place of the resigned or removed Trustee within one hundred and twenty (120) days after such resignation or removal. In the absence of such action, the Employer shall be deemed to have terminated the Plan, and the termination provisions of this article shall apply.

     Within one hundred and twenty (120) days after written notice of removal or resignation, the Trustee shall file with the Employer affected a written report setting forth all investments, receipts and disbursements and other transactions effected by it since the end of the preceding Plan Year. Such report shall be in the same form and be subject to the same requirements as the annual report.

     The Trustee, if not paid by the Employer, is authorized to reserve such sum of money or to liquidate such property and reserve the proceeds thereof as it may deem advisable for the payment of its expenses and/or charges in connection with the settlement of its account or otherwise, and any such balance of such reserve remaining after the payment of such expenses and charges shall be paid over to the successor trustee or trustees, or to the Participants in the event of termination.

     Section 11.06 Intent to Continue Plan. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able, and will deem it advisable, to continue the Plan and to make its contributions as herein provided. However, the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue the Plan or to make such contributions. The Employer shall have the right to modify, suspend, or discontinue contributions to the Plan at any time and from time to time, and such action shall not be deemed to be a termination of the Plan unless it constitutes a complete discontinuance of contributions by the Employer to the Plan.

     Section 11.07 Termination or Partial Termination of the Plan by the Employer. In the event the Employer concludes that it is impossible or inadvisable for the Employer to continue the Plan or to continue to make its contributions as herein provided, the governing body of the Employer shall have the right to terminate the Plan by an appropriate resolution or resolutions which shall specify the date of termination. A certified copy of such resolution or resolutions shall be delivered to the Plan Administrator and the Trustee, and as soon as possible thereafter the

                                      11-3

Plan Administrator shall send or deliver to each then Participant a notice of such action.

     If a determination is made that the Plan has experienced a complete or partial termination, the accounts of affected Participants shall become nonforfeitable without regard to Section 8.02 hereof.

     Section 11.08 Termination of the Plan on Happening of Certain Events. The Plan shall automatically terminate upon the happening of any of the following events:

     (a) Discontinuance or 1iquidation of the Employer's business;

     (b) The merger or consolidation of the Employer with any other corporation or business organization, or the sale by the Employer of substantially all of its assets to any corporation or business organization which shall fail to adopt and continue the Plan within ninety (90) days from the effective date of such consolidation, merger or sale of assets.

     (c) Complete discontinuance of contributions by the Employer to the Plan.

     Section 11.09 Distribution of Trust Fund Upon Complete Termination. Upon complete termination of the Plan, each Participant, Retired or Separated Participant, or Beneficiary shall be entitled to receive any amounts then credited to his Accounts in the Trust Fund. The Trustee shall make payment of such amounts pursuant to the provisions of Section 8.06 hereof as if the former Participants of the Plan upon termination were Separated Participants; provided, however, that if the Plan does not offer an annuity option and the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's account balance may, without the Participant's consent, be distributed to the Participant. Upon the distribution of all of the Trust Funds as aforesaid, the Trustee shall be discharged from all obligations under the Trust and no Participant, Retired or Separated Participant, or Beneficiary shall have any further rights or claim therein.

     Section 11.10 Successor Organization. In the event of a merger or consolidation of any Employer or transfer of all or substantially all of its assets to any corporation, partnership or association, provision may be made by such successor corporation, partnership or association for its election of the continuance of this Plan as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the transferor Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor. Upon notice of such substitution, accompanied by a certified copy of the resolutions of the governing body of such Employer and the governing body of its successor authorizing such substitution and delivered to the Trustee, the Trustee shall be authorized to recognize such successor in the place of the transferor Employer.


                                      11-4

        Section 11.11 Minimum Benefit Upon Plan Merger. Consolidation or Transfer of Assets. In the event of any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan or trust, each Participant, Retired or Separated Participant and Beneficiary shall be entitled upon any subsequent termination of the successor plan or trust immediately after the merger, consolidation or transfer to a benefit in an amount not less than he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

        Section 11.12 Termination of Plan with Respect to an Adopting Employer. In the event that two or more Employers participate in a single Trust Fund pursuant to the provisions of Section 4.08 hereof, each Adopting Employer reserves the right to terminate its participation in the Plan in accordance with
Section 11.07 hereof, and the occurrence of either of the events set out in
Section 11.08 hereof with respect to an Adopting Employer shall constitute termination of such Adopting Employer's Plan. In the event of any such termination, the Trustee shall segregate the portion of the Trust Fund attributable to participation in the Plan by the Employees of such Employer, and the amount so segregated shall be subject to the provisions of Section 11.09 hereof.

        Section 11.13 Special Distribution Rules. Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and Income allocable to each are not distributable to a Participant or his Beneficiary in accordance with such Participant's or Beneficiary's election, earlier than upon separation from Service, death, or Disability. However, such amounts may also be distributed upon:

        (a) termination of the Plan without the establishment of another defined contribution plan;

        (b) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

        (c) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

        (d) the attainment of age fifty-nine and one-half (59-1/2) in the case of a profit-sharing plan.

        (e)     the hardship of the Participant as described in Section 5.01.

                                      11-5

                All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.


                                      11-6

                                   ARTICLE 12

                   CERTAIN PROVISIONS AFFECTING THE EMPLOYER

        Section 12.01 Duties of the Employer. The Employer shall furnish the Trustee and the Plan Administrator with the information required herein. The Employer shall make its contributions as the same may be appropriated by due action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

        Section 12.02 Right of Employer to Discharge Employees. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained, nor any action taken hereunder, shall be deemed to give to any Employee the right to be retained in the Service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give to the Employer the right to require the Employee to remain in its Service, nor shall it interfere with the Employee's right to terminate his Service at any time.

        Section 12.03 Information to be Furnished. As soon as practicable after the close of each Plan Year, the Employer shall deliver to the Plan Administrator a full and complete list of all Employees entitled to participate in the Plan during such Plan Year, together with the information required to perform the allocation described in Article 4 hereof with respect to such Plan Year. As soon as possible after the completion of the Adoption Agreement, and from time to time thereafter, the Employer and the Plan Administrator shall certify to the Trustee the names and specimen signatures of any representatives of the Employer who have authority to act on its behalf with respect to the Plan.

        Section 12.04 Communications from Employer to Trustee. All notices, certifications, directions, information and other communications from the Employer to the Trustee shall be in writing subscribed by an officer of the Employer. The Trustee may rely upon and shall be protected in acting upon any information furnished to it by the Employer as aforesaid. Any certification by the Employer of the information required or permitted to be certified to the Trustee pursuant to the provisions of the Plan, shall, for all purposes of the Plan, be binding upon all parties in interest; provided that whenever any Employee proves to the satisfaction of the Employer that his age, period of employment or his compensation as so certified is incorrect, the Employer shall correct such certification unless the Employee is deemed to be stopped.

        Section 12.05 No Reversion to Employer. The Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall revert or be repaid to the Employer, directly or indirectly, except:

                                      12-1

        (a)     in the event of initial non-qualification as described in
                Section 15.07 hereof, in which case the contribution with interest, if any, shall be returned to the Employer within one
                (1) year after the date such initial qualification is denied;

        (b) in the event that a contribution is made to the Plan conditioned upon qualification of the Plan as amended, such contribution shall be returned to the Employer upon the determination that the amended Plan fails to qualify under the Code; provided that:

                (i) the Plan amendment is submitted to the Internal Revenue Service for qualification within one (1) year after the date the amendment is adopted, and

                (ii) such contribution that was made conditioned upon the Plan's requalification is returned to the Employer within one (1) year after the date the Plan's requalification is denied;

        (c) in the event that the deduction of an Employer contribution to the Plan under Section 404 of the Code is disallowed, in which case the contribution (to the extent disallowed) shall be returned to the Employer, upon the request of the Employer, within one (1) year after the disallowance of the deduction; or

        (d) in the event that any Employer contribution is made by mistake of fact, in which case the amount of such mistaken contribution shall be returned to the Employer provided no more than one (1) year has elapsed since the date of payment by the Employer of the mistaken contribution.

        Section 12.06 Indemnification of Trustee. While not relieving the Trustee of any responsibility or liability for its acts or failure to act hereunder, the Employer agrees to indemnify the Trustee against any liability, cost or damage that the Trustee may incur in the exercise or performance of its duties and powers hereunder, except in the case of malfeasance, gross negligence or willful misconduct by the Trustee.

                                      12-2

                                   ARTICLE 13

                                TOP HEAVY PLANS

        Section 13.01 Top Heavy Plans. The provisions of this article are designed to meet the requirements of Section 416 of the Code and shall apply in every Plan Year beginning after December 31, 1983, in which this Plan is a Top Heavy Plan. Accordingly, if the Plan is a Top Heavy Plan in any Plan Year beginning after December 31, 1983, the provisions of this article shall automatically supersede any conflicting provisions in the Plan or Adoption Agreement. If the Plan covers employees of two or more Employers who are not members of the same Controlled Group, the determination as to whether the Plan is a Top Heavy Plan and the application of the minimum benefit and vesting requirements shall apply separately as to such Employers.

        Section 13.02 Definitions. For purposes of this article, and only this article, unless a term defined in this article is the subject of explicit reference elsewhere in the Plan, the following terms when used herein, unless the context specifically or clearly indicates otherwise, shall have the meanings set forth hereinafter:

        (a) "Compensation" shall mean, for each Employee, Compensation as that term is defined in Section 415(c)(3) of the Code, plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. However, "Compensation" shall not include compensation in excess of two hundred thousand dollars ($200,000), as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code.

        (b) "Determination Date" shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of such Plan Year.

        (c) "Key Employee" shall mean any Employee or former Employee (or Beneficiary of such Employee or former Employee) who, at any time during the determination period, was (i) an officer of the Employer having an annual Compensation greater than fifty percent (50%) of the maximum dollar limitation in effect under
                Section 415(b)(1)(A) of the Code for any such Plan Year, (ii) an owner (or a person considered an owner under Section 318 of the Code) of one (1) of the ten (10) largest interests in the Employer if such interest is directly or indirectly greater than one half percent (1/2%), and such individual's Compensation exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code for any such Plan Year, (iii) an owner of more than five percent (5%) of the Employer or

                                      13-1

                        (iv) an owner of more than one percent (1%) of the Employer who has an annual Compensation of more than one hundred and fifty thousand dollars ($150,000). The determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and regulations thereunder.

        (d)     "Non-Key Employee" shall mean any Employee who is not a Key
                Employee.

        (e) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sessions 401(a)(4) and 410 of the Code.

        (f) "Present Value" shall mean the present value of a benefit based only on the interest and mortality rates specified in Item 20 of the Adoption Agreement if the Employer also maintains a defined benefit pension plan.

        (g)     "Required Aggregation Group" shall mean as follows:

                (1) each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and

                (2) any other qualified plan of the Employer which enables a plan described in the preceding subsection (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

        (h) "Super Top Heavy Plan" shall mean, for any Plan Year beginning after December 31, 1983, the Plan if it would be a Top Heavy Plan under Section 13.02(i) hereof if the words "ninety percent (90%)" were substituted for the words "sixty percent (60%) in subsection 13.02(i) hereof.

        (i) "Top Heavy Plan" shall mean, for any Plan Year beginning after December 31, 1983, the Plan if any of the following conditions exists:

                (1) If the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

                                      13-2

                (3) If this Plan is a part of a Required Aggregation Group and is also a part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

        (j)     "Top Heavy Ratio" shall mean as follows:

                (1) If the Employer maintains one (1) or more qualified defined contribution plans (including any simplified employee pension plan under Section 408(k) of the Code), but the Employer has not maintained any qualified defined benefit pension plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees thereunder as of the Determination Date(s) (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                (2) If the Employer maintains one (1) or more qualified defined contribution plans (including any simplified employee pension plan under Section 408(k) of the Code), and the Employer maintains or has maintained one (1) or more qualified defined benefit pension plans which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances for all Key Employees thereunder determined in accordance with subsection (j)(l) herein and the present value of accrued benefits for all Key Employees thereunder as of the Determination Date(s), and the denominator of which is the sum of the account balances for all Participants thereunder determined in accordance with subsection
                        (j)(l) herein and the present value of accrued benefits for all Participants thereunder as of the Determination Date(s), all determined in accordance with Section 416 of the Code and regulations thereunder. The accrued benefits under a qualified defined benefit pension plan in both



                                      13-3
                        the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date(s).

                (3)     For purposes of the preceding subsections (j)(1) and
                        (j)(2), the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a qualified defined benefit pension plan. The account balances and accrued benefits of a Participant (i) who is a Non-Key Employee, but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the relevant qualified plan at any time during the five (5) year period ending on the Determination Date shall be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

                        The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or
                        (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(C) of the Code.

        (k) "Top Heavy Valuation Date" shall mean, with respect to any Plan Year, for this Plan, the Determination Date, and shall mean with respect to any Plan Year for a defined benefit pension plan maintained by the Employer, the day within the twelve (12) month period-ending on the determination date for such defined benefit pension plan as of which the actuarial determination of the minimum funding standard is calculated.

        Section 13.03 Minimum Allocations in Single Plan. Notwithstanding the provisions of Section 4.01 hereof, and before any contributions are allocated thereunder, minimum Employer Contributions shall be made and allocated pursuant to this section in a Plan Year in which the Plan is Top Heavy.

                                      13-4

        (a) Profit Sharing Plans. If the Plan is a profit sharing plan, then the Employer contributions (and Forfeitures, if Forfeitures are to be allocated in the same manner as Employer contributions) shall be allocated to the Employer Account of each Participant as follows.

                (1) Minimum Allocation. First, Employer contributions (and Forfeitures, if to be allocated) shall be allocated to each Participant in the proportion which his Compensation bears to the total Compensation paid to all Participants; provided, however, that no Employee shall receive under this stage of the minimum top-heavy allocation more than three percent (3%) of his Compensation as an allocation. In any Plan Year in which the Plan is a Paired Plan (or has elected to be treated as a Paired Plan), the figure of three percent (3%) shown in the immediately preceding sentence may be modified pursuant to the provisions of Section 14.03 or
                        Section 14.04.

                (2) Integrated Minimum Allocation. Second, if an integrated allocation formula has been elected in Item 13(b) of the Adoption Agreement, additional Employer contributions (and Forfeitures, if to be allocated) shall be allocated to each Participant who is eligible to share in the allocation of Employer Contributions pursuant to Section 4.01, in the proportion which his Compensation in excess of the integration level elected in Item 13(b)(1) of the Adoption Agreement bears to the total such excess Compensation paid to all such Participants; provided, however, that no Employee shall receive under this stage of the allocation a higher percentage of his Compensation in excess of said integration level than the lesser of (i) the percentage of his Compensation allocated to him in the first stage of the minimum top-heavy allocation described in (1) above, or (ii), the percentage specified in Item 13(b)(2) of the Adoption Agreement.

                (3) Restricted Regular Allocation. Third, any Employer contributions (and Forfeitures, if to be allocated) remaining unallocated shall be allocated pursuant to the provisions of Section 4.01 hereof; provided, however, that all allocations under the Plan pursuant to Section
                        4.01 shall be determined with respect to Compensation as that term is defined in Section 1.10 hereof, but subject to the dollar limitation set forth in Section 13.02(a) hereof. Further, if an integrated allocation formula has been elected in Item 13(b) of the Adoption Agreement, the percentage disparity selected in Item 13(b)(2) of the Adoption Agreement shall be reduced, for purposes of the allocation pursuant to Section 4.01, by the percentage of the Participant's Compensation in excess of the


                                      13-5
                        integration level which has been allocated to him pursuant to the "Integrated Minimum Allocation" described in (2) above.

        (b) Money Purchase Pension Plans and Target Benefit Pension Plans. If the Plan is either a money purchase pension plan or a target benefit pension plan, then the Employer contributions allocated to the Employer Account of each Participant shall be the greater of the following.

                (1) Minimum Allocation. A minimum allocation equal to the lesser of (i) three percent (3%) of such Participant's Compensation or (ii) an amount equal to such Participant's Compensation multiplied by the largest percentage of Employer contributions which would have been allocated on behalf of any Key Employee for that Plan Year with respect to such Key Employee's Compensation under Session 4.01 hereof; or

                (2) Restricted Regular Allocation. The regular allocation equal to an amount determined pursuant to Section 4.01 hereof; provided, however, that the allocation pursuant to Section 4.01 hereof shall be determined with respect to Compensation as that term is defined in Section 1.10 hereof, but subject to the dollar limitation set forth in Section 13.02(a) hereof.

                If the allocation performed according to this Section 13.03(b) results in the allocation of Employer contributions in excess of the amount of such contributions which would have been allocated if the Plan had not been Top Heavy, then the Employer shall contribute an amount equal to the amount of such excess, in addition to the contribution required under Section 3.01(c) for the Plan Year.

        (c) Minimum Allocation Requirements. The minimum allocation provided for in subsections (a)(1) and (b)(l) hereof shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation, for the Plan Year because of the following:

                (1) the Participant's failure to complete one thousand (1,000) Hours of Service.

                (2) the Participant's failure to make mandatory Employee contributions, if any, required for participation in the Plan; or

                (3) the Participant's Compensation was less than any stated required amount.

                                      13-6

                        This subsection shall not apply, however, to any Participant who was not employed by the Employer on the last day of the Plan Year.

                        In determining Employer contributions under this section, Elective Deferral Contributions, Matching Contributions or benefits under Chapter 2 of the Code (relating to taxes on self-employed income), Chapter 21 of the Code (relating to the Federal Insurance Contribution Act) or any other Federal or State laws (including Title II of the Social Security Act) shall not be taken into account.

                        The minimum allocations required hereunder (to the extent required to be nonforfeitable under Section 416(b) of the Code) shall not be forfeitable under subsections 411(a)(3)(B) (regarding the suspension of benefits upon reemployment of a retiree) or 411(a)(3)(D) (regarding withdrawal of mandatory contributions) of the Code.

        Section 13.04 Minimum Vesting Schedules. For any Plan Year in which this Plan is a Top Heavy Plan, the minimum vesting schedule as elected by the Employer in Item 14(b) of a nonstandardized Adoption Agreement, or Item 16 of a standardized Adoption Agreement, shall automatically apply to the Plan; provided, however, that if the Plan is a non-standardized plan and if the Employer has selected a regular vesting schedule in Item 16 of the Adoption Agreement under which the vested percentage for that Plan Year is greater than that provided in Item 20(b) of the Adoption Agreement, then the greater vested percentage under Item 16 shall apply. This vesting provision applies to all benefits within the meaning of Section 411(a)(7) of the Code (except those which are otherwise immediately nonforfeitable when contributed to the Plan, if any), including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top Heavy Plan changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top Heavy Plan, and such Employee's vested interest in his Employer Account and Matching Account shall be determined without regard to this section.

        In the absence of an alternative affirmative election by the Employer, the vesting schedule stated at option (ii) of Item 20(b) of a non-standardized Adoption Agreement, or option (b) of Item 16 of a standardized Adoption Agreement, shall apply hereunder.

        Section 13.05 Special Limitations on Top Heavy Allocations in Multiple
Plans: "Code Section 415(e) Buy-Back". If for any Plan Year the Plan is a Top Heavy Plan, and the Employer maintains or has ever maintained a qualified defined benefit pension plan, then in applying the limitations of Section 4.07 of the Plan the words "one hundred percent (100%)" shall be substituted for the words "one hundred and twenty-five percent (125%)" in both the Defined Benefit Fraction and the Defined Contribution Fraction, as such terms are defined in
Section 4.07 of the Plan, unless the Employer elects to "buy-back" the use of the "one hundred


                                      13-7
twenty-five percent (125%)" limit with respect to any Plan Year in which the Plan is not Super Top Heavy by providing minimum benefits in excess of those otherwise required pursuant to the provisions of Section 13.03. An Employer accomplishes this "Code Section 415(e) Buy-Back" by electing to retain the use of the "one hundred twenty-five percent (125%)" limit in Item 20(c)(1)(i) of a non-standardized Adoption Agreement or Item 20(b)(1)(i) of a standardized Adoption Agreement and by agreeing in such Item either (1) to provide the required increased minimum benefits under the defined benefit plan or (2) to provide the required increased minimum benefits in this Plan according to one
(1) of the following methods.

        (a) If the PLan is a Paired Plan, then the minimum accrual provisions of Sections 14.03 shall apply automatically.

        (b) If the Plan is not a Paired Plan, the Employer may nevertheless elect to provide the minimum accruals set out in Section 14.03 by electing (in Item 20(c)(1)(ii) of a non-standardized Adoption Agreement or Item 20(b)(1)(ii) of a standardized Adoption Agreement) to be subject to the Paired Plan provisions of
                Article 14.

        (c) If the Plan is not a Paired Plan, the Employer may elect (by setting out overriding provisions in Item 20(c)(1)(ii) of a non-standardized Adoption Agreement or Item 20(b)(1)(ii) of a standardized Adoption Agreement) to provide the minimum accruals required by Code Section 416(h)(2) by some method other than that set out in Section 14.03.

        If the Plan is one (1) of multiple qualified plans maintained by the Employer and is not a Paired Plan, nor is to be considered to be a Paired Plan, and the Employer has not elected to utilize the Code Section 415(e) Buy-Back provisions, then the Employer shall provide (by setting out overriding provisions in Item 20(c)(1)(ii) of a non-standardized Adoption Agreement or Item 20(b)(1)(ii) of a standardized Adoption Agreement) minimum benefit accruals pursuant to Section 416(f) of the Code.

                                      13-8

                                   ARTICLE 14

                                  PAIRED PLANS

        Section 14.01 Paired Plans. The provisions of this article shall apply if either:

        (a)     this Plan is a Paired Plan or,

        (b) this Plan is not a Paired Plan, but is to be considered to be subject to the Paired Plan provisions of this article under Item 20(c)(1)(ii) of a non-standardized Adoption Agreement or Item 20(b)(1)(ii) of a standardized Adoption Agreement.

Under this article, Sections 14.03 and 14.04 shall apply with respect to Plan Years in which the Plan is paired, or considered as paired, hereunder with a defined benefit pension plan maintained by the Employer, while Sections 14.05 and 14.06 shall apply with respect to Plan Years in which the Plan is paired, or considered as paired, hereunder with another defined contribution plan maintained by the Employer, whether or not the Plan is also paired, or considered as paired, hereunder with a defined benefit pension plan.

        With respect to such Paired Plans, the term "Compensation" shall have the meaning set forth in Section 13.02(a) hereof.

        Section 14.02 Multiple Benefits From Super Top Heavy Paired Plans. In any Plan Year in which the Plan is a Paired Plan with a defined benefit pension plan, and the Plan is or becomes a Super Top Heavy Plan, as defined in Section 13.02(h), then the "Code Section 415(e) Buy-Back", as that term is defined in
Section 13.05 hereof, shall not be available.

        Section 14.03 Minimum Defined Contribution Plan Allocations Under Top Heavy Paired Plans With Code Section 415(e) Buy-Back. In any Plan Year in which the Plan is a Paired Plan (or has elected to be treated as a Paired Plan) with a qualified defined benefit pension plan, when the Plans are considered Top Heavy Plans, but are not Super Top Heavy Plans, and the Employer has elected to utilize the Code Section 415(e) Buy-Back, minimum nonintegrated allocations shall be made under this section.

        (a) Any Employee who is a Participant otherwise entitled to receive top heavy allocations from this Paired Plan, but who is not entitled to receive a minimum benefit from the defined benefit pension Paired Plan, shall receive a minimum nonintegrated allocation of four percent (4%) of Compensation under subsections 13.03(a)(1) or 13.03(b)(1) of this Paired Plan instead of three percent (3%) of Compensation.

        (b) If the Employer has elected to provide the required increased minimum benefits in this Plan, then each Employee


                                      14-1
                who participates in this Paired Plan and who also participates in the defined benefit pension Paired Plan shall receive a minimum nonintegrated allocation of seven and one-half percent (7-1/2%) of Compensation under subsections 13.03(a)(1) or 13.03(b)(1) of this Paired Plan instead of three percent (3%) of Compensation.

        (c) If the Employer has elected to provide the required increased minimum benefits in the defined benefit pension Paired Plan, then each Employee who participates in this Paired Plan and who also participates in the defined benefit pension Paired Plan shall not be entitled to receive a minimum allocation under this Plan.

        Section 14.04 Minimum Defined Contribution Plan Allocations Under Super Top Heavy Paired Plans or Without Code Section 415(e) BuyBack. In any Plan Year in which the Plan is a Paired Plan (or has elected to be treated as a Paired
Plan) with a qualified defined benefit pension plan, if the Paired Plans are considered Super Top Heavy or if the Employer has elected not to utilize the Code Section 415(e) Buy-Back, then minimum nonintegrated allocations shall be made under this section.

        (a) Any Employee who is a Participant otherwise entitled to receive top heavy allocations from this Paired Plan, but who does not participate in the defined benefit pension Paired Plan, shall receive a minimum nonintegrated allocation of three percent (3%) of Compensation under 13.03(a)(1) of this Paired Plan.

        (b) If the Employer has elected to provide the required increased benefits in this Plan, then each Employee who is a Participant in this Paired Plan and who also participates in the defined benefit pension Paired Plan shall receive a minimum nonintegrated allocation of five percent (5%) of such Participant's Compensation under subsections 13.03(a)(1) or 13.03(b)(1) this Paired Plan instead of three percent (3%) of Compensation.

        (c) If the Employer has elected to provide the required increased minimum benefits in the defined benefit pension Paired Plan, then each Employee who participates in this Paired Plan and who also participates in the defined benefit pension Paired Plan shall not be entitled to receive a minimum allocation under this Plan.

        Section 14.05 Defined Contribution Paired Plans Prevention of Duplication of Allocations. In any Plan Year in which the Plan is a Paired Plan with a defined contribution plan, the Employer shall provide each Employee who is a Participant in this Paired Plan and who participates in the other defined contribution Paired Plan the minimum nonintegrated allocation specified under this article only in that Paired Plan indicated in Item 20(c)(1)(iii) of a non-standardized Adoption Agreement or Item 20(b)(1)(iii) of a standardized Adoption Agreement.


                                      14-2

        Section 14.06 Forfeitures in Paired Plans. If this Plan is a Paired Plan, then the minimum nonintegrated allocations provided by this Plan under this article shall include in their computation Forfeitures, if Forfeitures are to be allocated in the same manner as Employer contributions pursuant to Item 8 of the Adoption Agreement.

        Section 14.07 Integrated Paired Plans. If the Paired Plans involve integration with Social Security, then only one (1) Paired Plan shall be integrated.

        Section 14.08 Limitation of Excess Benefits in Paired Defined Contribution and Defined Benefit Plans. In any Limitation Year in which this Plan is a Paired Plan with a defined benefit plan maintained by the Employer, then either the Annual Addition credited under this Plan or the additional annual benefit accrued under the paired defined benefit plan, as elected in Item 21(b) of the Adoption Agreement, shall not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed one (1.0). Notwithstanding any other provision of the affected plan or its Adoption Agreement to the contrary, if the Annual Addition or benefit that would otherwise be accrued on the Participant's behalf during the Limitation Year under the affected plan would cause this limitation to be exceeded, then the accruals under the affected plan shall be reduced so that the sum of the fractions equals one (1.0).


                                      14-3

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

        Section 15.01 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Employer, the Plan Administrator (and the Committee, if appointed pursuant to Section 9.01 hereof), the Investment Manager, if any, and the Trustee shall be named Fiduciaries under the Plan, but only with respect to their respective specific responsibilities under the Plan.

        Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given it under the Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of any other Fiduciary as being proper under the Plan and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

        Each Fiduciary shall discharge its duties set forth in the Plan solely in the interests of the Participants, Retired or Separated Participants and their Beneficiaries and:

        (a)     for the exclusive purpose of:

                (1)     providing benefits to such persons; and

                (2)     defraying reasonable expenses of administering the Plan;

        (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        Section 15.02 Alienation or Assignment of Benefits. The right of any Participant, Separated or Retired Participant, or Beneficiary in any benefit or to any payment hereunder or to any segregated account shall not be anticipated, conveyed, assigned, mortgaged or encumbered either by voluntary or involuntary action or by operation of law, except as permitted herein; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process, except pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, or pursuant to a domestic relations order entered before January 1, 1985, under which payment of benefits under that order has commenced as of such date. Otherwise, such interest in this Plan shall be payable only in accordance with the provisions hereof; provided, however, that


                                      15-1
distributions pursuant to a qualified domestic relations order may be made without regard to the age or employment status of the Participant.

        Section 15.03 Headings. The headings and sub-headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

        Section 15.04 Construction of the Plan. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the state in which the Employer principally does business, except insofar as they have been superseded by the provisions of ERISA, and all contributions hereunder shall be deemed to have been made in that state. For purposes hereof, the Employer shall mean only the entity executing the Adoption Agreement as "Employer", but shall not mean any organization executing the Plan as an "Adopting Employer.

        In the construction of the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

        Section 15.05 Claims to Plan Benefits. Each Participant, Retired or Separated Participant, Beneficiary or any other person who shall claim the right to any payment or benefit under the Plan, shall look only to the Trust Fund for such payment or benefit and shall not have any right, claim or demand therefor against the Employer.

        Section 15.06 Legally Incompetent. If any Participant, Retired or Separated Participant, or Beneficiary is a minor, or is in the judgment of the Plan Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Plan Administrator may, unless and until claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct that such payment, or any part thereof, be made to such person or to such person's spouse, child, parent, brother or sister, or other person deemed by the Plan Administrator to be a proper person to receive such payment. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer, the Plan Administrator (and the Committee, if appointed pursuant to Section 9.01 hereof) and the Trustee of any liability under the Plan.

        Section 15.07 Non-Qualification Exclusion. The Employer which is the entity executing the Adoption Agreement as the "Employer" (but not any organization executing the Plan as an "Adopting Employer"), if required for evidence of qualification under Revenue Procedure 89-9, shall apply to the Internal Revenue Service for a determination of the qualification of its Plan and Trust under the provisions of Sections 401(a) and 501(a), respectively, of the Code within ninety (90) days after the date of adoption of the Plan by the Employer, or within ninety (90) days after the date of any amendment to the Plan, unless an extension of time for such filing is approved by the Trustee. Such application for a determination shall be made with due regard for the requirement that notice of such application be given to each person who qualifies as an interested party.

        If an Employer's Plan fails to meet the requirements for qualification, the Employer shall be precluded from including this prototype plan document as part of its Plan until such time as all requirements are


                                      15-2
met. If the Plan established by an Adopting Employer at any time fails to retain qualification, such Plan shall cease to participate as a prototype plan under Revenue Procedure 89-9. If the Employer's Plan fails to attain or retain qualification, such Plan shall be considered an individually designed plan. Funds held in Trust on behalf of the Employer shall be segregated, or otherwise disposed of, for the exclusive benefit of the Employer's Employees within sixty
(60) days after the date of determination of disqualification. Provided, however, that if the Employer which is the entity executing the Adoption Agreement as the "Employer" shall fail to receive an initial letter of qualification from the Internal Revenue Service, all contributions to the Plan by the Employer or any Adopting Employer shall be returned to such Employer pursuant to Section 12.05 hereof and the Trustee shall be discharged from all obligation thereunder.

        Section 15.08 Control of Trades or Businesses by Owner Employee. If this Plan provides contributions or benefits for one (1) or more Owner-Employees who control both the business for which this Plan is established and one (1) or more other trades or businesses, then this Plan and the plan established for other trades or businesses shall, when considered as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

        If the Plan provides contributions or benefits for one (1) or more Owner-Employees who control one (1) or more other trades or businesses, then the employees of the other trades or businesses shall be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

        If an individual is covered as an Owner-Employee under the plans of two
(2) or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions and benefits of the employees under the plan of the trades or businesses which are controlled shall be as favorable as those provided for the Owner-Employee under the most favorable plan of the trade or business which is not controlled.

        For purposes of the preceding paragraphs, an Owner-Employee, or two (2) or more Owner-Employees, shall be considered to control a trade or business if the Owner-Employee, or two (2) or more Owner-Employees together:

        (1) own the entire interest in an unincorporated trade or business, or

        (2) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

        For purposes of the preceding sentence, an Owner-Employee, or two (2) or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two (2) or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                      15-3

        IN WITNESS WHEREOF, Equitable Securities Corporation has caused this Prototype Defined Contribution Plan and Trust to be executed by its duly authorized representative on this 15th day of March, 1990.


                                        EQUITABLE SECURITIES CORPORATION

                                        By: /s/ H. Larimore Smith
                                            ---------------------------
                                        Title: Chief Financial Officer
                                               -------------------------

                                FIRST AMENDMENT
                                     TO THE
                   EQUITABLE SECURITIES CORPORATION PROTOTYPE
                      DEFINED CONTRIBUTION PLAN AND TRUST
                            BASIC PLAN DOCUMENT #01

        WHEREAS, Equitable Securities Corporation sponsors the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust in order to assist Employers in adopting a defined contribution plan and trust which is qualified under Section 401(a) and Section 501(a) of the Code, respectively; and

        WHEREAS, Equitable Securities Corporation desires to conform the Plan and Trust to the final regulations issued under the Tax Reform Act of 1986, and to make those amendments permitted by Revenue Procedure 92-41;

        NOW THEREFORE, effective on the dates described below, the plan is hereby amended as shown below. Except where indicated otherwise, the amendments below shall be effective on the first day of the Plan Year commencing in 1992.

        Section l.ll(a) is amended by deleting from the last sentence thereof the phrase, "other than determining the Average Deferral Percentage of Section
3.05 and the Average Contribution Percentage of Section 3.06,".

        Section l.ll(b) is amended by deleting from the first sentence of the second paragraph thereof the phrase, "other than determining the Average Deferral Percentage of Section 3.05 and the Average Contribution Percentage of
Section 3.06,".
                                       1

         Effective on the first day of the Plan Year commencing in 1993, Section
1.11 is amended by adding to the end thereof the following subsection (d):

         "(d) 'W-2 Earnings' shall mean wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed."

Section 1.30(a) is amended by adding to the end thereof the following:

         "Notwithstanding the above, (and notwithstanding anything to the contrary in the Adoption Agreement) at the election of the Plan Administrator, the election to make the calendar year calculation, as provided in Section 1.414(g)-lT, Q&A 14(b), of the Treasury Regulations, shall be made and shall apply for a Plan Year. In this case, the look-back year for the Plan Year shall be the calendar year ending with or within the applicable Plan Year, and the determination year shall be the period of time, if any, which extends beyond the look-back year and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the lag period is less than twelve (12) months long, then the dollar amounts applicable under (a)(l), (a)(2), and (a)(3) above shall be prorated based upon the number of months in the lag period."

        Section 1.73(a) is amended by deleting the words "Item 11" from the second paragraph and replacing them with the words "Item 17."

        Section 2.03 shall be amended by adding to the end thereof the following paragraph:

           "If the Plan uses Adoption Agreement #002 or #006 (savings plan), the participation of an Employee shall be subject to the requirement that the Employee make Employee Contributions if such requirement is elected in Item 9(a)(1) of the Adoption Agreement. If a Participant ceases to make required Employee Contributions, he shall be treated in the same manner as a Participant who has changed his classification of employment to an excluded classification as described in the preceding paragraph."

       Section 3.01(c)(2) is amended by adding to the end thereof the following paragraph (iii)

         "(iii) Waiver of Service Requirement. The Plan Administrator may elect to waive the requirement in this Section 3.01(c)(2) of a specified number of Hours of Service, or the requirement that a Participant be in Service on the Valuation Date, or both requirements, with respect to a group of Participants or Separated Participants for a Plan Year, if such waiver is necessary in order to satisfy the requirements of Section 410(b) of the Code for such Plan Year.

        The last paragraph of Section 3.01 is amended by deleting the phrase, "if only partners participate, shall be allowed if such election" and replacing it with the phrase, "if partners may participate, shall be allowed only if such election".

        Section 3.03(c) is amended, effective January 1, 1993, by adding the following paragraph immediately after the first paragraph:

             "If Rollover Contributions are permitted by Item 9 of the Adoption Agreement, the Plan shall permit a Participant to make a Rollover Contribution in the form of a direct trustee to trustee transfer, provided that: (1) the transferor plan is described in the preceding paragraph as a plan from which Rollover Contributions are accepted; (2) the direct transfer is made pursuant to the Participant's election; (3) the amount transferred is no greater than the amount that would be accepted as a Rollover Contribution in accordance with the preceding paragraph; and (4) the transferor plan is required by section 401(a)(31) of the Internal Revenue Code to permit the transfer. The amount contributed in accordance with this paragraph shall be allocated to the Participant's Rollover Account."

         The second paragraph of Section 3.04 is amended by adding to the end thereof the following:

         "In the event that the Participant's elective deferrals (within the meaning of Section 402(g)(3) of the Code) made under this Plan and all other plans maintained by the Employer (without taking into account any plan not maintained by the Employer) during any calendar year exceed the limitation contained in Section 402(g) of the Code in effect at the beginning of such calendar year, the Participant shall be deemed to have made the notification referred to in the preceding sentence with respect to such Excess Elective Deferrals

         (calculated without regard to any plan not maintained by the Employer). If the Participant has not actually made such notification, and if the Participant has made Elective Deferrals to more than one plan maintained by the Employer, the Employer shall select the plan to which the Excess Elective Deferrals shall be assigned."

         Section 3.04 is amended by adding to the end thereof the following paragraph:

             "Effective with the first Plan Year commencing in 1992, the amount in (ii) in the preceding paragraph shall be replaced with zero
         ($0) unless Item 8(j)(2) of the Adoption Agreement (as modified by the Supplemental Adoption Agreement, if any) is elected. The Plan Administrator may elect, for any Plan Year, to replace the amount in
         (i) in the preceding paragraph, with an amount computed using the method that is used by the Plan to allocate Income to Participants' Accounts, provided such method is reasonable, nondiscriminatory (within the meaning of Section 401(a)(4) of the Code) and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year."

         Section 3.05(a) is amended by adding to the end thereof the following:

         "For Plan Years commencing in 1992 and later, the Compensation used in determining the Average Deferral Percentage shall be limited to Compensation received by the Employee for the period in which he is a Participant, if this is the method elected in Item 7 of the Adoption Agreement (as modified by the Supplemental Adoption Agreement, if any). If this method has been elected with respect to Plan Years commencing before 1992, then this method shall automatically be elected for Plan Years commencing in 1992 and later, unless a contrary election is made."


        Section 3.05(c) is amended by deleting the last six words of the first paragraph ("the manner prescribed by the regulations") and replacing them with the following:

         "proportion to the contributions with respect to each family member that are included in the numerator of the ratio described in Section 3.05(a) in the definition of "Average Deferral Percentage."

         Section 3.05(d) is amended by adding to the end thereof the following paragraph:

             "Effective with the first Plan Year commencing in 1992, the amount in (2) above shall be replaced with zero ($0) unless Item 8(j)(2) of the Adoption Agreement (as modified by the Supplemental Adoption Agreement, if any) is elected. The Plan Administrator may elect, for any Plan Year, to replace the amount in (1) above with an amount computed using the method that is used by the Plan to allocate Income to Participants' Accounts, provided such method is reasonable, non-discriminatory (within the meaning of Section 401(a)(4) of the Code) and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year."

         Section 3.06(c)(3) is amended by adding to the end thereof the following:

         "For Plan Years commencing in 1992 and later, the Compensation used in determining the Average Contribution Percentage shall be limited to Compensation received by the Employee for the period in which he is a Participant, if this is the method elected in Item 7 of the Adoption Agreement (as modified by the Supplemental Adoption Agreement, if any). If this method has been elected with respect to Plan Years commencing before 1992, then this method shall automatically be elected for Plan Years commencing in 1992 and later, unless a contrary election is made."

        Section 3.06(d) is amended by deleting from the second sentence the phrase ("the manner prescribed by regulations") and replacing it with the following:

         "proportion to the Contribution Percentage Amount of each family member."


         Section 3.06(e) is amended by adding to the end thereof the following paragraph:

             "Effective with the first Plan Year commencing in 1992, the amount in (ii) in the preceding paragraph shall be replaced with zero ($0) unless Item 8(j)(2) of the Adoption Agreement (as modified by the Supplemental Adoption Agreement, if any) is elected. The Plan Administrator may elect, for any Plan Year, to replace the amount in
         (i) in the preceding paragraph, with an amount computed using the method that is used by the Plan to allocate Income to

         Participants' Accounts, provided such method is reasonable, non-discriminatory (within the meaning of Section 401(a)(4) of the Code) and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year."

         Section 4.01(b) is amended by adding to the end thereof the following:

         "No Matching Contribution shall be allocated with respect to any Employee Contribution or Elective Deferral Contribution that is returned or distributed to the Participant in accordance with Section
         3.04 (Limit on Elective Deferrals), Section 3.05 (ADP test), Section
         3.06 (ACP test) or Section 4.07 (Maximum Annual Additions). In the event that such a Matching Contribution is allocated to the Matching Account of a Participant, such Matching Contribution shall be forfeited as of the last day of the Plan Year in which it was allocated. Any Matching Contributions forfeited in accordance with the preceding sentence shall not be included in the ACP test in Section 3.06."

         Section 4.01(c)(1) is amended by adding to the end thereof the following paragraph (iii)

             "(iii) Waiver of Service Requirement. The Plan Administrator may
                  elect to waive the requirement in this Section 4.01(c)(1) of a specified number of Hours of Service, or the requirement that a Participant be in Service on the Valuation Date, or both requirements, with respect to a group of Participants or Separated Participants for a Plan Year, if such waiver is necessary in order to satisfy the requirements of Section 410(b) of the Code for such Plan Year.

         Effective on the first day of the Plan Year commencing in 1991, Section 4.07(a)(4) is deleted and replaced with the following provision:

             "(4) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of this Section 4.07, or other facts and circumstances that justify the availability of the rules set forth below, there is an Excess Amount, then such excess shall be disposed of as follows:

                    (i) Any Employee Contributions (whether voluntary or mandatory) shall be returned to the Participant, and any Elective Deferral Contributions shall be distributed to the Participant, to the extent such return or distribution would reduce the Excess Amount. The amounts returned or distributed shall include Income on such amounts determined in the same manner as Income is determined in
                  Section 3.04 (however, if such method of determining Income is not permitted by regulations, then Income shall be determined in a manner consistent with any applicable regulations). Any amount distributed or returned in accordance with this paragraph (i) shall not be included as an Elective Deferral Contribution or Employee Contribution for purposes of the ADP test in Section 3.05, the ACP test in Section 3.06, or the limit on Elective Deferrals in Section 3.04. The consent of the Participant or the Participant's Spouse shall not be required to make any return or distribution in accordance with this paragraph (i).

             (ii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, then any remaining Excess Amount in the Participant's Accounts shall be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

            (iii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, then the Excess Amount shall be held unallocated in a suspense account which shall be applied to reduce future Employer contributions (including any allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

             (iv) If a suspense account is in existence at any time during a
                  Limitation Year pursuant to this section, then it shall not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any employer contributions or any employee contributions may be made to the plan for that Limitation Year. For purposes of this paragraph (iv) Excess Amounts may not be distributed to Participants or former Participants."

         The second paragraph of Section 5.01(a)(2) is amended by adding to the end thereof the following:

             "The amount computed under clause (ii) above may, in the discretion of the Plan Administrator (applied in a uniform and non-discriminatory basis), include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution."

             Section 5.01(a)(2) is amended by replacing the first paragraph designated (i) (regarding medical expenses as an immediate and heavy financial need) with the following:

             "(i) Expenses incurred or necessary for medical care, described in
                  Section 213(d) of the Code, of the Participant or former Participant, his spouse, or his dependents (as defined in Section 152 of the Code);"

        Section 5.01(a)(2) is amended by replacing the first paragraph designated (iii) (regarding tuition as an immediate and heavy financial need) with the following:

           "(iii) Payment of tuition and related educational fees for the next twelve (12) months of post secondary education for the Participant or former Participant, his spouse, children or dependents;"

        Section 5.01(b) is amended by adding the following sentence after the first sentence of the last paragraph:

             "The Participant may withdraw any part of his Account attributable to direct transfers made to the Plan pursuant to Section 10.15 (Trustee to Trustee Transfers) by making a written application to the Plan Administrator at any time, subject to any restrictions on such withdrawals that are required to be carried over from the transferor plan."

        Effective January 1, 1993, Section 6.03 shall be amended by adding to the end thereof the following subsection (f):

             "(f) Direct Rollover. This subsection (f) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this subsection (f), a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  Definitions applicable to this subsection (f):

                 (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                  section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

             (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee."

        Section 9.05 is amended by deleting the words "Item 18" in the first sentence and replacing them with the words "Item 15."

        Section 10.02(1) is amended by adding to the end thereof the following:

             "Expenses that are paid by the Plan may be allocated to the accounts of the Participants and Separated Participants in a manner determined by the Plan Administrator that is equitable, uniform and non-discriminatory. If appropriate, such expenses shall reduce the amount of Income allocated on the next
             Valuation Date. Expenses
                                       9
             that relate solely to the account of one Participant or Separated Participant may be allocated to that person's account."

        Section 10.12 is amended by adding to the end thereof the following paragraph:

               "The Plan Administrator may designate the Plan to be an "ERISA
          Section 404(c) Plan. This designation shall be made by informing the Trustee that the Plan shall be an ERISA Section 404(c) Plan, and by complying in operation with Department of Labor Regulations
          Section 2550.404c-1. If the Plan Administrator makes this designation, then the Plan Fiduciaries shall have the protections provided by Section 404(c) of the ERISA, specifically that: (a) a Participant exercising control over the assets in his account shall not be deemed a fiduciary by reason of his exercise of such control; and (b) no person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which results from such exercise of control."

        Section 11.07 is amended by deleting the word "Participants" from the last paragraph and replacing it with the phrase "Participants and Separated Participants".

        Article 14 is amended by adding to the end thereof the following Section 14.09:

                  "Section 14.09 Paired Plans if Coverage and Eligibility
             Provisions are Not Identical. Notwithstanding any other provision of this Article 14, in any Plan Year (a) in which this Plan is a Paired Plan, (b) in which the this Plan and the other Paired Plan are Top Heavy Plans, and (c) in which the coverage and eligibility provisions of this Plan and the other Paired Plan are not identical, each Employee who is a Participant only in this Plan shall receive the applicable minimum nonintegrated allocation in this plan, and each Employee who participates only in the other Paired Plan shall receive the applicable minimum nonintegrated allocation or benefit in the other Paired Plan, and each Employee who is a Participant both in this Plan and in the other Paired Plan shall receive the applicable minimum nonintegrated allocation or benefit both in this Plan and in the other Paired Plan."

         IN WITNESS WHEREOF, Equitable Securities Corporation has caused this First Amendment to the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust to be executed by its duly authorized representative on this 21st day of September, 1993.

                                   EQUITABLE SECURITIES CORPORATION

                                   By:  /s/ H. Larimore Smith
                                        ----------------------------
                                  Title: Chief Financial Officer
                                        ----------------------------
                                       11

                                SECOND AMENDMENT

                                     TO THE

                        EQUITABLE SECURITIES CORPORATION
                      DEFINED CONTRIBUTION PLAN AND TRUST
                            BASIC PLAN DOCUMENT #01

        WHEREAS, Equitable Securities Corporation sponsors the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust (the "Plan") in order to assist Employers in adopting a defined contribution plan and trust which is qualified under Section 401(a) and Section 501(a) of the Code, respectively; and

        WHEREAS, Equitable Securities Corporation desires to conform the Plan to the requirements of the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993, and to make those amendments permitted by Revenue Procedure 93-47 and Revenue Procedure 94-13;

        NOW THEREFORE, effective on the dates described below, the Plan is hereby amended as shown below.

        1. Effective on the first day of the Plan Year commencing in 1994,
Section 1.11 is amended using the model amendment language from Revenue Procedure 94-13 by adding to the end thereof the following subsection (e):

         "(e) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

             For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

             If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."

         2. Effective January 1, 1993, Section 6.03 shall be amended using the model amendment language from Revenue Procedure 93-47 by adding a new paragraph to the end of subsection (c)(4) as follows:

             "If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution."

         IN WITNESS WHEREOF, Equitable Securities Corporation has caused this Second Amendment to the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust to be executed by its duly authorized representative on this 12th day of December, 1994.

                                        EQUITABLE SECURITIES CORPORATION

                                        By: /s/ H. Larimore Smith
                                            ---------------------------------

                                        Title: Chief Financial Officer
                                             --------------------------------

                                 THIRD AMENDMENT

                                     TO THE

                  EQUITABLE SECURITIES CORPORATION PROTOTYPE
                      DEFINED CONTRIBUTION PLAN AND TRUST
                            BASIC PLAN DOCUMENT #01

         WHEREAS, Equitable Securities Corporation sponsors the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust (the "Plan") in order to assist Employers in adopting a defined contribution plan and trust which is qualified under Section 401(a) and Section 501(a) of the Code, respectively; and

        WHEREAS, Equitable Securities Corporation desires to amend the Plan to incorporate the model amendment permitted by Revenue Procedure 96-55;

        NOW THEREFORE, effective on the first day of the first plan year beginning on or after December 12, 1994, or, if later, 90 days after December 12, 1994, Section 11.11 of the Plan is amended by adding the following model amendment language from Revenue Procedure 96-55 to the end thereof:

         "Notwithstanding any provisions of this plan to the contrary, to the extent that any optional form of benefit under this plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of ss414(1) of the Internal Revenue Code, to this plan from a money purchase pension plan qualified under ss401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions)."

        IN WITNESS WHEREOF, Equitable Securities Corporation has caused this Third Amendment to the Equitable Securities Corporation Prototype Defined Contribution Plan and Trust to be executed by its duly authorized representative on this 19th day of June, 1997.

                              EQUITABLE SECURITIES CORPORATION


                              By:  /s/ H. Larimore Smith
                                   ---------------------------

                              Title: Chief Financial Officer
                                   ---------------------------